UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Waste Management, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Date and Time:
Tuesday, May 9, 2023 at 11:00 a.m. Central Time
Place:*
Waste Management, Inc.
800 Capitol Street, Suite 3000
Houston, Texas 77002
Record Date:
March 14, 2023
Agenda for the Annual Meeting (or any adjournment or postponement thereof):
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To elect the nine nominees named in the attached proxy statement to our Board of Directors;

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To vote on a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

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To vote on a non-binding, advisory proposal to approve our executive compensation;

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To vote on a non-binding, advisory proposal regarding the frequency of future advisory votes on our executive compensation;

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To vote on a proposal to approve our 2023 Stock Incentive Plan; and

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To conduct other business that is properly raised at the meeting.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
This Notice of Annual Meeting and Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 are available at investors.wm.com.
You may submit your proxy via the Internet by following the instructions provided in the Notice or, if you received printed copies of the proxy materials, on your proxy card.

If you received printed copies of the materials in accordance with the instructions in the Notice, you also have the option to submit your proxy by telephone by calling the toll-free number listed on your proxy card. Telephone voting is available 24 hours per day until 11:59 p.m., Eastern Time, on May 8, 2023.

If you received printed copies of the proxy materials in accordance with the instructions in the Notice and would like to submit your proxy by mail, please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.

If your shares of Common Stock are held in street name, you will receive instructions from your broker, bank or nominee that you must follow in order to have your shares of Common Stock voted at the Annual Meeting.

Your vote is important. We urge all stockholders to vote and submit their proxies as soon as possible using one of the methods described above.
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We intend to hold our Annual Meeting in person. If for any reason it becomes not possible or advisable to hold the Annual Meeting as planned, we will announce alternative arrangements for the meeting, which may include holding the meeting solely by means of remote communication. As always, we encourage you to vote your shares prior to the Annual Meeting.

Courtney A. Tippy Corporate Secretary March 28, 2023

Enroll in Electronic Delivery Today. Help us save paper, time and money! If your shares are held in street name through a bank or broker, visit www.proxyvote.com or follow the instructions on the Notice, proxy card or voting instructions.
All stockholders may enroll at enroll.icsdelivery.com/wmi.

PROXY STATEMENT

GENERAL INFORMATION
Waste Management, Inc. is a holding company, and all operations are conducted by its subsidiaries. Our subsidiaries are operated and managed locally and focus on providing services in distinct geographic areas. Through our subsidiaries, we are North America’s leading provider of comprehensive environmental solutions, providing services throughout the United States (“U.S.”) and Canada. We partner with our residential, commercial, industrial and municipal customers and the communities we serve to manage and reduce waste at each stage from collection to disposal, while recovering valuable resources and creating clean, renewable energy.
Our Board of Directors is soliciting your proxy for the 2023 Annual Meeting of Stockholders and at any postponement or adjournment of the meeting. We are furnishing proxy materials to our stockholders primarily via the Internet. On March 28, 2023, we sent an electronic notice of how to access our proxy materials and our Annual Report to stockholders that have previously signed up to receive their proxy materials via the Internet. On March 28, 2023, we began mailing a Notice of Internet Availability of Proxy Materials to those stockholders that previously have not signed up for electronic delivery. The Notice contains instructions on how stockholders can access our proxy materials at investors.wm.com or request that a printed set of the proxy materials be sent to them.
Enroll in Electronic Delivery Today!   We encourage stockholders to elect to receive all future proxy materials electronically, which is free, fast, convenient, environmentally friendly and helps lower our printing and postage costs. If you are a beneficial owner, visit www.proxyvote.com or follow the instructions on your Notice, proxy card or voting instructions. All stockholders may also enroll at enroll.icsdelivery.com/wmi. Thank you for supporting our sustainability mission.
Record Date   March 14, 2023.
Quorum   The holders of a majority of the shares of common stock of Waste Management, Inc. (our “Common Stock”) outstanding on the record date must be present in person or by proxy.
Shares Outstanding   There were 406,767,204 shares of our Common Stock outstanding and entitled to vote as of March 14, 2023.
Attending the Meeting   Only stockholders, their proxy holders and our invited guests may attend the Annual Meeting. If you plan to attend, please bring identification. If you are a beneficial owner that holds shares in street name through a bank or broker, you must also bring your bank or broker statement showing your beneficial ownership of Waste Management, Inc. Common Stock in order to be admitted to the meeting. If you are planning to attend our Annual Meeting and require directions to the meeting, please contact our Corporate Secretary at 713-512-6200. The only items that we anticipate will be discussed at the Annual Meeting are the items set out in the Notice. We do not anticipate that there will be any presentations.
Potential Alternative Meeting Arrangements   We intend to hold our Annual Meeting in person. In the event that it becomes not possible or advisable to hold the Annual Meeting as planned, we will announce alternative arrangements for the meeting, which may include holding the meeting solely by means of remote communication. Any alternative arrangements for the meeting will be publicly announced in a press release available at investors.wm.com and filed with the SEC. As always, we encourage you to vote your shares prior to the Annual Meeting.
Submitting Your Proxy   You can submit your proxy by Internet, phone or mail. If you are a beneficial owner that holds shares in street name, you will receive instructions from your broker, bank or nominee that you must follow in order to have your shares of Common Stock voted at the Annual Meeting.
Voting and Asking Questions at the Meeting   Stockholders can vote and ask questions at the Annual Meeting relevant to the items to be voted on or the business of the Company. If you are a beneficial owner that holds shares in street name, you must bring a legal proxy from the record holder in order to vote your shares at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Please read the Notice of Annual Meeting of Stockholders and this Proxy Statement with care and follow the voting instructions to ensure that your shares are represented at the Annual Meeting.
Changing Your Vote   Stockholders of record may revoke their proxy at any time before we vote it at the meeting by submitting a later-dated proxy via the Internet, by telephone, by mail, by delivering instructions to our Corporate Secretary
   2023 Proxy Statement   |   1

GENERAL INFORMATION
before the Annual Meeting revoking the proxy or by voting during the Annual Meeting. Attendance at the Annual Meeting, by itself, will not revoke a proxy. If you hold shares through a bank or brokerage firm, you may revoke any prior voting instructions by contacting that firm.
Votes Required to Adopt Proposals   Each share of our Common Stock outstanding on the record date is entitled to one vote on each of the nine director nominees and one vote on each other matter. To be elected, a director must receive a majority of the votes cast with respect to that director’s election at the meeting. This means that the number of shares voted “for” a director must exceed 50% of the votes cast with respect to that director. Each of the other proposals requires the favorable vote of the holders of a majority of the outstanding shares of Common Stock present, either by proxy or in person, and entitled to vote on the matter.
Effect of Abstentions and Broker Non-Votes   Abstentions will have no effect on the election of directors. For each of the other proposals, abstentions will have the same effect as a vote against these matters because they are considered present and entitled to vote on the matters.
If your shares are held by a broker, you may submit your voting instructions to the broker as to how you want your shares to be voted. If you give the broker instructions, your shares must be voted as you direct. If you do not give voting instructions for the proposal to ratify selection of the Company’s independent registered public accounting firm, the broker may vote your shares at its discretion. However, with respect to the election of directors and all other proposals, the broker cannot vote your shares without instructions from you; when this happens, it is called a “broker non-vote.” Broker non-votes are counted in determining the presence of a quorum at the meeting, but they have no effect on the outcome of the vote on the election of directors or item 3, item 4 or item 5 below.
Voting Instructions   You may receive more than one proxy card depending on how you hold your shares. If you hold shares through a broker, your ability to submit your voting instructions by phone or over the Internet depends on your broker’s voting process. You should complete and return each proxy or other voting instruction request provided to you. If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit your proxy but do not give voting instructions, we will vote your shares in accordance with the recommendation of the Board on each of the items as set forth below. If you give us your proxy, your shares will be voted at the discretion of the proxy holders on any other matters that may properly come before the meeting.
Item	Matter	Board Vote Recommendation
1	Election of Director Nominees set forth in this Proxy Statement	FOR each director nominee
2	Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year 2023	FOR
3	Approve the Company’s Executive Compensation	FOR
4	Recommended Frequency of Future Advisory Votes on Executive Compensation	EVERY YEAR
5	Approve the Company’s 2023 Stock Incentive Plan	FOR
Stockholder Proposals and Nominees for the 2024 Annual Meeting   The Company will not consider any proposal or nomination that is not timely or otherwise does not meet the Company’s By-law and Securities and Exchange Commission (“SEC”) requirements for submitting a proposal or nomination. We also ask that you email a courtesy copy of any notice to GCLegal@wm.com. A copy of our By-laws may be obtained free of charge by writing to our Corporate Secretary at 800 Capitol Street, Suite 3000, Houston, Texas 77002 and is available in the “ESG — Corporate Governance” section of investors.wm.com.
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GENERAL INFORMATION
Stockholder Proposals: Eligible stockholders who wish to submit a proposal for inclusion in the proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for our 2024 Annual Meeting must submit their proposal to our Corporate Secretary at Waste Management, Inc., 800 Capitol Street, Suite 3000, Houston, Texas 77002 for receipt on or before November 29, 2023. The proponent and the proposal must comply with the requirements set forth in the federal securities laws, including Rule 14a-8 of the Exchange Act, in order to be included in the Company’s proxy statement and proxy card for the 2024 Annual Meeting.
Advance Notice Proposals and Nominations: In addition, the Company’s By-laws establish advance notice procedures that must be complied with for stockholders to bring proposals that are not included in the Company’s proxy materials and nominations of persons for election as directors (other than pursuant to our proxy access By-law discussed below) before an annual meeting of stockholders. In accordance with our By-laws, for a proposal or nominee not included in our proxy materials to be properly brought before the 2024 Annual Meeting, a stockholder’s notice must be delivered to our Corporate Secretary at Waste Management, Inc., 800 Capitol Street, Suite 3000, Houston, Texas 77002 no earlier than December 11, 2023 and no later than January 10, 2024 and must contain the information specified in the Company’s By-laws. In addition to satisfying the foregoing advance notice requirements under our By-laws, to comply with the universal proxy rules under the Exchange Act, a stockholder who intends to solicit proxies in support of director nominees other than Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than January 10, 2024, and must also comply with all other requirements of Rule 14a-19 under the Exchange Act. The Company will disregard any proxies solicited for a stockholder’s director nominee(s) if such stockholder fails to comply with such requirements.
Proxy Access Nominations: The Company’s By-laws permit a stockholder or group of up to 20 stockholders owning 3% or more of the Company’s outstanding Common Stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of 20% of the Board of Directors or two individuals, provided the stockholder(s) and the nominee(s) satisfy the requirements specified in the Company’s By-laws. Notice of proxy access director nominees must be delivered to our Corporate Secretary at Waste Management, Inc., 800 Capitol Street, Suite 3000, Houston, Texas 77002 no earlier than October 30, 2023, and no later than November 29, 2023, together with other information required by the Company’s By-laws.
Expenses of Solicitation   We pay the cost of preparing, assembling and mailing this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited personally, by Internet or telephone, or by Waste Management officers and employees of the Company’s subsidiaries without additional compensation. We pay all costs of solicitation, including certain expenses of brokers and nominees who mail proxy materials to their customers or principals. Also, Innisfree M&A Incorporated has been hired to help in the solicitation of proxies for the 2023 Annual Meeting for a fee of $17,500 plus associated costs and expenses.
Annual Report   A copy of our Annual Report on Form 10-K for the year ended December 31, 2022, which includes our financial statements for fiscal year 2022, is included with this Proxy Statement. The Annual Report on Form 10-K is not incorporated by reference into this Proxy Statement or deemed to be a part of the materials for the solicitation of proxies.
Householding Information   We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Proxy Statement and Annual Report unless we are notified that one or more of these individuals wishes to receive separate copies. This procedure helps reduce our printing costs and postage fees.
If you wish to receive a separate copy of this Proxy Statement and Annual Report, please contact: Waste Management, Inc., Corporate Secretary, 800 Capitol Street, Suite 3000, Houston, Texas 77002, telephone 713-512-6200.
If you do not wish to participate in householding in the future and prefer to receive separate copies of the proxy materials, please contact: Broadridge Financial Solutions, Attention Householding Department, 51 Mercedes Way, Edgewood, NY 11717, telephone 1-866-540-7095. If you are currently receiving multiple copies of proxy materials and wish to receive only one copy for your household, please contact Broadridge.
   2023 Proxy Statement   |   3

BOARD OF DIRECTORS
Our Board of Directors currently has ten members. Each member of our Board is elected annually. Mr. Thomas H. Weidemeyer has reached the retirement age set forth in the Company’s Corporate Governance Guidelines; therefore, he is not standing for re-election and his term as a director of the Company will expire at the 2023 Annual Meeting. The Board of Directors intends to reduce the size of the Board to nine members effective as of the expiration of Mr. Weidemeyer’s term at the 2023 Annual Meeting.
Nominees for Director
				Committee
Name	Age	Tenure	Independent	Audit	Management Development & Compensation	Nominating & Governance
Bruce E. Chinn	66	2023 – Present
James C. Fish, Jr.	60	2016 – Present
Andrés R. Gluski	65	2015 – Present
Victoria M. Holt	65	2013 – Present
Kathleen M. Mazzarella	63	2015 – Present
Sean E. Menke	54	2021 – Present
William B. Plummer	64	2019 – Present
John C. Pope	73	1997 – Present
Maryrose T. Sylvester	57	2021 – Present
Chair          Member
Leadership Structure
Mr. Weidemeyer has served as our Non-Executive Chairman of the Board since May 2018, presiding over all meetings of the Board, including executive sessions that only non-employee directors attend. The Non-Executive Chairman also serves on all three Board committees. In March 2023, the Board elected Ms. Kathleen M. Mazzarella to serve as Non-Executive Chairman of the Board, effective upon Mr. Weidemeyer’s retirement from the Board at the 2023 Annual Meeting, due to her extensive leadership experience, expertise in Board governance, and deep understanding of our Company and our strategic vision. Stockholders and interested parties wishing to communicate with the Board or the non-employee directors should address their communications to Non-Executive Chairman of the Board, c/o Waste Management, Inc., P.O. Box 53569, Houston, Texas 77052-3569.
We separated the roles of Chairman of the Board and Chief Executive Officer at our Company in 2004. We believe that having a Non-Executive Chairman of the Board is in the best interests of the Company and stockholders, due in part to the ever-increasing demands made on boards of directors under federal securities laws, national stock exchange rules and other federal and state regulations. The separation of the positions allows our Chairman of the Board to focus on management of Board matters and allows our Chief Executive Officer to focus his attention on managing our business. Additionally, we believe the separation of those roles contributes to the independence of the Board in its oversight role and in assessing the Chief Executive Officer and management generally. At this time, we do not contemplate a situation in which our Company would not have a Non-Executive Chairman of the Board.
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BOARD OF DIRECTORS
Independence of Board Members
The Board of Directors has determined that each of the following eight non-employee director nominees are independent in accordance with the New York Stock Exchange listing standards: Bruce E. Chinn, Andrés R. Gluski, Victoria M. Holt, Kathleen M. Mazzarella, Sean E. Menke, William B. Plummer, John C. Pope and Maryrose T. Sylvester. James C. Fish, Jr., our President and Chief Executive Officer, is also a director of the Company. As an employee of the Company, Mr. Fish is not an “independent” director.
To assist the Board in determining independence, the Board of Directors adopted categorical standards of director independence, which meet or exceed the requirements of the New York Stock Exchange. These standards specify certain relationships that are prohibited in order for the non-employee director to be deemed independent. The categorical standards our Board uses in determining independence are included in our Corporate Governance Guidelines, which can be found by accessing the “ESG — Corporate Governance” section of investors.wm.com. In addition to these categorical standards, our Board makes a subjective determination of independence considering relevant facts and circumstances.
The Board reviewed all commercial and non-profit affiliations of each non-employee director and the dollar amount of all transactions between the Company and each entity with which a non-employee director is affiliated to determine independence. These transactions consisted of the Company, through its subsidiaries, providing waste management services in the ordinary course of business and the Company’s subsidiaries purchasing goods and services in the ordinary course of business and included commercial dealings with Graybar Electric Company, Inc., Sabre Corporation, The AES Corporation and Chevron Phillips Chemical Company LLC. Ms. Mazzarella, Mr. Menke, Mr. Gluski and Mr. Chinn, respectively, serve as chief executive officer of these entities. The Board concluded there are no transactions between the Company and any entity with which a non-employee director is affiliated that are prohibited by our categorical standards of independence or give rise to a material direct or indirect interest for that non-employee director. Accordingly, the Board has determined that each non-employee director candidate meets the categorical standards of independence and that there are no relationships that would affect independence.
Meetings and Board Committees
Last year the Board held seven regular meetings and one special meeting, and each committee of the Board met independently as set forth below. Each director attended at least 75% of the meetings of the Board and the committees on which he or she served. In addition, all directors attended the 2022 Annual Meeting of Stockholders. We do not have a formal policy, but it has been longstanding practice that all directors attend the annual meeting of stockholders unless there are unavoidable schedule conflicts or unforeseen circumstances.
The Board appoints committees to help carry out its duties. Committee members take on greater responsibility for key issues. All members of the Board are invited to attend, and do generally attend, all committee meetings. The committees review meeting results and recommendations with the full Board. The Board has three separate standing committees: the Audit Committee; the Management Development and Compensation Committee (the “MD&C Committee”); and the Nominating and Governance Committee. Additionally, the Board has the power to appoint additional committees, as it deems necessary.
Role in Risk Oversight
Our executive officers have primary responsibility for risk management within our Company. Our Board of Directors oversees risk management to ensure that the processes designed, implemented and maintained by our executives are functioning as intended and adapted when necessary to respond to changes in our Company’s strategy as well as emerging risks. The primary means by which our Board oversees our risk management processes is through its regular communications with management and by regularly reviewing our enterprise risk management, or ERM, framework. We believe that our leadership team’s engagement and communication methods are supportive of comprehensive risk management practices and that our Board’s involvement is appropriate to ensure effective oversight.
Our ERM process is supported by regular inquiries of our Company’s Senior Leadership Team, and additional members of management and operations leadership across the enterprise, as to the risks, including emerging risks, that may affect the execution of our business performance or strategic priorities on a short-term, intermediate or long-term basis. We also consult with a range of outside advisors and experts throughout the year, depending on the subject matter of the risk being evaluated. We believe that use of outside advisors and experts complement our ERM process by ensuring our
   2023 Proxy Statement   |   5

BOARD OF DIRECTORS
efforts are comprehensive and balanced. Our ERM process is periodically reviewed and discussed with our Chief Compliance and Ethics Officer and our Vice President of Internal Audit and Controls to enhance alignment with our disclosure controls and procedures. Additionally, our Compliance and Ethics department conducts periodic risk assessments for a range of ongoing risks that are monitored. If those risks rise to certain materiality or frequency thresholds, they receive further analysis and review through the ERM base evaluation and priority risk evaluation processes.
For the most significant or immediate risks, the ERM process is designed to generate actionable insights that are actively discussed and reviewed with the Senior Leadership Team and our Board. Risks and opportunities are assessed and then prioritized using internal evaluations of financial impact, likelihood and potential timing of occurrence, outlook for changes in the nature or extent of risk exposure and a self-assessment of the Company’s confidence in existing risk mitigation efforts. The Senior Leadership Team reviews the outcomes of the risk assessments, focusing largely on the estimated scope of impacts, as well as the adequacy of current support by internal staff, the sufficiency of financial support for mitigation measures needed to manage and reduce risk, and the sufficiency of any third-party expertise that may be necessary to supplement internal resources. All significant risks have a standardized scorecard that includes forward-looking action plans with measurable indicators and progress updates on action plans from previous assessments.
At quarterly Audit Committee meetings, management provides an ERM report and regularly provides an in-depth update on specific risk topics. Additionally, risks related to our strategy, operations and financial results are also addressed in our Board meetings. Our President and Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Legal Officer, Chief Human Resources and Diversity & Inclusion Officer and Chief Sustainability Officer report to our Board and Audit Committee at these meetings, and other members of management periodically attend and present information, including those responsible for our Internal Audit and Controls, Environmental Audit, Ethics and Compliance, Human Resources, Government Affairs, Digital, Insurance, Safety, Finance and Accounting functions. These presentations allow our directors to have direct communication with management and assess management’s evaluation and administration of the Company’s risk profile through our ERM process. Examples of key areas of assessment addressed by our ERM process and overseen by our Audit Committee and Board include the following: emissions and climate impact; industry disruption; revenue management; legal and regulatory; capital allocation; supply chain management; service to customers; cost discipline; physical infrastructure; brand management; environmental, health & safety; human capital; information security and privacy; technology and currency, interest rate and commodity risk management. Additionally, in accordance with New York Stock Exchange requirements, the Audit Committee is responsible for discussing our major financial risk exposures, steps management has taken to monitor and control such exposures and the Company’s process for risk assessment and management, and quarterly reports are made to the Audit Committee on financial and compliance risks.
Management is encouraged to communicate with our directors with respect to any issues or developments that may require consideration between regularly scheduled Board meetings, and members of management are regularly in direct contact with our Non-Executive Chairman of the Board and our committee chairs. Our Non-Executive Chairman of the Board also facilitates communications with our Board of Directors as a whole and is integral in initiating the discussions among the independent directors necessary to ensure management is adequately evaluating and overseeing risks to our Company.
Oversight of ESG Risk and Performance
As North America’s leading provider of comprehensive environmental services, sustainability and environmental stewardship is embedded in all that we do. We have enabled a people-first, technology-led focus to drive our mission to maximize resource value, while minimizing environmental impact, and deliver on our brand promise ALWAYS WORKING FOR A SUSTAINABLE TOMORROW®. As a result, it would not be effective, or possible, to assign responsibility for oversight of our environmental, social and governance (“ESG”) risk and performance to any one committee of our Board of Directors. Rather, various aspects of ESG, which are already organically a part of our Board and committees’ oversight of our performance, risk management and strategic vision, are addressed in different committees and with our full Board of Directors, as appropriate depending on the subject matter. Additionally, the Company’s Chief Sustainability Officer presents a quarterly ESG dashboard to the entire Board to highlight critical focus areas and track progress toward ESG goals, including our climate impact target.
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BOARD OF DIRECTORS
Our Board has a dedicated annual strategic planning session with our Senior Leadership Team and receives focused strategic updates quarterly. Given the nature of our business, those sessions will address topics such as our people, sustainable operations, waste diversion, recycling business improvements, sustainability growth investments, potentially disruptive technologies and environmental impacts, risks and opportunities. In 2022, the Board received several dedicated updates regarding ESG topics, including our sustainability growth strategy, and the Board receives regular updates from our Chief Human Resources and Diversity & Inclusion Officer with respect to our people-first strategy, including workforce evolution, labor market constraints and employee retention. Additionally, reflective of the importance of diversity, equity and inclusion and safety to our organization, the full Board of Directors receives annual in-depth reports on leadership, workforce and supplier diversity, as well as quarterly safety performance updates and a detailed annual health and safety report. The Board also received presentations from external experts in the areas of stockholder activism and trends and the framework for Board oversight of ESG. Through these reports and our ESG dashboard, our Board directly oversees our ESG performance and progress toward ESG goals.
The Company previously announced that, in response to the civil rights audit stockholder proposal that was approved at the 2022 Annual Meeting of Stockholders, it has engaged a team led by former U.S. Attorney General Loretta Lynch, now a partner at Paul, Weiss, Rifkind, Wharton & Garrison, to perform an independent assessment of the impact of the Company’s policies and practices on the civil rights of Company stakeholders, and to provide recommendations for further improvement. The assessment will include a broad review and analysis in the areas of environmental justice and diversity, equity and inclusion of employees and suppliers, with input from internal and external stakeholders, and the Company expects to publish results of the assessment before its 2024 Annual Meeting of Stockholders. Our Board has received several updates from our senior executives, including our Chief Legal Officer, Chief Human Resources and Diversity & Inclusion Officer and Chief Sustainability Officer, on the structure and progress of the assessment.
Also in 2022, the Company completed the assessment discussed in last year’s proxy statement of the Company’s ESG goals and progress against them and consideration of new goals. The Chief Sustainability Officer presented to the Board proposed new 2030 ESG goals and implementation plans, including the decarbonization plan for meeting a science-based climate target. She also discussed with the Board the strong linkage between such ESG goals and the Company’s growth strategy, inclusive of the planned expansion of the Company’s recycling and renewable energy businesses. Our 2022 Sustainability Report provides details on our overall ESG performance and outlines the new 2030 goals that were finalized after discussion with our Board.
Our Audit Committee also plays a significant role in oversight of ESG risk and performance. As discussed above, our Audit Committee receives regular ERM updates with in-depth discussion on specific risk topics. At least annually, one of the in-depth discussions will look at an aspect of ESG risk. Additionally, the Audit Committee receives quarterly reports on our compliance programs, including ethics and environmental and safety audit, with an annual in-depth review of our compliance programs with risk assessments. During 2022, our Audit Committee received several updates on proposed regulatory disclosure requirements related to climate and cybersecurity and the Company’s preparations. Our Audit Committee also has responsibility for oversight of information and cybersecurity and assessment of cyber threats and defenses. Our Audit Committee receives reports from our most senior executives in the Digital organization, and the Company’s executive officers, at least twice a year. Topics historically covered in such reports include third-party evaluation of our technology infrastructure and information security against the industry-standard NIST (National Institute of Standards and Technology) cybersecurity framework; risk mitigation through the Company’s enterprise-wide cybersecurity training, including our Board of Directors, conducted at least annually, regular simulated phishing tests and third-party penetration testing; review of the Company’s cyber incident insurance coverage and external cyber incident resources; review of the Company’s incident response plan and consideration of applicable laws and regulations, including those related to privacy.
Our MD&C Committee has primary oversight of human capital management, including review of employee health, welfare and benefit programs and compensation plan risk assessment. The MD&C Committee is also responsible for executive compensation incentive plan design and the incorporation and measurement of the 2023 annual cash incentive program ESG scorecard performance modifier discussed in our Compensation Discussion and Analysis below. The Committee also engages in quarterly sessions with our President and Chief Executive Officer and our Chief Human Resources and Diversity & Inclusion Officer regarding talent development and succession planning at several levels of our organization. A critical component of these talent development and succession planning efforts is the recognition that diversity, equity and inclusion are fundamental Company values. Recognizing the importance of diversity, our Human Resources programs overseen by our MD&C Committee embrace and cultivate respect, trust, open communication and diversity of thought and people.
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BOARD OF DIRECTORS
Strong and effective corporate governance is established and overseen by our Nominating & Governance Committee. The Committee leads the process for annual Board, committee and director evaluations and is responsible for review and recommendation of Board and committee composition and leadership. In connection with performing this vital function, the Nominating & Governance Committee reviews the skills, expertise and qualifications of our existing directors, as well as potential external candidates, and considers matters such as inclusion and diversity, tenure and Board refreshment. These efforts deliver on the Nominating & Governance Committee’s purpose to identify and nominate the best possible candidates to guide and support the Company’s strategy and its commitment to serve and care for our customers, the environment, the communities in which we work and our stockholders. Please see the discussion of the Nominating and Governance Committee below for more information on this robust process.
For additional information about the topics discussed above, including ESG goals, metrics and progress, we encourage stockholders to review our 2022 Sustainability Report at sustainability.wm.com. Our 2022 Sustainability Report does not constitute a part of, and is not incorporated by reference into, this Proxy Statement or any report we file with (or furnish to) the SEC.
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BOARD OF DIRECTORS
THE AUDIT COMMITTEE Members:Number of Meetings Held in 2022: 9
William B. Plummer, Chairman Bruce E. Chinn Andrés R. Gluski	Victoria M. Holt Sean E. Menke Thomas H. Weidemeyer

Mr. Plummer has been the Chairman of our Audit Committee since May 2020. Mr. Chinn was appointed to the Audit Committee effective February 10, 2023, after the filing of our Annual Report on Form 10-K. Each member of our Audit Committee satisfies the additional New York Stock Exchange independence standards for audit committees set forth in Section 10A of the Exchange Act. Our Board of Directors has determined that Audit Committee Chairman Mr. Plummer, Mr. Chinn, Mr. Gluski, Ms. Holt and Mr. Menke are audit committee financial experts as defined by the SEC based on a thorough review of their education and financial and public company experience. Additional information regarding our directors’ expertise and qualifications is available under “Election of Directors” below.

Key Functions

The Audit Committee’s duties are set forth in a written charter that was approved by the Board of Directors. A copy of the charter can be found by accessing the “ESG — Corporate Governance” section of investors.wm.com. The Audit Committee generally is responsible for overseeing all matters relating to our financial statements and reporting, independent auditors and internal audit function. As part of its function, the Audit Committee reports the results of all of its reviews to the full Board. In fulfilling its duties, the Audit Committee, has the following responsibilities:

Administrative Responsibilities
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Report to the Board, at least annually, all public company audit committee memberships by members of the Audit Committee;

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Perform an annual review of its performance relative to its charter and report the results of its evaluation to the full Board; and

•
Adopt an orientation program for new Audit Committee members.

Financial Statements
•
Review financial statements and Forms 10-K and 10-Q with management and the independent auditor;

•
Review all earnings press releases and discuss with management the type of earnings guidance that we provide to analysts and rating agencies;

•
Discuss with the independent auditor any material changes to our accounting principles and matters required to be communicated by Public Company Accounting Oversight Board (United States) Auditing Standard No. 1301 Communications with Audit Committees;

•
Review our financial reporting, accounting and auditing practices with management, the independent auditor and our internal auditors;

•
Review management’s and the independent auditor’s assessment of the adequacy and effectiveness of internal controls over financial reporting; and

•
Review executive officer certifications related to our reports and filings.

Independent Auditor
•
Engage an independent auditor, determine the auditor’s compensation and replace the auditor if necessary;

•
Review the independence of the independent auditor and establish our policies for hiring current or former employees of the independent auditor;

•
Evaluate the lead partner of our independent audit team and review a report, at least annually, describing the independent auditor’s internal control procedures; and

•
Pre-approve all services, including non-audit engagements, provided by the independent auditor.

Internal Audit
•
Review the plans, staffing, reports and activities of the internal auditors; and

•
Review and establish procedures for receiving, retaining and handling complaints, including anonymous complaints by our employees, regarding accounting, internal controls and auditing matters.

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BOARD OF DIRECTORS
AUDIT COMMITTEE REPORT

The role of the Audit Committee is, among other things, to oversee the Company’s financial reporting process on behalf of the Board of Directors, to recommend to the Board whether the Company’s financial statements should be included in the Company’s Annual Report on Form 10-K and to select the independent auditor for ratification by stockholders. Company management is responsible for the Company’s financial statements as well as for its financial reporting process, accounting principles and internal controls. The Company’s independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.
The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2022 with management and the independent registered public accounting firm, and has taken the following steps in making its recommendation that the Company’s financial statements be included in its Annual Report on Form 10-K.
•
First, the Audit Committee discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm for fiscal year 2022, those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) and the SEC, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

•
Second, the Audit Committee discussed with Ernst & Young LLP its independence and received from Ernst & Young LLP a letter concerning independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure helped the Audit Committee in evaluating such independence. The Audit Committee also considered whether the provision of other non-audit services to the Company is compatible with the auditor’s independence.

•
Third, the Audit Committee met periodically with members of management, the internal auditors and Ernst & Young LLP to review and discuss internal controls over financial reporting. Further, the Audit Committee reviewed and discussed management’s report on internal control over financial reporting as of December 31, 2022, as well as Ernst & Young LLP’s report regarding the effectiveness of internal control over financial reporting.

•
Finally, the Audit Committee reviewed and discussed, with the Company’s management and Ernst & Young LLP, the Company’s audited consolidated balance sheet as of December 31, 2022, and consolidated statements of operations, comprehensive income, cash flows and changes in equity for the fiscal year ended December 31, 2022, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosure.

The Committee has also discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans of their respective audits. The Committee meets periodically with both the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls over financial reporting.
The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by Company management and by the independent registered public accounting firm.
Based on the reviews and discussions explained above (and without other independent verification), the Audit Committee recommended to the Board (and the Board approved) that the Company’s financial statements be included in its Annual Report on Form 10-K for its fiscal year ended December 31, 2022. The Committee has also approved the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2023.
The Audit Committee of the Board of Directors
William B. Plummer, Chairman
Andrés R. Gluski
Victoria M. Holt
Sean E. Menke
Thomas H. Weidemeyer

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BOARD OF DIRECTORS
THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE Members:Number of Meetings Held in 2022: 5
Andrés R. Gluski, Chairman Kathleen M. Mazzarella William B. Plummer	John C. Pope Maryrose T. Sylvester Thomas H. Weidemeyer

Mr. Gluski has served as the Chairman of our MD&C Committee since May 2021. Each member of our MD&C Committee is independent in accordance with the rules and regulations of the New York Stock Exchange.

Key Functions
Our MD&C Committee is responsible for overseeing our executive officer compensation, as well as developing the Company’s compensation philosophy generally. The MD&C Committee’s written charter, which was approved by the Board of Directors, can be found by accessing the “ESG — Corporate Governance” section of investors.wm.com. In fulfilling its duties, the MD&C Committee has the following responsibilities:
•
Review and establish policies governing the compensation and benefits of our executive officers;

•
Approve the compensation of our executive officers and set the bonus plan goals for those individuals;

•
Conduct an annual evaluation of our Chief Executive Officer by all independent directors and set his compensation;

•
Oversee the administration of our equity-based incentive plans;

•
Review the results of the stockholder advisory vote on executive compensation and consider any implications of such voting results on the Company’s compensation programs;

•
Recommend to the full Board new Company compensation and benefit plans or changes to our existing plans;

•
Evaluate and recommend to the Board the compensation paid to our non-employee directors;

•
Review the independence of the MD&C Committee’s compensation consultant annually; and

•
Perform an annual review of its performance relative to its charter and report the results of its evaluation to the full Board.

In overseeing compensation matters, the MD&C Committee may delegate authority for day-to-day administration and interpretation of the Company’s plans, including selection of participants, determination of award levels within plan parameters, and approval of award documents, to Company employees. However, the MD&C Committee may not delegate any authority to Company employees under those plans for matters affecting the compensation and benefits of the executive officers.

COMPENSATION COMMITTEE REPORT
The MD&C Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on their review and discussions, the MD&C Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

The Management Development and Compensation Committee of the Board of Directors
Andrés R. Gluski, Chairman Kathleen M. Mazzarella William B. Plummer John C. Pope Maryrose T. Sylvester Thomas H. Weidemeyer
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BOARD OF DIRECTORS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2022, Ms. Mazzarella, Ms. Sylvester and Messrs. Gluski, Plummer, Pope and Weidemeyer served on the MD&C Committee. No member of the MD&C Committee was an officer or employee of the Company during 2022; no member of the MD&C Committee is a former officer of the Company; and during 2022, none of our executive officers served as a member of a board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board of Directors or MD&C Committee.

THE NOMINATING AND GOVERNANCE COMMITTEE
Members:	Number of Meetings Held in 2022: 5
Kathleen M. Mazzarella, Chairman Victoria M. Holt	John C. Pope Thomas H. Weidemeyer

Ms. Mazzarella was named Chairman of our Nominating and Governance Committee in May 2018. Each member of our Nominating and Governance Committee is independent in accordance with the rules and regulations of the New York Stock Exchange.

Key Functions
The Nominating and Governance Committee has a written charter that has been approved by the Board of Directors and can be found by accessing the “ESG — Corporate Governance” section of investors.wm.com. It is the duty of the Nominating and Governance Committee to oversee matters regarding corporate governance. In fulfilling its duties, the Nominating and Governance Committee has the following responsibilities:
•
Review and recommend the composition of our Board, including the nature and duties of each of our committees, in accordance with our Corporate Governance Guidelines;

•
Evaluate the charters of each of the committees and recommend directors to serve as committee chairs;

•
Review individual director’s performance in consultation with the Chairman of the Board and review the overall effectiveness of the Board;

•
Recommend retirement policies for the Board, the terms for directors and the proper ratio of employee directors to outside directors;

•
Perform an annual review of its performance relative to its charter and report the results of its evaluation to the full Board;

•
Review stockholder proposals received for inclusion in the Company’s proxy statement and recommend action to be taken with regard to the proposals to the Board; and

•
Identify and recommend to the Board candidates to fill director vacancies.

The Nominating and Governance Committee is continually engaged in reviewing the skills, expertise and qualifications of our existing directors, as well as potential external candidates, to identify and nominate the best possible candidates to guide and support the Company’s strategy and its commitment to serve and care for our customers, the environment, the communities in which we work and our stockholders. This is a process that the Nominating and Governance Committee believes should continue to involve significant subjective judgments.
With the assistance of an external consultant, the Nominating and Governance Committee identified Mr. Bruce E. Chinn as a potential director candidate. Following a robust consideration process summarized below and recommendation by the Nominating and Governance Committee, the Board increased its size to ten members and elected Mr. Chinn to serve as a member of our Board, effective February 10, 2023. The Nominating and Governance Committee also recommended, and the Board approved, appointment of Mr. Chinn to the Audit Committee. Mr. Chinn is a nominee for re-election at the Annual Meeting.

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BOARD OF DIRECTORS

The Nominating and Governance Committee considers current and future needs of the Board as a whole and reviews a matrix of experience, skills and expertise to inform nominee criteria. The Committee recommends individuals as nominees based on an evaluation of all factors deemed relevant, including personal and professional integrity and sound judgment, business and professional skills and experience, independence, possible conflicts of interest, diversity and the potential for effectiveness, in conjunction with the other directors, to serve the long-term interests of the stockholders. The Committee seeks diversity of background, thoughts and opinions on the Board obtained through, among other factors, diversity in business experience, professional expertise, gender and racial / ethnic background. The Nominating and Governance Committee has considered the gender and racial / ethnic composition of our Board, including the presence of three women, Mr. Plummer’s and Mr. Chinn’s self-identification as African American / Black and Mr. Gluski’s self-identification as Hispanic, and believes these factors, among numerous others, contribute to a valuable diversity of background, thoughts and opinions on our Board.

When nominating or re-nominating individuals to serve as directors of the Company, the Nominating and Governance Committee also considers prior contributions to the Board, evaluation feedback, tenure and age of the Board as a whole and tenure and age of the individual. The Nominating and Governance Committee takes into account the nature and extent of the directors’ other commitments when determining whether to re-nominate that individual for election to the Board. In addition to complying with the limitations on public company board memberships set forth in the Corporate Governance Guidelines, the Committee expects each director to ensure that his or her other commitments do not interfere with his or her duties as a director of the Company. The Committee’s primary formal mechanism to support Board refreshment is the retirement age policy set forth in the Corporate Governance Guidelines, which includes the guideline that directors will not stand for reelection to the Board after reaching age 75 unless the Nominating and Governance Committee, having considered the foregoing factors, recommends otherwise. The Committee believes that existing practices have been effective at bringing in new expertise and perspectives, while also maintaining the valuable industry knowledge, experience and stability that our longer-tenured directors provide.
The Nominating and Governance Committee will consider all potential nominees on their merits and welcomes suggestions from directors, members of management, and stockholders. Before being recommended for nomination by the Committee, director candidates are interviewed by the Chief Executive Officer, the Chairman of the Nominating and Governance Committee, and the Non-Executive Chairman of the Board, as well as additional members of the Board and an outside consultant. To suggest a nominee for consideration by the Nominating and Governance Committee, you should submit your candidate’s name, together with biographical information and his or her written consent to nomination to the Chairman of the Nominating and Governance Committee, Waste Management, Inc., 800 Capitol Street, Suite 3000, Houston, Texas 77002, between October 30, 2023 and November 29, 2023.

Related Party Transactions
The Board of Directors has adopted a written Related Party Transactions Policy for the review and approval of related party transactions. Our policy generally defines related party transactions as current or proposed transactions since the beginning of the last fiscal year in excess of $120,000 in which (a) the Company is a participant and (b) any director; executive officer; immediate family member of any director or executive officer; or party known to be the owner of more than five percent of the Company’s Common Stock has a direct or indirect material interest. In addition, the policy sets forth certain transactions that will not be considered related party transactions, including (a) executive officer compensation and benefit arrangements; (b) director compensation arrangements; (c) business travel and expenses, advances and reimbursements in the ordinary course of business; (d) indemnification payments and advancement of expenses, and payments under directors’ and officers’ indemnification insurance policies; (e) any transaction between the Company and any entity in which a related party has a relationship solely as a director; a less than 5% equity holder; a beneficial owner of the Company’s Common Stock that reports such ownership on a Schedule 13G due to lack of control or intent to influence control; or an employee (other than an executive officer) and (f) purchases of Company debt securities, provided that the related party has a passive ownership of no more than 2% of the principal amount of any outstanding series. The Nominating and Governance Committee is responsible for overseeing the policy.
All executive officers and directors are required to notify the Chief Legal Officer as soon as practicable of any potential related party transaction that involves the Company. The Chief Legal Officer will determine whether such transaction or relationship constitutes a related party transaction that must be referred to the Nominating and Governance Committee. In the event that the Chief Legal Officer is a participant in a potential related party transaction, the determination whether the transaction must be referred to the Nominating and Governance Committee shall be made by the Chief Executive
   2023 Proxy Statement   |   13

BOARD OF DIRECTORS
Officer, with consultation from the Corporate Secretary and the Chief Compliance and Ethics Officer. Any member of the Committee who has an interest in a transaction presented for consideration will abstain from voting on the related party transaction.
The Nominating and Governance Committee will review a detailed description of the transaction, including the terms of the transaction; the business purpose of the transaction; the benefits to the Company and to the relevant related party; and whether the transaction would require a waiver of the Company’s Code of Conduct.
In determining whether to approve a related party transaction, the Nominating and Governance Committee will consider, among other things, the following factors:
•
whether the terms of the related party transaction are fair to the Company and such terms would be reasonable in an arms-length transaction;

•
whether there are business reasons for the Company to enter into the related party transaction;

•
whether the related party transaction would impair the independence of any non-employee director;

•
whether the related party transaction would present an improper conflict of interest for any director or executive officer of the Company; and

•
whether the related party transaction is material to the Company or the individual.

The Nominating and Governance Committee’s consideration of related party transactions and its determination of whether to approve such a transaction are reflected in the minutes of the Nominating and Governance Committee’s meetings. Based on its review processes for potential related party transactions in 2022, the Company identified certain transactions involving employment of immediate family members of executive officers that the Chief Legal Officer referred to the Nominating and Governance Committee. After consideration, the Nominating and Governance Committee concluded that the following employment relationships are not inconsistent with the interests of the Company and its stockholders and approved the transactions. We have determined that the process for review and approval of these transactions did not fully comply with our Related Party Transactions Policy because, while the employment relationships between the Company and applicable immediate family members had been previously disclosed to the Compliance and Ethics department, such transactions were not identified for review as potential related party transactions and referred to the Nominating and Governance Committee for approval in advance. Other than as reported below, we are not aware of any other transactions in 2022 that are required to be disclosed.
Two brothers of Kelly Rooney became employees of subsidiaries of Waste Management, Inc. prior to 2021. In August 2022, Ms. Rooney became Senior Vice President and Chief People Officer and an executive officer, and she promptly disclosed the employment relationship between the Company and her brothers for purposes of review for potential related party transactions. Both brothers are employed as Senior District Managers. Each received total cash compensation in 2022 in excess of $120,000 but less than $230,000, and an equity incentive grant with a target value of approximately $13,000. The compensation of Ms. Rooney’s brothers is determined in accordance with the compensation practices generally applicable to employees of Company subsidiaries with comparable qualifications and responsibilities and holding similar positions, and without the involvement, input or approval of Ms. Rooney. In addition, Ms. Rooney is not directly or indirectly responsible for managing or overseeing the work of her brothers.
The brother-in-law of John Morris, our Executive Vice President and Chief Operating Officer and an executive officer, became an employee of a subsidiary of Waste Management, Inc. in 2015 as an Inside Sales Manager with total annual compensation of less than $120,000. As of the end of 2022, he was employed as a Senior Manager of Talent Management with total cash compensation in 2022 in excess of $120,000, but less than $200,000, and an equity incentive grant with a target value of approximately $37,000. The compensation of Mr. Morris’s brother-in-law is determined in accordance with the compensation practices generally applicable to employees of Company subsidiaries with comparable qualifications and responsibilities and holding similar positions, and without the involvement, input or approval of Mr. Morris. In addition, Mr. Morris is not directly or indirectly responsible for managing or overseeing the work of his brother-in-law.
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BOARD OF DIRECTORS
Board of Directors Governing Documents
Stockholders may obtain copies of our Corporate Governance Guidelines, the charters of the Audit Committee, the MD&C Committee, and the Nominating and Governance Committee, and our Code of Conduct free of charge by contacting the Corporate Secretary, Waste Management, Inc., 800 Capitol Street, Suite 3000, Houston, Texas 77002 or by accessing the “ESG — Corporate Governance” section of investors.wm.com.
Non-Employee Director Compensation
Our non-employee director compensation program consists of equity awards and cash consideration. Director compensation is recommended annually by the MD&C Committee, with the assistance of an independent third-party consultant, and set by action of the Board of Directors. The Board’s goal in designing directors’ compensation is to provide a competitive package that will enable the Company to attract and retain highly skilled individuals with relevant experience. The compensation is also designed to reward the time and talent required to serve on the board of a company of our size and complexity. The Board seeks to provide sufficient flexibility in the form of compensation delivered to meet the needs of different individuals while ensuring that a substantial portion of directors’ compensation is linked to the long-term success of the Company.
2022 Non-Employee Director Compensation Changes
In February 2022, the MD&C Committee conducted its annual review of non-employee director compensation with the assistance of the independent third-party consultant. The MD&C Committee recommended, and the Board of Directors approved, the following increases in non-employee director compensation, and such increases took effect with the next installments that were paid or granted in July 2022: (a) annual grant of Common Stock increased from $165,000 to $180,000 and (b) annual cash retainer increased from $115,000 to $120,000.
Equity Compensation
Non-employee directors receive an annual grant of shares of Common Stock under the Company’s 2014 Stock Incentive Plan. The shares are fully vested at the time of grant; however, non-employee directors are required to hold all net shares throughout their tenure on the Board and are subject to ownership guidelines, as discussed below. The grant of shares is generally made in two equal installments, and the number of shares issued is based on the market value of our Common Stock on the dates of grant, which are typically January 15 and July 15 of each year. Each non-employee director serving at the time received a grant of Common Stock valued at approximately $82,500 in January 2022. Pursuant to the compensation increases discussed above, each non-employee director serving at the time received a grant of Common Stock valued at approximately $90,000 in July 2022. Mr. Weidemeyer received an additional grant of Common Stock valued at approximately $50,000 in each of January 2022 and July 2022 for his service as Non-Executive Chairman of the Board in 2022.
Cash Compensation
All non-employee directors receive an annual cash retainer for Board service and additional cash retainers for serving as a committee chair. Directors do not receive meeting fees in addition to the retainers. The annual cash retainer is generally paid in advance in two equal installments in January and July of each year. The table below sets forth the cash retainers for 2022, after giving effect to the compensation increases discussed above:
Annual Retainer:
$120,000

Annual Chair Retainers:
$100,000 for Non-Executive Chairman
$25,000 for Audit Committee Chair
$20,000 for MD&C Committee Chair
$20,000 for Nominating and Governance Committee Chair

Stock Ownership Guidelines for Non-Employee Directors
Our non-employee directors are subject to ownership guidelines that establish a minimum ownership level and require that all net shares received in connection with a stock award, after selling shares to pay all applicable taxes, be held throughout their tenure as a director. The ownership guideline for non-employee directors is equal to approximately five times the non-employee directors’ annualized cash retainer. As of December 31, 2022, this amount was $600,000. There is no deadline for non-employee directors to reach their ownership guideline; however, the MD&C Committee performs regular reviews to confirm that all non-employee directors are in compliance or are showing sustained progress toward
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BOARD OF DIRECTORS
achievement of their ownership guideline. Based on the closing price of our Common Stock on March 14, 2023, all non-employee directors have reached the ownership guideline with the exception of our three newest directors, Mr. Menke, Ms. Sylvester and Mr. Chinn, who are making appropriate progress toward the ownership guideline. Additionally, our Insider Trading Policy provides that directors are not permitted to hedge their ownership of Company securities, including trading in options, warrants, puts and calls or similar derivative instruments on any security of the Company or selling any security of the Company “short.”
2022 Director Compensation Table
The table below shows the aggregate cash paid, and stock awards issued, to the non-employee directors in 2022 in accordance with the descriptions set forth above:
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Andrés R. Gluski	137,500	172,517	310,017
Victoria M. Holt	117,500	172,517	290,017
Kathleen M. Mazzarella	137,500	172,517	310,017
Sean E. Menke	117,500	172,517	290,017
William B. Plummer	142,500	172,517	315,017
John C. Pope	117,500	172,517	290,017
Maryrose T. Sylvester	117,500	172,517	290,017
Thomas H. Weidemeyer	217,500	272,459	489,959

(1)
Amounts in this column represent the grant date fair value of stock awards granted in 2022, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The grant date fair value of the awards is equal to the number of shares issued multiplied by the average of the high and low market price of our Common Stock on each date of grant; there are no assumptions used in the valuation of shares.

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ELECTION OF DIRECTORS
(Item 1 on the Proxy Card — Director Nominees)
The first item on the proxy card is the election of nine directors to serve until the 2024 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified. The Board has nominated the nine director candidates named below and recommends that you vote FOR their election. If any nominee is unable or unwilling to serve as a director, which we do not anticipate, the Board, by resolution, may reduce the number of directors that constitute the Board or may choose a substitute. To be elected, a director must receive a majority of the votes cast with respect to that director at the meeting. Our Company’s By-laws provide that if the number of shares voted “for” any director nominee does not exceed 50% of the votes cast with respect to that director, he or she will tender his or her resignation to the Board of Directors contingent on the acceptance of such resignation by the Board. The Nominating and Governance Committee will then make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the resignation, taking into account the Nominating and Governance Committee’s recommendation, and publicly disclose its decision and the rationale behind it within 90 days of the date of the certification of the election results.
The table below shows all of our director nominees, their ages, terms of office on our Board and position and business experience for the past five years. Each of the director nominees currently serves on our Board of Directors. The table below also discusses the qualifications, including specific skills and areas of expertise, that make each of these individuals a valuable member of our Board and that were considered by the Board when nominating them for re-election.
Bruce E. Chinn
Age: 66 Director since: February 2023 Board Committee: Audit
Position and Business Experience
President and Chief Executive Officer — Chevron Phillips Chemical Company LLC, or CPChem, (global petrochemical joint venture of Chevron USA Inc. and Philips 66 Company) since April 2021; has also served as a Director of CPChem since November 2020; President, Chemicals for Chevron Corporation (multinational energy corporation) from May 2020 to March 2021; President, Chevron Oronite (global lubricant and fuel additives business) for Chevron Corporation from 2018 to April 2020.
Qualifications
Bruce Chinn is President, Chief Executive Officer and a Director of CPChem, where he is focused on leading the company through a period of sustainable growth. Mr. Chinn has over 40 years of experience driving operational, safety, and financial results. Prior to his current role, he held several operations and business roles at Chevron Corporation, leading large, diverse organizations. In these roles, Mr. Chinn focused on performance, partnership, and safety, while striving for continued success in the business and community. Mr. Chinn began his career at DuPont, where he held positions of increasing responsibility in manufacturing, technical, commercial and business leadership at the U.S. and international level.
Mr. Chinn brings extensive knowledge of circular solutions and renewable energy that is aligned with our Company’s strategic focus on making sustainability growth investments in our recycling and renewable energy businesses. His operations leadership expertise bolsters our continued efforts to drive operating efficiencies, enhance our safety culture and differentiate our service offerings. Mr. Chinn’s broad and expansive dedication to operating excellence and developing strong corporate culture provides valuable perspective to the Board, and his experience allows him to share specific insight into focus areas such as renewable energy transition, environmental regulation and compliance, international exposure and risk management.
Mr. Chinn is chairman of the American Institute of Chemical Engineers Foundation Board of Trustees, and he serves as a board director and executive committee member of the Alliance to End Plastic Waste and the American Chemistry Council. Mr. Chinn holds a bachelor of science degree in chemical engineering from Texas A&M University.

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ELECTION OF DIRECTORS
James C. Fish, Jr.
Age: 60 Director since: 2016
Position and Business Experience
President, Chief Executive Officer and Director — Waste Management, Inc. since 2016.
Director of Caterpillar Inc. since March 2023.
Qualifications
Jim Fish has served as our President and Chief Executive Officer and a Director since 2016. Over more than 20 years, Mr. Fish has held several key positions in our Company, including President and Chief Financial Officer; Senior Vice President — Eastern Group; Area Vice President for Pennsylvania and West Virginia; Market Area General Manager for Massachusetts and Rhode Island; Vice President of Price Management; and Director of Financial Planning and Analysis.
Before joining our Company, Mr. Fish held finance and revenue management positions at Westex, a Yellow-Roadway subsidiary, Trans World Airlines, and America West Airlines. He began his professional career at KPMG Peat Marwick.
Mr. Fish’s extensive leadership and operational experience, together with his tremendous understanding of the environmental services industry, are instrumental to the development and successful execution of our growth strategy to deliver stockholder value. Additionally, through his professional and educational experience, Mr. Fish has developed valuable expertise in accounting, external reporting, investor relations, human capital and performance management, and risk management. Mr. Fish oversees our Digital organization, and participates directly in matters related to cybersecurity and information security risk mitigation and response strategies.
As North America’s largest comprehensive environmental solutions provider, sustainability is embedded in all aspects of our business. As our President and Chief Executive Officer, Mr. Fish has a thorough understanding of the risks and opportunities presented in the areas of sustainability and environmental protection. Mr. Fish is deeply involved in our efforts to mitigate such risks and capitalize on such opportunities in order to deliver on our brand promise, ALWAYS WORKING FOR A SUSTAINABLE TOMORROW®.
Mr. Fish also champions the importance of our people-first commitment and the necessity of creating a culture that truly puts the needs of WM employees first. As part of that people-first culture, Mr. Fish has been actively involved in developing initiatives to promote inclusion and diversity throughout the Company’s population of nearly 50,000 employees.
Mr. Fish earned a bachelor’s degree in accounting from Arizona State University and a master’s degree in business administration, with emphasis on finance, from the University of Chicago. He is also a Certified Public Accountant.

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ELECTION OF DIRECTORS
Andrés R. Gluski
Age: 65 Director since: 2015 Board Committees: Audit and Management Development & Compensation (Chair)
Position and Business Experience
President, Chief Executive Officer and Director — The AES Corporation (global energy company) since 2011.
Director of AES Gener (Chile) from 2005 to January 2020.
Qualifications
Andrés Gluski has served as President, Chief Executive Officer and a Director of The AES Corporation, a Fortune 500 global energy company, since 2011. Mr. Gluski began his tenure at AES in 2000 and previously served as Executive Vice President and Chief Operating Officer. Under his leadership, AES has become a leader in implementing clean technologies, including energy storage and renewable power. Through his professional experience, Mr. Gluski has extensive knowledge with respect to evaluating renewable energy strategies, and he has developed expertise in considering and evaluating climate-related risks and opportunities, which is directly applicable to our business and our sustainability growth strategy. Mr. Gluski also has experience in the development of sustainability and corporate social responsibility goals, as well as oversight of compliance programs.
Prior to joining AES, Mr. Gluski served in a broad range of roles in the public and private sectors, including working as Executive Vice President of Corporate and Investment Banking in Grupo Santander. Mr. Gluski served as a member of the President’s Export Council from 2013 to 2016 and served as an expert witness at U.S. Congressional hearings on the subject of energy policy. He currently serves as Chairman of Council of the Americas.
Mr. Gluski has also focused on shaping an inclusive, innovative workplace at AES with a diverse and inclusive culture throughout the world. These efforts have given Mr. Gluski valuable expertise in the areas of human capital management and diversity, equity and inclusion that he utilizes in his role as Chair of the Management Development & Compensation Committee of the Board. Mr. Gluski has been named amongst the 100 Most Influential Latinos by Latino Leaders Magazine.
The depth and breadth of Mr. Gluski’s international business and finance background, and experience in managing growth opportunities while focusing on operational innovation, allow him to provide invaluable risk management, government affairs, public policy, public relations, communications and investor relations insight in his role as a member of the Board.
Mr. Gluski holds a bachelor’s degree from Wake Forest University, as well as a master’s degree and a PhD in economics from the University of Virginia.

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ELECTION OF DIRECTORS
Victoria M. Holt
Age: 65 Director since: 2013 Board Committees: Audit and Nominating & Governance
Position and Business Experience
Retired President and Chief Executive Officer — Proto Labs, Inc. (online and technology-enabled quick-turn manufacturer), served from 2014 to March 2021; also served as Director from 2014 — May 2021.
Director of Piper Sandler Companies since September 2019.
Director of A. O. Smith Corp. since April 2021.
Qualifications
Victoria Holt joined Proto Labs, Inc. as President, Chief Executive Officer and a Director in 2014, retiring in 2021. With manufacturing facilities in five countries, Proto Labs is a leading e-commerce technology enabled digital manufacturer of custom prototypes and on-demand product parts.
Ms. Holt began her career at Monsanto Company, where she held various assignments of increasing responsibility before moving to Solutia, Inc., a divestiture of the Monsanto Company’s chemical business, as Vice President and General Manager Performance Films. Ms. Holt later held various roles with PPG Industries, Inc., a leading coatings and specialty products company, including Senior Vice President of Glass and Fiber Glass. Ms. Holt then served as President and Chief Executive Officer of Spartech Corporation, a leading provider of plastic sheet, compounds and packaging products, until its sale to PolyOne in 2013.
Ms. Holt has a diverse international business background serving a wide spectrum of customers looking for sustainable solutions across diverse end markets including plastics, materials, automotive, medical, aerospace, consumer and general industrial. Ms. Holt brings passion and extensive experience in the areas of sustainable innovation, environmental solutions, plastics operations and management and recycling to the Board. Ms. Holt’s proven success leading large global companies across a broad range of manufacturing, chemical and materials industries has demonstrated her deep understanding of risk management, operations, strategic planning and performance measurement. Ms. Holt provides tremendous insight into the areas of continuous improvement, use of data analytics, e-commerce, digitally connected operations and execution of our technology-led, sustainability-linked strategy to grow our business and mitigate climate risks.
She holds a bachelor’s degree in chemistry from Duke University and a master’s degree in business administration from Pace University. Ms. Holt has completed the National Association of Corporate Directors (NACD) Cyber Risk Oversight Program and earned the CERT Certificate in Cybersecurity Oversight.
In addition to the public company boards listed above, she also serves on the executive board of The Manufacturing Institute and is on the board of trustees of Dunwoody College.

20   |      2023 Proxy Statement

ELECTION OF DIRECTORS
Kathleen M. Mazzarella
Age: 63 Director since: 2015 Board Committees: Management Development & Compensation and Nominating & Governance (Chair) Chairman of the Board, to be effective May 9, 2023
Position and Business Experience
Chairman, President and Chief Executive Officer — Graybar Electric Company, Inc. (distributor of electrical, communications and data networking products and provider of related supply chain management and logistics services) since 2013.
Director of Cigna Corporation since December 2018.
Director of Express Scripts Holding Company from June 2017 until acquisition by Cigna Corporation in December 2018.
Director of Core & Main since January 2019.
Qualifications
Kathleen Mazzarella has served as President and Chief Executive Officer of Graybar Electric Company, Inc. since 2012, and as Chairman since 2013. During her more than 40-year tenure at Graybar, Ms. Mazzarella has held numerous executive-level positions in operations, sales, human resources, strategic planning and marketing, including Executive Vice President and Chief Operating Officer, Senior Vice President — Sales and Marketing and Senior Vice President — Human Resources and Strategic Planning.
Ms. Mazzarella has been instrumental in developing and communicating Graybar’s commitment to ESG initiatives. Graybar focuses on sustainability in the way it operates and in the innovative solutions it provides to its customers. The company offers energy-saving products, renewable energy solutions and supply chain services that support sustainable construction, renovation and maintenance of infrastructure and facilities. The company also invests in the communities it serves and emphasizes integrity, inclusion and opportunity for all employees.
Ms. Mazzarella brings her deep and valuable experience leading a diverse range of business functions necessary for an employee-driven, customer-focused business, similar to our Company. Through her role as Chief Executive Officer and her service on the board of directors for other public companies, she has developed expertise in evolving social and governance initiatives, which she advances as the Chair of the Nominating and Governance Committee of the Board. In addition to her experience overseeing financial reporting and controls, technology systems and platforms, and other functional and operational areas, she has particular experience in the area of human capital management, including succession planning and diversity, equity and inclusion initiatives. Ms. Mazzarella also brings expertise in labor relations, public policy, operational innovation and strategic planning.
Ms. Mazzarella holds an associate degree in telecommunications engineering, a bachelor’s degree in applied behavioral sciences from National Louis University, and a master’s degree in business administration from Webster University.
In addition to the public company boards listed above, Ms. Mazzarella also serves on the board of the National Association of Wholesaler-Distributors (NAW) and previously served on the board of the NAW Institute for Distribution Excellence. Ms. Mazzarella previously served as Chairman of the Federal Reserve Bank of St. Louis, and she has experience serving on various organizational and charitable boards, such as Greater St. Louis Inc., United Way of Greater St. Louis and the Saint Louis Club.

   2023 Proxy Statement   |   21

ELECTION OF DIRECTORS
Sean E. Menke
Age: 54 Director since: March 2021 Board Committee: Audit
Position and Business Experience
Chairman and Chief Executive Officer — Sabre Corporation (software and technology solutions provider to the travel industry) since December 2016; also served as President of Sabre Corporation from 2016 to December 2021.
Qualifications
As Chief Executive Officer and Chair of the Board of Directors of Sabre Corporation, Sean Menke heads a global network of development, sales, operations and corporate functions. In 2015, Mr. Menke joined Sabre as president of Sabre Travel Network, Sabre’s largest line of business. Under Mr. Menke’s leadership, Sabre has won major new business opportunities, increased global market share, secured Sabre’s position as the leading global distribution system in North America, Latin America and Asia-Pacific, and led innovation to enable sales of more customized fares and ancillary products that help drive the changing travel industry landscape.
Before joining Sabre, Mr. Menke spent more than 20 years in executive leadership roles in the airline industry. He served as Chief Executive Officer at Frontier Airlines and at Pinnacle Airlines, and he held senior level marketing, operations, customer experience, strategy, planning, sales, distribution and revenue management roles, including with Air Canada and Hawaiian Airlines. He also served as Executive Vice President at IHS Inc., a global information technology company.
Mr. Menke is a proven transformation leader, and uses his extensive experience in technology and transportation operations to bring together strategy and data to address complex issues as a member of the Board. His expertise in logistics and commitment to delivering efficient, customer-focused innovation through imaginative technology-led solutions helps advance our strategy to differentiate our services.
As Chief Executive Officer of Sabre and with extensive executive experience in technology-driven companies, Mr. Menke is aware of the importance and challenges of cybersecurity and privacy issues, and he has experience overseeing risk mitigation and implementing systems to protect major corporations. Mr. Menke shares with the Board his experience in the areas of cyber intrusion response planning and remediation.
Mr. Menke holds a bachelor’s degree in economics and aviation management from Ohio State University and a master’s degree in business administration from the University of Denver.

22   |      2023 Proxy Statement

ELECTION OF DIRECTORS
William B. Plummer
Age: 64 Director since: August 2019 Board Committees: Audit (Chair) and Management Development & Compensation
Position and Business Experience
Retired Executive Vice President and Chief Financial Officer — United Rentals, Inc. (world’s largest equipment rental company), served from 2008 to October 2018; also served as Senior Adviser from October 2018 to January 2019.
Director of Global Payments Inc. since 2017.
Director of Mason Industrial Technology, Inc. since February 2021.
Director of Nesco Holdings, Inc. from July 2019 to March 2021.
Director of John Wiley & Sons, Inc. from 2003 to September 2019.
Qualifications
William Plummer served as Executive Vice President and Chief Financial Officer for United Rentals, Inc., where he was responsible for the development of the company’s finance activities and investor relations, and he co-led its mergers, acquisitions and divestitures strategies. He also led the company’s safety function and its data and analytics efforts. Mr. Plummer was instrumental in helping the company execute a strategy focused on improving the profitability of its core equipment rental business through revenue growth, margin expansion, operational efficiencies and acquisitions.
Mr. Plummer brought more than two decades of financial leadership experience when he joined United Rentals, having served in a several executive roles, including as Executive Vice President and Chief Financial Officer of Dow Jones & Company, Inc., where he set policy for its global finance and corporate strategy functions. Prior to Dow Jones, Mr. Plummer was Vice President and Treasurer of Alcoa Inc., where he was responsible for global treasury policy and capital markets transactions. Mr. Plummer also held several executive positions at Mead Corporation, including President of its Gilbert Paper division, Vice President of Corporate Strategy and Planning, and Treasurer.
Mr. Plummer brings extensive accounting, audit, internal control, and risk management experience to the Board and as Chair of the Audit Committee. In particular, he has first-hand experience developing, enhancing and overseeing risk management programs at large public companies, including identification and oversight of risks related to human capital, climate, cybersecurity and information technology. He provides insight based on his broad and substantial background in finance, logistics, operational improvement, mergers and acquisitions and capital markets transactions. He also brings valuable experience executing a customer-focused strategy, driving organic revenue growth and improving free cash flow. Mr. Plummer is deeply engaged in advancing and overseeing results from our Company’s diversity, equity and inclusion initiatives.
Mr. Plummer holds bachelor’s and master’s degrees in aeronautics and astronautics from Massachusetts Institute of Technology and a master’s degree in business administration from Stanford University.

   2023 Proxy Statement   |   23

ELECTION OF DIRECTORS
John C. Pope
Age: 73 Director since: 1997 Board Committees: Management Development & Compensation and Nominating & Governance
Position and Business Experience
Chief Executive Officer and Chairman of the Board — PFI Group (private investment firm) since 1994.
Lead Director — The Kraft Heinz Company since January 2021; Director of The Kraft Heinz Company, or predecessor companies including Kraft Foods Group, Inc., since 2001.
Director of Talgo S.A. since 2015.
Chairman of the Board — R.R. Donnelley & Sons Company from 2014 to February 2022; Director of R.R. Donnelley & Sons Company, or predecessor companies, from 1996 to February 2022, until its sale to a private investment firm in 2022
Qualifications
Jack Pope serves as Chief Executive Officer and Chairman of the Board of PFI Group, a private investment firm. Mr. Pope served in various executive operational, marketing and financial positions, primarily in the airline industry, for almost 20 years, with his last position being President of United Airlines. Mr. Pope also served over nine years combined in Chief Financial Officer positions at American Airlines and United Airlines.
Mr. Pope has decades of experience serving on the board of directors of multiple major public companies, including through several significant mergers, acquisitions and restructuring transactions.
Through Mr. Pope’s prior experience, he has developed extensive expertise and knowledge of management of large public companies with large-scale logistical challenges, labor-intensive operations, high fixed-cost structures and significant capital requirements, similar to our Company. His background, education and board service also provide him with expertise in finance and accounting matters that allow him to contribute complex and valuable insights in the areas of financial reporting and controls, tax, investor relations and in the execution of large transactions, including mergers and acquisitions, capital market offerings and corporate financing arrangements. Mr. Pope shares knowledge of governance and board oversight best practices developed as a member of other boards of directors. Additionally, through his tenure on the Board, Mr. Pope holds a deep understanding of the environmental services industry and our strategy to deliver stockholder value.
Mr. Pope has a master’s degree in finance from Harvard Business School and a bachelor’s degree in engineering and applied science from Yale University.

24   |      2023 Proxy Statement

ELECTION OF DIRECTORS
Maryrose T. Sylvester
Age: 57 Director since: March 2021 Board Committee: Management Development & Compensation
Position and Business Experience
Retired U.S. Managing Director and U.S. Head of Electrification — ABB Ltd. (global technology company focused on electrification, robotics, power and automation), served from August 2019 to August 2020.
Former President and Chief Executive Officer — Current, powered by GE (energy services and information technology subsidiary of General Electric subsequently acquired by private equity investors), served from 2015 to June 2019.
Director of Harley-Davidson, Inc. since 2016.
Director of Vontier Corporation since March 2021.
Director of Flex Ltd. since September 2022.
Qualifications
As U.S. Managing Director and U.S. Head of Electrification for ABB Ltd., Maryrose Sylvester was responsible for ABB’s largest geographical market and the implementation of operational innovations. Ms. Sylvester also championed the company’s diversity and inclusion efforts and accelerated ABB’s Encompass Diversity program.
Prior to joining ABB Ltd., Ms. Sylvester spent more than 30 years at General Electric, where she held a number of leadership roles, including serving as President and Chief Executive Officer of each of GE Lighting, GE Intelligent Platforms, which focused on industrial automation, and GE Current, a digital power service business that delivers integrated energy systems. Ms. Sylvester was instrumental in launching the GE Women’s Network.
Ms. Sylvester is a strategic, growth-oriented leader with a focus on the areas of technology, innovation and automation. Through her prior experience, Ms. Sylvester has developed expertise in delivering technology-enabled and energy-efficient sustainable solutions. Ms. Sylvester provides experience and extensive knowledge of product development, marketing, technology and supply chain strategy to the Board. Ms. Sylvester has in-depth expertise in the area of improving energy efficiency in response to climate risk. Ms. Sylvester also shares insight from her prior experience to inform our strategy to improve processes and drive efficiency through automation. Ms. Sylvester is passionate about advancing diversity, equity and inclusion and has expertise developing and driving such initiatives in the workplace. Ms. Sylvester also brings valuable governance experience from her service on the public company boards listed above.
She holds a bachelor’s degree in procurement and production management from Bowling Green State University and a master’s degree in business administration from Cleveland State University.

   2023 Proxy Statement   |   25

DIRECTOR AND OFFICER STOCK OWNERSHIP
Our Board of Directors has adopted stock ownership guidelines for our non-employee directors based on the recommendation of the MD&C Committee, as described in the Non-Employee Director Compensation discussion. Our executive officers, including Mr. Fish, are also subject to stock ownership guidelines, as described in the Compensation Discussion and Analysis.
The Security Ownership of Management table below shows the number of shares of Common Stock each director and each executive officer named in the Summary Compensation Table beneficially owned as of March 14, 2023, our record date for the Annual Meeting, as well as the number owned by all directors and executive officers as a group. These individuals, both individually and in the aggregate, own less than 1% of our outstanding shares as of the record date.
SECURITY OWNERSHIP OF MANAGEMENT
Name	Shares of Common Stock Owned(1)	Shares of Common Stock Covered by Exercisable Options(2)
Bruce E. Chinn(3)	461	—
Andrés R. Gluski	14,940	—
Victoria M. Holt	20,438	—
Kathleen M. Mazzarella(4)	12,852	—
Sean E. Menke	2,732	—
William B. Plummer(5)	4,957	—
John C. Pope	55,809	—
Maryrose T. Sylvester	2,732	—
Thomas H. Weidemeyer(6)	37,161	—
James C. Fish, Jr.(7)	280,776	105,482
Devina A. Rankin	50,713	47,063
John J. Morris, Jr.	87,591	29,352
Steven R. Batchelor(8)	38,313	53,141
Tara J. Hemmer	41,440	65,292
All directors and currently-serving executive officers as a group (19 persons)(9)	711,977	398,393

(1)
The table reports beneficial ownership in accordance with Rule 13d-3 under the Exchange Act. The amounts reported above include 4,151 stock equivalents attributed to Mr. Fish, 2,334 stock equivalents attributed to Mr. Morris and 1,015 stock equivalents attributed to Mr. Batchelor, based on their holdings in the Company’s 401(k) Retirement Savings Plan stock fund. The amounts reported above also include 94,844 shares of Common Stock deferred by Mr. Fish. Deferred shares were earned on account of vested equity awards and pay out in shares of Common Stock after the executive’s departure from the Company pursuant to the Company’s 409A Deferral Savings Plan (“409A Deferral Plan”).

Executive officers may choose a Waste Management stock fund as an investment option for deferred cash compensation under the Company’s 409A Deferral Plan. Interests in the fund are considered phantom stock because they are equal in value to shares of our Common Stock, but these amounts are not invested in stock or funds. Phantom stock is not included in the table above, but it represents an investment risk based on the performance of our Common Stock. Mr. Morris has 2,534 phantom stock equivalents under the 409A Deferral Plan.
(2)
Includes the number of options currently exercisable and options that will become exercisable within 60 days of our record date.

(3)
Shares are held by the Chinn Family Trust, for which Mr. Chinn and his wife serve as trustees.

(4)
Shares are held by the Mazzarella Living Trust, for which Ms. Mazzarella and her husband serve as trustees.

(5)
Of this total, 588 shares are held by TPO Collectibles LLC, an entity wholly-owned and controlled by Mr. Plummer and his wife.

(6)
Shares are held by the Thomas H. Weidemeyer and Mary R. Weidemeyer Trust, for which Mr. Weidemeyer and his wife serve as trustees.

26   |      2023 Proxy Statement

(7)
Includes 95,577 shares held in trusts for the benefit of Mr. Fish’s minor children.

(8)
Ownership information for Mr. Batchelor is as of December 31, 2022, which is the date that he retired from the Company and the last date that he verified his ownership of the Company’s Common Stock. As of that date, Mr. Batchelor also had 5,295 phantom stock equivalents under the 409A Deferral Plan not included in the table above.

(9)
Included in the “All directors and currently-serving executive officers as a group” are 14,677 stock equivalents attributable to the executive officers’ collective holdings in the Company’s 401(k) Retirement Savings Plan stock fund. This group also holds an aggregate of 7,829 phantom stock equivalents under the 409A Deferral Plan that are not included in the table.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The table below shows information for persons known to us to beneficially own more than 5% of our Common Stock based on their filings with the SEC through March 14, 2023.
	Shares Beneficially Owned
Name and Address	Number	Percent(1)
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	37,490,065(2)	9.2%
Melinda French Gates; William H. Gates III 500 Fifth Avenue North Seattle, WA 98109 Bill & Melinda Gates Foundation Trust 2365 Carillon Point Kirkland, WA 98033	35,238,154(3)	8.7%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	30,411,118(4)	7.5%

(1)
Percentage is calculated using the number of shares of Common Stock outstanding and entitled to vote as of March 14, 2023.

(2)
This information is based on a Schedule 13G/A filed with the SEC on February 9, 2023. The Vanguard Group reports that it has shared voting power over 590,668 shares of Common Stock, shared dispositive power over 1,638,383 shares of Common Stock and sole dispositive power over 35,851,682 shares of Common Stock beneficially owned.

(3)
This information is based on a Schedule 13G/A filed with the SEC on February 10, 2023. Ms. Gates, Mr. Gates and the Bill & Melinda Gates Foundation Trust each report shared voting and dispositive power over 35,234,344 shares of Common Stock beneficially owned. Ms. Gates also reports sole voting and dispositive power of 3,810 additional shares of Common Stock beneficially owned.

(4)
This information is based on a Schedule 13G/A filed with the SEC on February 7, 2023. BlackRock, Inc. reports that it has sole voting power over 27,159,741 shares of Common Stock and sole dispositive power over 30,411,118 shares of Common Stock beneficially owned.

   2023 Proxy Statement   |   27

EXECUTIVE OFFICERS
The following is a listing of our current executive officers, their ages and their business experience for the past five years (other than Mr. Fish, whose age, experience and qualifications are included in the director nominees section of this Proxy Statement). Unless otherwise specified, all prior positions listed below were with our Company.
Name	Age	Positions Held and Business Experience for Past Five Years
Charles C. Boettcher	49
•
Executive Vice President, Corporate Development and Chief Legal Officer since February 2020.

•
Senior Vice President, Corporate Development and Chief Legal Officer from May 2019 to February 2020.

•
Senior Vice President and Chief Legal Officer from 2017 to May 2019.

Rafael E. Carrasco	51	• Senior Vice President — Operations since July 2021. • Area Vice President — Greater Mid-Atlantic Area from 2017 to June 2021.
John A. Carroll	50	• Vice President and Chief Accounting Officer since March 2023. • Vice President, Internal Audit and Controls from 2018 to March 2023.
Tara J. Hemmer	50
•
Senior Vice President and Chief Sustainability Officer since July 2021.

•
Senior Vice President — Operations from January 2019 to June 2021.

•
Senior Vice President — Operations, Safety and Environmental Compliance from January 2018 to December 2018.

John J. Morris, Jr.	53	• Executive Vice President and Chief Operating Officer since January 2019. • Senior Vice President — Operations from 2012 to December 2018.
Devina A. Rankin	47	• Executive Vice President and Chief Financial Officer since February 2020. • Senior Vice President and Chief Financial Officer from 2017 to February 2020.
Kelly C. Rooney	49
•
Senior Vice President and Chief Human Resources and Diversity & Inclusion Officer since February 2023.

•
Senior Vice President and Chief People Officer from August 2022 to February 2023.

•
Vice President — People Solutions from September 2021 to August 2022.

•
Area General Manager from July 2020 to September 2021.

•
Area Director Collection Operations from April 2019 to July 2020.

•
Regional Manager, Advanced Disposal Services, Inc. (a waste and environmental services company acquired by our Company in 2020), from 2015 to April 2019.

Donald J. Smith	56	• Senior Vice President — Operations since January 2023. • Area Vice President — Texas & Oklahoma Area from 2012 to December 2022.
Michael J. Watson	53	• Senior Vice President and Chief Customer Officer since October 2018. • Area Vice President — Illinois & Missouri Valley Area from 2013 to September 2018.
28   |      2023 Proxy Statement

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
The Company’s Compensation Discussion and Analysis provides information about the Company’s executive compensation philosophy and the components of its compensation programs. This includes information about how compensation of the Company’s named executive officers for the fiscal year ended December 31, 2022 aligned with the Company’s 2022 financial goals and performance. The Compensation Discussion and Analysis helps readers better understand the information found in the Summary Compensation Table and other accompanying tables included in this Proxy Statement.
This Compensation Discussion and Analysis focuses on our executive pay program as it relates to the following executive officers during 2022, whom we refer to as the “named executive officers” or “named executives”:
•
Mr. James C. Fish, Jr. — President and Chief Executive Officer since November 2016.

•
Ms. Devina A. Rankin — Executive Vice President and Chief Financial Officer since February 2020.

•
Mr. John J. Morris, Jr. — Executive Vice President and Chief Operating Officer since January 2019.

•
Mr. Steven R. Batchelor — Senior Vice President — Operations from January 2019 until his retirement from the Company as of December 31, 2022.

•
Ms. Tara J. Hemmer — Senior Vice President and Chief Sustainability Officer since July 2021.

For additional information about the currently-serving named executives’ background and prior experience with the Company, see “Executive Officers” above.
Executive Summary
The objective of our executive compensation program is to attract, retain, reward and incentivize talented employees who will lead the Company in the successful execution of our strategy. The Company seeks to accomplish this goal by designing a compensation program that is supportive of and aligns with the strategy of the Company and the creation of stockholder value, while discouraging excessive risk-taking.
We have enabled a people-first, technology-led focus to deliver on our brand promise, ALWAYS WORKING FOR A SUSTAINAIBLE TOMORROW®. Our strategy leverages and sustains the strongest asset network in the industry to drive best in class customer experience and growth. As North America’s leading provider of comprehensive waste management environmental services, sustainability and environmental stewardship is embedded in all that we do. As a result, we believe that positive financial results, including the results for the performance measures on which our executives are compensated, are naturally aligned with the successful execution of our goals to put our people first and position them to serve and care for our customers, the environment, the communities in which we work and our stockholders. On the other hand, we believe our Company would not be successful, on financial performance measures or otherwise, without our industry-leading focus on sustainability.
The following key structural elements and policies further the objective of our executive compensation program:
•
a substantial majority of executive compensation is linked to Company performance, through annual cash incentive performance criteria and long-term equity-based incentive awards. As a result, our executive compensation program provides for notably higher total compensation in periods of above-target Company performance, as we saw with respect to equity awards with a three-year performance period ended 2022 and the 2022 annual cash incentive award;

•
at target, 72% of total compensation of our President and Chief Executive Officer was tied to long-term equity awards, and a majority of total compensation of our other named executives, on average, was tied to long-term equity awards, which aligns executives’ interests with those of stockholders;

   2023 Proxy Statement   |   29

EXECUTIVE COMPENSATION
•
our total direct compensation opportunities for named executive officers are targeted to fall in a range around the competitive median;

•
performance-based awards include threshold, target and maximum payouts correlating to a range of performance outcomes and are based on a variety of indicators of performance, which limits risk-taking behavior;

•
performance stock units with a three-year performance period, as well as stock options that vest over a three-year period, link executives’ interests with long-term performance and reduce incentives to maximize performance in any one year;

•
all of our executive officers are subject to stock ownership guidelines, which we believe demonstrates a commitment to, and confidence in, the Company’s long-term prospects;

•
the Company has clawback provisions in its equity award agreements and executive officer employment agreements, and has adopted a clawback policy applicable to annual incentive compensation, designed to recoup compensation when cause and/or misconduct are found;

•
our executive officer severance policy implemented a limitation on the amount of benefits the Company may provide to its executive officers under severance agreements (the “Severance Limitation Policy”); and

•
the Company has adopted a policy that prohibits it from entering into agreements with executive officers that provide for certain death benefits or tax gross-up payments.

2022 Compensation Program Results and Company Performance
During 2022, we continued to advance our strategic priorities — enhancing employee engagement, improving our operations through the use of technology and automation, and investing in sustainable growth through our recycling and renewable energy businesses. This strategic focus, combined with strong operational execution resulted in increased revenue, income from operations and income from operations margin driven primarily by both yield and volume growth in our collection and disposal business. We were able to achieve these results despite high inflationary cost pressures and the significant downturn in commodity prices for recyclable materials in the second half of the year. During 2022, we also remained diligent in offering a competitively profitable service that meets the needs of our customers and focused on driving operating efficiencies and reducing discretionary spend. We continued to invest in our people through market wage adjustments, investments in our digital platform and training for our team members, and we continued to invest in recycling automation to reduce costs and increase throughput, positioning us to overcome commodity price headwinds and deliver a differentiated service. We also continued to make investments in automation and optimization to enhance our operational efficiency and improve labor productivity for all lines of business. The Company allocated $2.577 billion of available cash to our shareholders during 2022 through dividends and Common Stock repurchases.
During 2022, the Company allocated $2.587 billion of available cash to capital expenditures. This increase in capital spending was driven in large part by our intentional acceleration of investments in our recycling and renewable energy businesses. In December 2021, our Board approved $561 million of incremental 2022 capital expenditures to advance our sustainability growth strategy. The Company has since announced continued expansion of its planned investments in recycling and renewable energy growth projects in 2023.
Following is a summary of the 2022 compensation program results:
Total Shareholder Return
With respect to the half of the performance share units (“PSUs”) granted in 2020 with a three-year performance period ended December 31, 2022 that was subject to total shareholder return relative to the S&P 500 (“TSR PSUs”), the performance of the Company’s Common Stock on this measure translated into a percentile rank relative to the S&P 500 of 75.84%, resulting in a maximum 200% payout on these PSUs in shares of Common Stock. This performance directly benefited our stockholders, delivering total shareholder return of 52.14% over the three-year performance period.
30   |      2023 Proxy Statement

EXECUTIVE COMPENSATION
Cash Flow Generation
The Company generated net cash flow from operating activities, less capital expenditures, for purposes of the performance goal associated with the other half of our PSUs (“Cash Flow PSUs”) granted in 2020, of $7.24 billion, exceeding the target performance level of $6.927 billion for the three-year performance period ended December 31, 2022. These results exclude the impact of $561 million of incremental sustainability growth investments in 2022 discussed above, as such capital expenditures were not contemplated at the time this performance measure was established but were subsequently approved by our Board in furtherance of the Company’s strategy. This performance resulted in a 150.21% payout on these PSUs in shares of Common Stock. The robust cash flow generation of our business over the three-year performance period has allowed the Company to fulfill its priorities of investing in the business, funding acquisitions with strong returns, and returning available cash to shareholders through dividend growth and Common Stock repurchases.
Annual Cash Incentive Performance Measures
Company performance on annual cash incentive performance measures for named executive officers is set forth below. Additional information about the definition and calculation of these performance measures is below under “Named Executives’ 2022 Compensation Program and Results — Annual Cash Incentive.” Due to these results, each of the named executives received an annual cash incentive payment for 2022 equal to 172.18% of target.
Operating EBITDA (generally defined as the Company’s income from operations, excluding depreciation, depletion and amortization, “Restructuring” and “(Gain) Loss from Divestitures, Asset Impairments and Unusual Items, Net” reported in our Annual Report on Form 10-K; Operating EBITDA presented in this proxy statement is a non-GAAP measure and is defined differently than Operating EBITDA reported in the Company’s quarterly earnings press release) — $5.475 billion, yielding a payout of 171.72%
Income from Operations Margin (generally defined as income from operations as a percentage of revenue) —  18.2%, yielding a payout of 145.27%
Internal Revenue Growth (defined as internal revenue growth from yield, plus internal revenue growth from volume, at the consolidated level for the traditional solid waste business) — 8.5%, yielding a payout of 200%.
In 2022, each of the executive compensation incentive awards continued to demonstrate strong alignment between executive pay and Company performance. The payouts on the PSUs granted in 2020 correlate with outstanding cash flow generation and total shareholder return over the three-year performance period. Additionally, the above-target results on our Operating EBITDA and Income from Operations Margin annual cash incentive performance measures, and above-maximum results on our Internal Revenue Growth annual cash incentive performance measure, are reflective of another year of strong business growth and overall financial performance. The Company’s results on each of the performance measures evidence that our executives continue to take the right actions to deliver on operational, strategic and financial priorities in the face of broader macroeconomic pressures, including inflation, supply chain disruption, labor market constraints, rising interest rates and commodity price volatility. Management continues to successfully develop and advance strategic initiatives to grow our business while driving efficiencies. As a result, both stockholders and executives were rewarded by above-target results on all five of the Company’s executive compensation financial performance measures in 2022.
Synergy Generation
The Company completed its acquisition of Advanced Disposal Services, Inc. (“ADS”) in October 2020. In February 2021, the MD&C Committee discussed making a future supplemental award of restricted stock units (“RSUs”) to executive officers, not including Mr. Fish, in connection with achievement of targeted ADS acquisition synergies. An incentive award plan was not created and award grants were not made at that time, but the MD&C Committee indicated its willingness to consider granting RSUs to the named executives in specified values at the February 2022 MD&C Committee meeting if the Company were to achieve certain synergy goals. In February 2022, the MD&C Committee confirmed that the Company exceeded $175 million in forecasted annual cost and capital synergies from the ADS acquisition. The MD&C Committee then approved the grants of RSUs to our named executives, not including Mr. Fish, in recognition of leadership and contributions critical to the acquisition of ADS and the subsequent integration and synergy generation (the “ADS Synergy Awards”).
   2023 Proxy Statement   |   31

EXECUTIVE COMPENSATION

2022 Actual Performance and Compensation Payouts
Annual Cash Incentive
Long-Term Performance Share Units
Maximum
Target
Threshold
$5.475B Actual
$5.332B Target
(50% weight)
171.72%
18.2% Actual
17.5% Target
(25% weight)
145.27%
8.5% Actual
5.0% Target
(25% weight)
200%
Combined Results
172.18%
75.84th Percentile Actual
50th Percentile Target
(50% weight)
200%
$7.24B Actual
$6.927B Target
(50% weight)
150.21%
Combined Results
175.11%
Operating EBITDA
Income from Operations Margin
Internal Revenue Growth
Annual Cash Incentive Award Payout
Relative TSR (S&P 500)
Cash Flow Generation
PSU Award Payout

Consideration of Stockholder Advisory Vote
When establishing 2022 compensation for the named executives, the MD&C Committee noted the results of the 2021 advisory stockholder vote on executive compensation, with more than 92% of shares present and entitled to vote at the annual meeting voting in favor of the Company’s executive compensation. Accordingly, the results of the stockholder advisory vote did not cause the MD&C Committee to make any changes to executive compensation practices for 2022, although the MD&C Committee does consider feedback received by the Company through stockholder engagement.
2023 Compensation Program Preview
The MD&C Committee continually reviews our compensation program to ensure it is clearly aligned with the business strategy and best supports the accomplishment of our goals. The MD&C Committee also believes that consistency in program design reinforces its efforts to maintain a compensation program that is straightforward, easy to communicate and readily translates into actionable goals. The MD&C Committee’s choice of long-term performance measures and respective weighting has been consistent since 2016, and the MD&C Committee is pleased with the financial results and stockholder value that has been generated. Accordingly, the MD&C Committee has approved keeping the 2023 long-term incentive program design for stock options and PSUs consistent with prior years.
With respect to the Cash Flow PSUs granted in 2021 with a performance period ended December 31, 2023, as well as the Cash Flow PSUs granted in 2022 with a performance period ended December 31, 2024, the MD&C Committee has considered the impact of the Company’s strategy to accelerate investments in recycling and renewable energy growth projects on the cash flow generation performance measure. Consistent with calculation of the performance results for the Cash Flow PSUs granted in 2020, discussed above, the MD&C Committee anticipates that it will be appropriate to exclude the impact of such incremental strategic capital investments that were approved by the Board after the applicable cash flow generation performance measures were established for the Cash Flow PSUs granted in 2021 and 2022. The MD&C Committee also anticipates a corresponding exclusion of the benefits resulting from such incremental strategic capital expenditures that were not anticipated when the performance measures were established. The MD&C Committee believes that these exclusions are supportive of positive actions by management to advance sustainable growth.
The MD&C Committee has approved an annual cash incentive program for 2023 with the same performance measures and weighting as the 2022 annual cash incentive program; however, the MD&C Committee has also incorporated an ESG modifier into this program. Annual cash incentive payouts to executive officers for 2023 may be increased, or decreased,
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up to five percent depending on achievement calculated using an ESG scorecard. The ESG scorecard contains four quantifiable performance measures; one each in the areas of safety; diversity, equity & inclusion; circularity and climate. The MD&C Committee believes that these performance measures align with the Company’s commitments and values, sustainability growth strategy and 2030 goals presented in the Company’s 2022 Sustainability Report.
Our Compensation Philosophy for Named Executive Officers
The Company’s compensation philosophy is designed to:
•
Attract and retain exceptional employees through competitive compensation opportunities;

•
Encourage and reward performance through substantial at-risk performance-based compensation, while discouraging excessive risk-taking behavior; and

•
Align our decision makers’ long-term interests with those of our stockholders through emphasis on equity ownership.

Additionally, our compensation philosophy is intended to encourage executives to embrace the Company’s strategy and to lead the Company in setting aspirations that will continue to drive exemplary performance.
With respect to our named executive officers, the MD&C Committee believes that total direct compensation at target should generally be in a range around the competitive median according to the following:
•
Base salaries should be paid within a range of plus or minus 10% around the competitive median, with attention given to individual circumstances, including strategic importance of the named executive’s role, the executive’s experience and individual performance;

•
Target short-term and long-term incentive opportunities should generally be set at the competitive median; and

•
Total direct compensation opportunities should generally be within a range of plus or minus 20% around the competitive median.

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Overview of Elements of Our 2022 Executive Compensation Program
Timing	Component	Purpose	Key Features
Current	Base Salary	To attract and retain executives with a competitive level of regular income	Adjustments to base salary primarily consider competitive market data and the executive’s individual performance and responsibilities.
Short-Term Performance Incentive	Annual Cash Incentive	To encourage and reward contributions to our annual financial objectives through performance-based compensation subject to challenging, yet attainable, objective and transparent metrics
Cash incentives are targeted at a percentage of base salary and range from zero to 200% of target based on the following performance measures:
•
Operating EBITDA — designed to encourage balanced growth and profitability and assess the financial outcome from execution of strategic priorities (weighted 50%);

•
Income from Operations Margin — designed to motivate pursuit of high margin revenue growth while also controlling costs and operating efficiently (weighted 25%); and

•
Internal Revenue Growth — targeted at executing on pricing strategy and appropriate volume growth aligned with strategic growth goals (weighted 25%).

The MD&C Committee has discretion to increase or decrease an individual’s payment by up to 25% based on individual performance, but such modifier has never been used to increase a payment to a named executive.

Long-Term Performance Incentives	Performance Share Units	To encourage and reward building long-term stockholder value through successful strategy execution; To retain executives; and To increase stockholder alignment through executives’ stock ownership
Number of shares delivered range from zero to 200% of the initial target grant based on performance over a three-year performance period.
Payout on half of each executive’s PSUs granted in 2022 is dependent on cash flow generation, defined as net cash flow provided by operating activities, less capital expenditures, with certain exclusions, which continues our focus on capital discipline, while also aligning the Company with stockholders’ free cash flow expectations. We refer to these as Cash Flow PSUs.
Payout on the remaining half of the PSUs granted in 2022 is dependent on total shareholder return relative to other companies in the S&P 500 over the three-year performance period. We refer to these as TSR PSUs.
PSUs earn dividend equivalents that are paid at the end of the performance period based on the number of shares earned. Recipients can defer the receipt of shares, in which case such shares of Common Stock will be paid out, without interest, at the end of the deferral period.

Stock Options
To support the growth element of the Company’s strategy and encourage and reward stock price appreciation over the long-term;
To retain executives; and
To increase stockholder alignment through executives’ stock ownership

Stock options granted in 2022 vest ratably in three annual increments, beginning on the first anniversary of the date of grant.
Exercise price is the average of the high and low market price of our Common Stock on the date of grant.
Stock options have a term of ten years.

	Restricted Stock Units	Used on a limited basis (e.g. promotion, new hire, special recognition) to make awards that encourage and reward long-term performance and increase alignment with stockholders
RSUs are not routinely an element of executive compensation, but grants are made in certain circumstances, including in recognition of significant promotions and contributions, such as in the case of the ADS Synergy Awards.
RSUs typically vest in full three years after the date of grant. Time-based vesting aids retention. Dividend equivalents on RSUs accrue and are paid in cash upon vesting.

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Deferral Plan.   Each of our named executive officers is eligible to participate in our 409A Deferral Plan and may elect to defer receipt of portions of their base salary and cash incentives in excess of the annual compensation threshold established under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the “IRC”). We believe that providing a program that allows and encourages planning for retirement is a key factor in our ability to attract and retain talent. Additional details on the 409A Deferral Plan can be found in the Nonqualified Deferred Compensation in 2022 table and accompanying disclosure.
Perquisites.   The Company provides very limited perquisites or personal benefits to executive officers, including cost to the Company for guest participation in corporate events, cost for certain event tickets and use of Company aircraft for personal travel. The MD&C Committee permits our President and Chief Executive Officer to use the Company’s aircraft for business and personal travel; provided, however, that personal use of the Company aircraft attributed to him that results in incremental cost to the Company shall not exceed 90 hours during any calendar year without approval from the Chairman of the MD&C Committee. In 2022, our President and Chief Executive Officer had 25 hours of personal use of Company aircraft under this standard. Personal use of the Company’s aircraft by other employees resulting in incremental cost to the Company is permitted with Chief Executive Officer approval, although this does not occur frequently. The value of our named executives’ personal use of the Company’s aircraft is treated as taxable income to the respective executive in accordance with IRS regulations using the Standard Industry Fare Level formula. This is a different amount than we calculate pursuant to the SEC requirement to report the incremental cost to us of their use. See note (4) to the Summary Compensation Table below for additional information about this calculation.
Post-Employment and Change in Control Compensation.   The Company provides severance protections that aid in retention of senior leadership by providing the individual with comfort that he or she will be treated fairly in the event of an involuntary termination not for cause. The change in control provisions included in our Executive Severance Protection Plan, our stock option award documentation and, if applicable, employment agreements require a double trigger in order to receive any payment in the event of a change in control situation. Additional details can be found under “— Post Employment and Change in Control Compensation; Clawback Policies” and “Potential Payments Upon Termination or Change in Control.”
How Named Executive Officer Compensation Decisions are Made
The MD&C Committee meets several times each year to perform its responsibilities as delegated by the Board of Directors and as set forth in the MD&C Committee’s charter. These responsibilities include evaluating and approving the Company’s compensation philosophy, policies, plans and programs for our named executive officers. In the performance of its duties, the MD&C Committee regularly reviews the total compensation, including the base salary, target annual cash incentive award opportunities, long-term incentive award opportunities and other benefits, including potential severance payments for each of our named executive officers. At a regularly scheduled meeting each year, the MD&C Committee reviews our named executives’ total compensation and compares that compensation to the competitive market, as discussed below. In the first quarter of each year, the MD&C Committee meets to determine salary increases, if any, for the named executive officers; verifies the results of the Company’s performance for annual cash incentive and performance share unit calculations; reviews the individual annual cash incentive targets for the current year as a percent of base salary for each of the named executive officers; and makes decisions on granting long-term equity awards.
Compensation Consultant.   The MD&C Committee uses several resources in its analysis of the appropriate compensation for the named executive officers. The MD&C Committee selects and employs an independent consultant to provide advice relating to market and general compensation trends. The MD&C Committee also uses the services of its independent consultant for data gathering and analyses. The MD&C Committee has retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent consultant since 2002. The Company makes regular payments to FW Cook for its services around executive compensation, including meeting preparation and attendance, advice, and best practice information, as well as competitive data. Information about such payments is submitted to the Chairman of the MD&C Committee.
In addition to services related to executive compensation, FW Cook also provides the MD&C Committee information and advice with respect to compensation of the non-employee directors. FW Cook has no other business relationships with the Company and receives no other payments from the Company. The MD&C Committee adopted a charter provision requiring that it consider the independence of any compensation consultants it uses for executive compensation matters. The MD&C Committee has considered the independence of FW Cook in light of SEC rules and New York Stock Exchange listing standards. In connection with this process, the MD&C Committee has reviewed, among other items, a letter from
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EXECUTIVE COMPENSATION
FW Cook addressing the independence of FW Cook and the members of the consulting team serving the MD&C Committee, including the following factors: (a) other services provided to us by FW Cook; (b) fees paid by us as a percentage of FW Cook’s total revenue; (c) policies or procedures of FW Cook that are designed to prevent conflicts of interest; (d) any business or personal relationships between the senior advisor of the consulting team with a member of the MD&C Committee; (e) any Company stock owned by the senior advisor or any member of his immediate family and (f) any business or personal relationships between our executive officers and the senior advisor. The MD&C Committee reviewed these considerations and concluded that the work performed by FW Cook and its senior advisor involved in the engagement did not raise any conflict of interest.
Role of our CEO and our Human Resources Organization.   Our President and Chief Executive Officer contributes to compensation determinations by assessing the performance of the other named executive officers and providing these assessments with recommendations to the MD&C Committee. Personnel within the Company’s Human Resources organization assist the MD&C Committee by working with the independent consultant to provide information requested by the MD&C Committee and assisting it in designing and administering the Company’s compensation programs.
Peer Company Comparisons.   The MD&C Committee uses compensation information of comparison groups of companies to gauge the competitive market, which is relevant for attracting and retaining key talent and for ensuring that the Company’s compensation practices are aligned with prevalent practices. For purposes of establishing the 2022 executive compensation program, the MD&C Committee considered a competitive analysis of total direct compensation levels and compensation mix for our executive officers during the second half of 2021, using information from:
•
Size-adjusted median compensation data from two general industry surveys in which management annually participates; the Aon Hewitt 2020 Total Compensation Measurement Survey (as the 2021 Aon Radford Global Compensation Executive Data was not yet available) and the Willis Towers Watson 2021 Executive Compensation Database Survey. The 2020 Aon Hewitt Total Compensation Measurement Survey included 412 organizations ranging in size from approximately $30 million to $525 billion in annual revenue, and the 2021 Willis Towers Watson Executive Compensation Database Survey included 717 organizations ranging in size from approximately $50 million to $570 billion in annual revenue. Data selected from these surveys is scoped based on Company revenue; and

•
Median compensation data from a comparison group of 20 publicly traded U.S. companies, described below.

The comparison group of companies is initially recommended by the independent consultant prior to the data gathering process, with input from management and the MD&C Committee. The composition of the group is evaluated, and a final comparison group of companies is approved by the MD&C Committee each year. The selection process for the comparison group begins with all companies in the Standard & Poor’s North American database that are publicly traded U.S. companies in 15 different Global Industry Classifications. These industry classifications are meant to provide a collection of companies in industries that share similar characteristics with us. The companies are then limited to those with at least $5 billion in annual revenue to ensure appropriate comparisons, and further narrowed by choosing those with asset intensive domestic operations, as well as those focusing on transportation and logistics. Companies with these characteristics are chosen because the MD&C Committee believes that it is appropriate to compare our executives’ compensation with executives that have similar responsibilities and challenges at other companies.
The following chart sets forth various size comparisons to companies in the comparison group; this table is provided to evidence that the Company was appropriately positioned within its peer group for purposes of establishing 2022 compensation during 2021. All financial and market data are taken from Standard & Poor’s Capital IQ, with financial data as of each company’s 2020 fiscal year end and market capitalization as of December 31, 2020.
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Peer Company Comparison Group

Net Revenue
54%
Operating Income
66%
Total Assets
45%
Total Equity
44%
Total Employees
71%
Market Capitalization
66%
WM Composite Percentile Rank
58%
0%
10%
20%
30%
40%
50%
60%
70%
80%

20 Company Comparison Group

American Electric Power	Halliburton	Southwest Airlines
Avis Budget	NextEra Energy	Sysco
C.H. Robison WW	Norfolk Southern	Union Pacific
CSX	Republic Services	UPS
Entergy	Ryder System	Waste Connections
FedEx	Schlumberger	XPO Logistics
Grainger (WW)	Southern

For purposes of each of the named executives, the general industry data and the comparison group data are blended when composing the competitive analysis, when possible, such that the combined general industry data and the comparison group are each weighted 50%. For competitive comparisons, the MD&C Committee has determined that total direct compensation packages for our named executive officers within a range of plus or minus 20% of the median total compensation of the competitive analysis is appropriate. In making these determinations, total direct compensation consists of base salary, target annual cash incentive, and the annualized grant date fair value of long-term equity incentive awards, not including the non-recurring ADS Synergy Awards.
Allocation of Compensation Elements and Tally Sheets.   The MD&C Committee considers the forms in which total compensation will be paid to executive officers and seeks to achieve an appropriate balance between base salary, annual cash incentive compensation and long-term incentive compensation. The MD&C Committee determines the size of each element based primarily on comparison group data and individual and Company performance. The percentage of compensation that is contingent on achievement of performance criteria typically increases in correlation to an executive officer’s responsibilities within the Company, with performance-based incentive compensation making up a greater percentage of total compensation for our most senior executive officers. Additionally, as an executive becomes more senior, a greater percentage of the executive’s compensation shifts away from short-term to long-term incentive awards.
The MD&C Committee uses tally sheets to review the compensation of our named executive officers, which show the cumulative impact of all elements of compensation. These tally sheets include detailed information and dollar amounts for each component of compensation, the value of all equity held by each named executive, and the value of welfare and retirement benefits and severance payments. Tally sheets provide the MD&C Committee with the relevant information necessary to determine whether the balance between short-term and long-term compensation, as well as fixed and variable compensation, is consistent with the overall compensation philosophy of the Company. This information is also useful in the MD&C Committee’s analysis of whether total direct compensation provides a compensation package that is appropriate and competitive. Tally sheets are provided annually to the full Board of Directors.
The following charts display the allocation of total 2022 target compensation among base salary, annual cash incentive and annual long-term equity awards for (a) our President and Chief Executive Officer and (b) our other named executives, on average (including and excluding the non-recurring ADS Synergy Awards). These charts reflect the MD&C Committee’s 2022 ordinary course desired total mix of target compensation for named executives, other than our President and CEO, which includes approximately 60% of total compensation derived from long-term equity awards, while long-term equity awards comprised 72% of our President and Chief Executive Officer’s total target compensation. These charts also reflect
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EXECUTIVE COMPENSATION
that approximately 89% of our President and Chief Executive Officer’s total target compensation opportunities awarded in 2022 were performance-based. Approximately 84% of the total target compensation established in February 2022 for the other named executives, on average, was comprised of annual cash incentive and long-term equity awards, all of which are performance-based with the exception of the ADS Synergy Awards, which were granted in recognition of prior performance, but are not subject to future performance measures. We consider stock options granted under our long-term incentive plan to be performance-based because their value will increase as the market value of our Common Stock increases.
Internal Pay Equity.   The MD&C Committee considers the differentials between compensation of the named executive officers. The MD&C Committee also reviews compensation comparisons between our President and Chief Executive Officer and the other executive officers, while recognizing the additional responsibilities of our President and Chief Executive Officer and that such differentials will increase in periods of above-target performance and decrease in times of below-target performance. Based on these considerations, the MD&C Committee concluded that the compensation paid to our President and Chief Executive Officer is reasonable compared to that of the other executive officers.
Tax and Accounting Matters.   Following the revision of Section 162(m) of the IRC in 2017, the Company generally may no longer take a deduction for any compensation paid to any of its named executive officers in excess of $1 million. Section 409A of the IRC (“Code Section 409A”) generally provides that any deferred compensation arrangement that does not meet specific requirements will result in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. In general, to avoid a Code Section 409A violation, amounts deferred may only be paid out on separation from service, disability, death, a specified time or fixed schedule, a change in control or an unforeseen emergency. Furthermore, the election to defer generally must be made in the calendar year prior to performance of services. We intend to structure all of our compensation arrangements, including our 409A Deferral Plan, in a manner that complies with or is exempt from Code Section 409A.
We account for equity-based payments, including stock options, PSUs and RSUs, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“ASC Topic 718”). The MD&C Committee takes into consideration the accounting treatment under ASC Topic 718 when determining the form and amount of annual long-term equity incentive awards. However, because our long-term equity incentive awards are based on a target dollar value established prior to grant (described in further detail under “Named Executives’ 2022 Compensation Program and Results — Long-Term Equity Incentives”), this “value” will differ from the grant date fair value of awards calculated pursuant to ASC Topic 718 and reported in the Summary Compensation Table.
Risk Assessment.   The MD&C Committee uses the structural elements set forth in the Executive Summary earlier to establish compensation that will provide sufficient incentives for named executive officers to drive results while avoiding unnecessary or excessive risk taking that could harm the long-term value of the Company. During 2022, the MD&C Committee reviewed the Company’s compensation policies and practices and the assessment and analysis of related risk conducted by the independent compensation consultant. Based on this review and analysis, the MD&C Committee and the independent compensation consultant concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
Policy on Calculation Adjustments.   In 2014, the MD&C Committee adopted a policy on calculation adjustments that affect payouts under annual and long-term incentive awards in order to address the potentially distorting effect of certain items. Such adjustments are intended to align award payments with the underlying performance of the business; avoid volatile, artificial inflation or deflation of awards due to unusual items in either the award year or the previous comparator
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year; and eliminate counterproductive incentives to pursue short-term gains and protect current incentive opportunities. To ensure the integrity of the adjustments, the policy provides that the MD&C Committee’s approach to adjustments shall generally be consistent with the Company’s approach to reporting adjusted non-GAAP earnings to the investment community, except that the MD&C Committee has determined that potential adjustments arising from a single transaction or event generally should be disregarded unless, taken together, they change the calculated award payout by at least five percent. For this reason, actual results reported in this Proxy Statement on financial performance measures may differ from earnings results reported to the investment community. The MD&C Committee retains discretion to evaluate all adjustments, both income and expense, as circumstances warrant; however, the MD&C Committee has agreed that it will not have the ability to use negative discretion with respect to the calculation of cash flow for purposes of the Cash Flow PSUs, in order to avoid variable accounting treatment for those awards.
Named Executives’ 2022 Compensation Program and Results
Base Salary
The MD&C Committee approved increases to the 2022 base salaries of named executive officers, consistent with our compensation philosophy and driven by competitive market data, internal pay equity considerations and individual performance relative to the executive’s responsibilities and contributions. The table below shows the 2022 annual base salary established by the MD&C Committee for each of our named executive officers.
Named Executive Officer	2022 Base Salary
Mr. Fish	$1,350,000
Ms. Rankin	$738,100
Mr. Morris	$753,800
Mr. Batchelor	$643,000
Ms. Hemmer	$643,000
Annual Cash Incentive
•
Annual cash incentives were dependent on the following performance measures: Operating EBITDA; Income from Operations Margin and Internal Revenue Growth.

•
Blended results on the performance measures resulted in each of the named executives receiving an annual cash incentive payment for 2022 equal to 172.18% of target.

The MD&C Committee develops financial performance measures for annual cash incentive awards to drive improvements in business operations, as well as support and fund the long-term strategy of the Company. The MD&C Committee has found that the Operating EBITDA measure encourages balanced focus on growth and profitability. Our Income from Operations Margin performance measure encourages responsible, high margin revenue growth and cost management and reduction. The Internal Revenue Growth performance measure supports the Company’s strategic growth and creation of shareholder value. The MD&C Committee believes these financial performance measures supported and aligned with the strategy of the Company in 2022, are reflective of the Company’s overall performance, and are appropriate indicators of our progress toward the Company’s goals. See “2022 Compensation Program Results and Company Performance” in the Executive Summary above for further discussion and definitions of the annual cash incentive performance measures.
When setting threshold, target and maximum performance measure levels each year, the MD&C Committee looks to the Company’s historical results of operations and analyses and forecasts for the coming year. Specifically, the MD&C Committee considers pricing and volume trends, operational factors, and macroeconomic conditions, such as the recent inflationary cost pressures. Additionally, when setting the 2022 performance levels, the MD&C Committee defined the 2022 annual cash incentive awards to exclude the impacts of our recycling brokerage business. While the relatively small and traditionally lower-margin recycling brokerage business is additive to our overall customer value proposition, it can have a distorting effect on results, due in part to commodity price volatility. The table below details the performance measures set by the MD&C Committee for purposes of the named executive officers’ annual cash incentive for 2022.
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EXECUTIVE COMPENSATION
	Threshold Performance (60% Payment)	Target Performance (100% Payment)	Maximum Performance (200% Payment)
Operating EBITDA	$5.132 billion	$5.332 billion	$5.532 billion
Income from Operations Margin	16.0%	17.5%	19.0%
Internal Revenue Growth	3.0%	5.0%	7.0%
The following table sets forth the Company’s performance achieved on each of the annual cash incentive performance measures and the payout earned on account of such performance.
Operating EBITDA (weighted 50%)		Income from Operations Margin (weighted 25%)		Internal Revenue Growth (weighted 25%)		Total Payout Earned (as a percentage of Target)
Actual	Payout Earned	Actual	Payout Earned	Actual	Payout Earned
$5.475 billion	171.72%	18.2%	145.27%	8.5%	200%	172.18%
As discussed above, the MD&C Committee has discretion to adjust the performance calculations in line with its policy on calculation adjustments. The MD&C Committee did not make any adjustments to the calculation of 2022 annual cash incentive performance results.
Target annual cash incentives are a specified percentage of the executives’ base salary. The following table shows each named executive’s target percentage of base salary for 2022 and annual cash incentive for 2022 paid in March 2023.
Named Executive Officer	Target Percentage of Base Salary	Annual Cash Incentive For 2022(1)
Mr. Fish	150	$3,459,049
Ms. Rankin	100	$1,258,404
Mr. Morris(2)	108	$1,391,871
Mr. Batchelor	90	$978,476
Ms. Hemmer	90	$978,476

(1)
Calculations of annual cash incentive payouts, as a percentage of base salary, were made using the named executive’s actual base salary received in 2022. Such amounts are lower than if calculated using the 2022 base salaries in the table above due to the timing of when base salary increases take effect.

(2)
In February 2022, the target percentage of base salary for Mr. Morris was increased from 100% to 110%, yielding a 108% target percentage of base salary for the full year of 2022.

Long-Term Equity Incentives
Our equity awards are designed to hold individuals accountable for long-term decisions by rewarding the success of those decisions. The MD&C Committee continuously evaluates the components of its programs. In determining which forms of equity compensation are appropriate, the MD&C Committee considers whether the awards granted are achieving their purpose; the competitive market; and accounting, tax or other regulatory issues, among others. In determining the appropriate awards for the named executives’ 2022 annual long-term incentive award, the MD&C Committee decided to grant both PSUs comprising 80% of each named executive’s award and stock options comprising 20% of each named executive’s award, consistent with prior years, not including the non-recurring ADS Synergy Awards that are discussed below under “Restricted Stock Units.” Half of each named executives’ PSUs granted in 2022 are Cash Flow PSUs and the remaining half are TSR PSUs. Meanwhile, stock options encourage focus on increasing the market value of our stock. Before determining the actual number of PSUs and stock options that were granted to each of the named executives in 2022, the MD&C Committee established a target dollar amount for each named executive’s annual total long-term equity incentive award. The values chosen were based primarily on the comparison information for the competitive market and consideration of the named executives’ responsibility for meeting the Company’s strategic objectives. Target dollar amounts for equity incentive awards will vary from grant date fair values calculated for accounting purposes.
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Named Executive Officer	Dollar Values of 2022 Long-Term Equity Incentives Set by the Committee (at Target)(1)
Mr. Fish	$8,750,000
Ms. Rankin	$2,200,000
Mr. Morris	$2,600,000
Mr. Batchelor	$1,700,000
Ms. Hemmer	$1,700,000

(1)
Amount does not include the ADS Synergy Awards discussed below under “Restricted Stock Units”.

Overview of Performance Share Units.
•
Named executives were granted new PSUs with a three-year performance period ending December 31, 2024. Half of each named executive’s PSUs granted in 2022 are Cash Flow PSUs and the remaining half are TSR PSUs.

•
Named executives received a payout of 175.11% of the PSUs granted in 2020 with a three-year performance period ended December 31, 2022. The Company exceeded the target level of performance for the Cash Flow PSUs, and the Company exceeded the maximum level of performance for the TSR PSUs.

PSUs Granted in 2022.   Performance share units are granted to our named executive officers annually to align compensation with the achievement of our long-term financial goals and to increase stockholder alignment through stock ownership. PSUs provide an immediate retention benefit to the Company because there is unvested potential value at the date of grant. The number of PSUs granted to our named executive officers corresponds to an equal number of shares of Common Stock. At the end of the three-year performance period for each grant, the Company will deliver a number of shares ranging from 0% to 200% of the initial number of PSUs granted, depending on the Company’s three-year performance against pre-established targets.
The MD&C Committee determined the number of PSUs that were granted to each of the named executives in 2022 by taking the targeted dollar amounts established for total long-term equity incentives (set forth in the table above) and multiplying by 80%. Those values were then divided by the average of the high and low market price of our Common Stock over the 30 trading days preceding the grant date to determine the number of PSUs granted. The number of PSUs granted in 2022 are shown in the table below.
Named Executive Officer	Number of PSUs
Mr. Fish	47,620
Ms. Rankin	11,972
Mr. Morris	14,150
Mr. Batchelor	9,252
Ms. Hemmer	9,252
Half of each named executive’s PSUs included in the table above are Cash Flow PSUs; the cash flow generation performance measure requires focus on capital discipline and strengthens alignment with stockholders’ free cash flow expectations. For purposes of these PSUs, we define cash flow as net cash provided by operating activities, less capital expenditures, with the following adjustments: (a) costs associated with labor disruptions and multiemployer plan withdrawal liabilities are excluded due to being required as a result of past labor commitments combined with changing economic conditions and business climate; (b) strategic acquisition, restructuring, and transformation and reorganization costs are excluded; (c) cash proceeds from strategic divestitures of assets and businesses are excluded; and (d) cash proceeds from divestitures of any other businesses and assets are included (the “Cash Flow PSU Definition”). The table below shows the required achievement of the cash flow generation performance measure and the corresponding potential payouts under our Cash Flow PSUs granted in 2022.
	Threshold		Target		Maximum
	Performance	Payout	Performance	Payout	Performance	Payout
Cash Flow	$6.034 billion	50%	$6.634 billion	100%	$7.234 billion	200%
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The remaining half of each named executive’s PSUs are TSR PSUs. This measure directly correlates executive compensation with creation of stockholder value. Total shareholder return is calculated as follows: (Common Stock price at end of performance period — Common Stock price at beginning of performance period + dividends during performance period) / Common Stock price at beginning of performance period. The table below shows the required achievement of the total shareholder return performance measure and the corresponding potential payouts under our TSR PSUs granted in 2022.
Total Shareholder Return Relative to the S&P 500
Performance	Payout
75th percentile (Maximum)	200%
50th percentile (Target)	100%
25th percentile (Threshold)	50%
The different performance measure levels are determined based on an analysis of historical performance and current projections and trends. The MD&C Committee uses this analysis and consideration of different scenarios related to items that affect the Company’s performance such as yield, volumes and capital to set the performance measures. As with the consideration of targets for the annual cash incentives, when the MD&C Committee established the cash flow targets, the MD&C Committee carefully considered several material factors anticipated to affect the Company in 2022 and beyond, including macroeconomic and market conditions and economic indicators for future periods, to align the cash flow targets with the Company’s long-range strategic plan. The 2022 cash flow targets are also reflective of planned increases in capital spending that were announced in the first quarter of 2022 to accelerate our sustainability growth strategy.
Payout on PSUs for the Performance Period Ended December 31, 2022.   Half of the PSUs granted in 2020 with the performance period ended December 31, 2022 were TSR PSUs, and the remaining half of the PSUs granted in 2020 were Cash Flow PSUs. With respect to the TSR PSUs with a three-year performance period ended December 31, 2022, the performance of the Company’s Common Stock on this measure translated into a percentile rank relative to the S&P 500 of 75.84%, resulting in a maximum 200% payout in shares of Common Stock that were issued in February 2023.
For purposes of the Cash Flow PSUs with a three-year performance period ended December 31, 2022, the Company generated net cash flow from operating activities, less capital expenditures, of $7.24 billion, exceeding the target criteria of $6.927 billion; this performance level yielded a 150.21% payout in shares of Common Stock that were issued in February 2023. This performance was calculated in accordance with the Cash Flow PSU Definition above and excluded the benefit of government-required divestitures in connection with the ADS acquisition. Additionally, in line with the MD&C Committee’s policy on calculation adjustments discussed above, the MD&C Committee approved an adjustment to the measurement of performance on the cash flow measure to exclude the impact of $561 million of capital expenditures allocated to strategic investments in recycling and renewable energy that were not contemplated at the time the performance measures were established. Such incremental capital expenditures to support our sustainability growth strategy were approved by the Board of Directors in December 2021 and publicly announced in the first quarter of 2022. These 2022 strategic investments did not have a material impact on any of the other 2022 executive compensation performance measures.
Stock Options.   The MD&C Committee believes use of stock options is appropriate to support the growth element of the Company’s strategy. The grant of options made to the named executive officers in the first quarter of 2022 in connection with the annual grant of long-term equity awards was based on the targeted dollar amounts established for total long-term equity incentives (set forth in the table above) and multiplied by 20%. The actual number of stock options granted was determined by assigning a value to the options using an option pricing model and dividing the dollar value of target compensation by the value of an option. The resulting number of stock options are shown in the table below.
Named Executive Officer	Number of Options
Mr. Fish	66,188
Ms. Rankin	16,641
Mr. Morris	19,667
Mr. Batchelor	12,859
Ms. Hemmer	12,859
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The stock options granted in 2022 vest ratably in three annual increments, beginning on the first anniversary of the date of grant. The exercise price of the options granted in 2022 is $145.67, which is the average of the high and low market price of our Common Stock on the date of grant, and the options have a term of ten years. We account for our employee stock options under the fair value method of accounting using a Black-Scholes valuation model to measure stock option expense at the date of grant. The fair value of the stock options at the date of grant is amortized to expense over the vesting period less expected forfeitures, except for stock options granted to retirement-eligible employees, for which expense is accelerated over the period that the recipient becomes retirement-eligible.
Restricted Stock Units.   The Company completed its acquisition of ADS in October 2020. In February 2021, the MD&C Committee discussed making a future supplemental award of RSUs to executive officers, not including Mr. Fish, in connection with achievement of targeted ADS acquisition synergies. An incentive award plan was not created and award grants were not made at that time, but the MD&C Committee indicated its willingness to consider granting RSUs to the named executives in specified values at the February 2022 MD&C Committee meeting if the Company were to achieve certain synergy goals. In February 2022, the MD&C Committee confirmed that the Company exceeded $175 million in forecasted annual cost and capital synergies from the ADS acquisition. The MD&C Committee then approved the grants of the following ADS Synergy Awards to our named executives, not including Mr. Fish, in recognition of leadership and contributions critical to the acquisition of ADS and the subsequent integration and synergy generation.
Named Executive Officer	Number of RSUs(1)	Intended Value of RSUs
Ms. Rankin	6,803	$1,000,000
Mr. Morris	10,204	$1,500,000
Mr. Batchelor	5,102	$750,000
Ms. Hemmer	5,102	$750,000

(1)
The number of RSUs granted was calculated by dividing the intended values in the table above by the average of the high and low market price of our Common Stock over the 30 trading days preceding the grant date.

The ADS Synergy Awards will vest in full on the third anniversary of the date of grant. Dividends on the RSUs will accrue and be paid in cash upon vesting. The RSUs may not be voted or sold until vested. Unvested RSUs are subject to forfeiture in the event of voluntary or for-cause termination. RSUs will be prorated upon involuntary termination other than for cause, and RSUs immediately vest in the event of an employee’s death or disability.
The MD&C Committee anticipates that grants of RSUs to named executives will continue to be made on a limited basis in cases such as a significant promotion, increased responsibilities, special recognition and to attract new hires, and that RSUs will not be a routine component of named executive compensation.
Post-Employment and Change in Control Compensation; Clawback Policies
Severance Protection Plan.   In December 2017, we adopted an Executive Severance Protection Plan (the “Severance Protection Plan”) and each of Messrs. Fish and Morris and Ms. Rankin entered into new or amended and restated employment agreements (the “2017 Employment Agreements”). The Severance Protection Plan covers each of our executive officers. The 2017 Employment Agreements do not contain separate severance entitlements, but instead provide for additional terms and protections relating to the respective executive’s participation in the Severance Protection Plan. The 2017 Employment Agreements are intended to transition the Company’s severance protections away from contract-based protections and onto a standardized and flexible plan-based approach. Going forward, the Company does not anticipate entering into new employment agreements with our executive officers, and neither Mr. Batchelor nor Ms. Hemmer is a party to an employment agreement with the Company.
Post-Employment Covenants and Clawback Policies.   The 2017 Employment Agreements contain noncompetition and nonsolicitation restrictions that apply during employment and for a two-year period following termination. Additionally, the Severance Protection Plan contains (a) a requirement that the individual execute a general release prior to receiving post-termination benefits and (b) a clawback feature that allows for the suspension and refund of termination benefits for subsequently discovered cause. The clawback feature generally allows the Company to cancel any remaining payments due and obligates the named executive to refund to the Company severance payments already made if, within
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EXECUTIVE COMPENSATION
one year of termination of employment of the named executive by the Company for any reason other than for cause, the Company determines that the named executive could have been terminated for cause.
Our current equity award agreements also include a requirement that, in order to be eligible to vest in any portion of the award, the employee must enter into an agreement containing restrictive covenants applicable to the employee’s behavior following termination. Additionally, our equity award agreements include compensation clawback provisions that provide, if the MD&C Committee determines that an employee either engaged in or benefited from misconduct, then the employee will refund any amounts received under the equity award agreements. Misconduct generally includes any act or failure to act that caused or was intended to cause a violation of the Company’s policies, generally accepted accounting principles or applicable laws and that materially increased the value of the equity award. Further, our MD&C Committee has adopted a clawback policy applicable to our annual cash incentive awards that is designed to recoup annual cash incentive payments when the recipient’s personal misconduct affects the payout calculations for the awards. Clawback terms applicable to our incentive awards allow recovery within the earlier to occur of one year after discovery of misconduct and the second anniversary of the employee’s termination of employment.
Other Compensation Policies and Practices
Compensation Limitation Policies.   The Company has adopted a Severance Limitation Policy that generally provides that the Company may not enter into severance arrangements with its executive officers, as defined in the federal securities laws, that provide for benefits, less the value of vested equity awards and benefits provided to employees generally, in an amount that exceeds 2.99 times the executive officer’s then current base salary and target annual cash incentive, unless such future severance arrangement receives stockholder approval. The Company has also adopted its Policy Limiting Certain Compensation Practices, which generally provides that the Company will not enter into compensation arrangements that would obligate the Company to pay a death benefit or gross-up payment to an executive officer unless such arrangement receives stockholder approval. Both of these compensation limitation policies are subject to certain exceptions, including benefits generally available to management-level employees and any payment in reasonable settlement of a legal claim. Additionally, “Death Benefits” under the policy does not include deferred compensation, retirement benefits or accelerated vesting or continuation of equity-based awards pursuant to generally-applicable equity award plan provisions. None of our executive officers are party to any employment agreement or arrangement with the Company that provides for severance, gross-up or death benefits that exceed amounts permitted by these compensation limitation policies.
Stock Ownership Guidelines and Holding Requirements.   All of our named executive officers are subject to stock ownership guidelines. We instituted stock ownership guidelines because we believe that ownership of Company stock demonstrates a commitment to, and confidence in, the Company’s long-term prospects and further aligns employees’ interests with those of our stockholders. We believe that the requirement that these individuals maintain a portion of their individual wealth in the form of Company stock deters actions that would not benefit stockholders generally. Although there is no deadline set for senior executives to reach their ownership guidelines, the MD&C Committee monitors ownership levels to confirm that executives are making sustained progress toward achievement of their ownership guidelines. Additionally, our stock ownership guidelines contain holding requirements. Executives with a title of Senior Vice President or higher, which includes all of our named executives, must hold 100% of all net shares acquired through the Company’s long-term incentive plans until the individual’s ownership guideline is achieved. Once achieved, the requisite stock ownership level must continue to be retained throughout the executive’s employment with the Company.
The MD&C Committee regularly reviews the ownership guidelines to ensure that the appropriate share ownership levels are in place. Guidelines are expressed as a multiple of base salary. Each currently-serving named executive’s multiple of base salary and attainment as of March 14, 2023, using the closing price of our Common Stock on such date and base salaries in effect on December 31, 2022, are set forth below. Shares owned outright, vested RSUs and PSUs that have been deferred, Common Stock equivalents based on holdings in the Company’s 401(k) Retirement Savings Plan and phantom stock held in the Company’s 409A Deferral Plan count toward meeting the ownership guidelines. Stock options, PSUs, RSUs and restricted stock, if any, do not count toward meeting the ownership guidelines until they are vested or earned.
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	Ownership Guideline Multiple of Base Salary	Ownership Multiple of Base Salary Attained as of March 14, 2023
Mr. Fish	6x	32x
Ms. Rankin	3x	11x
Mr. Morris	3x	18x
Ms. Hemmer	3x	10x
As discussed under “Director and Officer Stock Ownership,” the MD&C Committee also establishes ownership guidelines for the non-employee directors and performs regular reviews to ensure all non-employee directors are in compliance or are showing sustained progress toward achievement of their ownership guideline.
Insider Trading; Prohibition of Hedging and Pledging Company Securities.   The Company’s Insider Trading Policy prohibits directors, executive officers and other “designated insiders” from engaging in most transactions involving the Company’s Common Stock during periods, determined by the Company, that those individuals are most likely to be aware of material, non-public information. Directors, executive officers and other designated insiders subject to stock ownership guidelines must clear all their transactions in our Common Stock with the Company’s office of the Chief Legal Officer in advance. Additionally, it is our policy that directors, executive officers and designated insiders are not permitted to hedge their ownership of Company securities, including (a) trading in options, warrants, puts and calls or similar derivative instruments on any security of the Company; (b) selling any security of the Company “short” and (c) purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of offsetting any decrease in the market value of any security of the Company granted as compensation or held, directly or indirectly, by the director, executive officer or designated insider. The Company’s Insider Trading Policy also provides that directors and executive officers may not pledge Company securities or hold Company securities in a margin account.
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EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION TABLES
We are required to present compensation information in the tabular format prescribed by the SEC. This format, including the tables’ column headings, may be different from the way we describe or consider elements and components of compensation internally. The Compensation Discussion and Analysis contains a discussion that should be read in conjunction with these tables to gain a complete understanding of our executive compensation philosophy, programs and decisions.
SUMMARY COMPENSATION TABLE
Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
James C. Fish, Jr. President and Chief Executive Officer
2022	1,338,462(5)	8,023,256	1,750,011	3,459,049	249,906	14,820,684
2021	1,294,231(5)	7,312,195	1,700,005	2,656,497	94,435	13,057,363
2020	1,269,231(5)	8,110,592	1,600,003	1,277,922	116,177	12,373,925
Devina A. Rankin Executive Vice President and Chief Financial Officer
2022	730,288	3,008,095	439,988	1,258,404	98,980	5,535,755
2021	700,671	1,806,413	420,003	958,821	56,094	3,942,002
2020	677,061	2,027,801	399,993	456,597	60,493	3,621,945
John J. Morris, Jr. Executive Vice President and Chief Operating Officer
2022	748,736	3,870,479	519,995	1,391,871	131,155	6,662,236
2021	728,138	1,978,522	460,006	996,408	67,420	4,230,494
2020	712,115	2,230,520	440,002	479,777	99,517	3,961,930
Steven R. Batchelor Senior Vice President — Operations
2022	630,506	2,302,032	339,992	978,476	37,712	4,288,718
2021	585,868	1,462,439	339,998	721,549	35,482	3,145,336
2020	567,062	1,672,967	330,005	347,774	13,841	2,931,649
Tara J. Hemmer Senior Vice President and Chief Sustainability Officer
2022	630,506	2,302,032	339,992	978,476	70,648	4,321,654
2021	585,868	1,462,439	339,998	721,549	45,601	3,155,455
2020	567,062	1,672,967	330,005	347,774	57,125	2,974,933

(1)
Amounts in this column represent the grant date fair value of PSUs granted to all named executives annually and ADS Synergy Awards comprised of RSUs granted to each named executive, except Mr. Fish, in 2022. The grant date fair values were calculated in accordance with ASC Topic 718, as further described in Note 14 in the Notes to the Consolidated Financial Statements in our 2022 Annual Report on Form 10-K. The grant date fair value of a TSR PSU granted in 2022, based on a multifactor Monte Carlo model, is $191.30, and because total shareholder return is a market condition, projected achievement is embedded in the grant date fair value. The grant date fair value of a Cash Flow PSU granted in 2022, and an ADS Synergy Award RSU, is $145.67, which is the average of the high and low market price of our Common Stock on the date of the grant, in accordance with our 2014 Stock Incentive Plan. The table below shows (a) the aggregate grant date fair value of Cash Flow PSUs assuming target level of performance is achieved (this is the amount included in the Stock Awards column in the Summary Compensation Table) and (b) the aggregate grant date fair value of the same PSUs assuming the Company will reach the highest level of achievement for this performance measure and maximum payouts will be earned.

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	Year	Aggregate Grant Date Fair Value of Cash Flow PSUs Assuming Target Level of Performance Achieved ($)	Aggregate Grant Date Fair Value of Cash Flow PSUs Assuming Highest Level of Performance Achieved ($)
James C. Fish, Jr.	2022	3,468,403	6,936,806
	2021	3,304,908	6,609,816
	2020	3,332,328	6,664,656
Devina A. Rankin	2022	871,981	1,743,962
	2021	816,448	1,632,896
	2020	833,145	1,666,290
John J. Morris, Jr.	2022	1,030,615	2,061,230
	2021	894,237	1,788,474
	2020	916,434	1,832,869
Steven R. Batchelor	2022	673,869	1,347,738
	2021	660,982	1,321,964
	2020	687,357	1,374,715
Tara J. Hemmer	2022	673,869	1,347,738
	2021	660,982	1,321,963
	2020	687,357	1,374,715

(2)
Amounts in this column represent the grant date fair value of stock options granted annually, in accordance with ASC Topic 718. The grant date fair value of the options granted in 2022, calculated using a Black-Scholes option pricing model, is $26.44 per option. See Note 14 in the Notes to the Consolidated Financial Statements in our 2022 Annual Report on Form 10-K for additional information.

(3)
Amounts in this column represent cash incentive awards earned and paid based on the achievement of performance criteria. See “Compensation Discussion and Analysis — Named Executive’s 2022 Compensation Program and Results — Annual Cash Incentive” for additional information.

(4)
The amounts included in “All Other Compensation” for 2022 are shown below (in dollars):

	401(k) Plan Matching Contributions	409A Deferral Plan Matching Contributions	Life Insurance Premiums	Perquisites and Other Personal Benefits(a)
James C. Fish, Jr.	13,725	144,718	2,370	89,093
Devina A. Rankin	13,725	64,830	1,390	19,035
John J. Morris, Jr.	13,725	67,272	1,454	48,704
Steven R. Batchelor	13,725	23,285	702	—
Tara J. Hemmer	13,725	55,749	1,174	—

(a)
This column includes perquisites and personal benefits received by a named executive officer in 2022, to the extent that the total incremental cost of such perquisites and personal benefits was at least $10,000, consisting of (i) incremental cost for personal use of Company aircraft in the following amounts: Mr. Fish — $81,133, Ms. Rankin — $14,203 and Mr. Morris — $43,872; (ii) $4,832 of income that was imputed to each of our named executive officers for the cost of the executive’s guest’s participation in Company events and (iii) $3,128 for personal use of event tickets by Mr. Fish. Annually, we calculate an hourly direct operating cost for Company aircraft using industry standard measurements of costs for fuel, catering, telecommunications, maintenance, landing and hangar fees, flight plans and permits, and crew. We then allocate incremental cost to the named executive based on the amount of aircraft time required for the personal use, multiplied by the direct operating cost. When a deviation is made from business travel to pick up or drop off the executive in another location for a personal purpose, we calculate the time difference resulting from the flight plan deviation and multiply it by the direct operating cost. We also allocate incremental cost to the named executive in the rare event that a deadhead flight is required to

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position the aircraft to serve personal needs. We own and operate our aircraft primarily for business use; therefore, we do not include purchase costs or other fixed costs associated with our aircraft in the direct operating cost.
(5)
Includes $100,000 of base salary in each of 2022, 2021 and 2020 to which Mr. Fish was entitled but voluntarily relinquished to fund a scholarship program for children of Company employees.

GRANT OF PLAN-BASED AWARDS IN 2022
	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All other Stock Awards: Number of Shares of Stock or Units (#)(3)	All other Option Awards: Number of Securities Underlying Options(#)(4)	Exercise or Base Price of Option Awards ($/sh)(5)	Closing Market Price on Date of Grant ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James C. Fish, Jr.
Cash Incentive	1,205,384	2,008,973	4,017,945
3/1/22				23,810	47,620	95,240					8,023,256
3/1/22								66,188	145.67	146.58	1,750,011
Devina A. Rankin
Cash Incentive	438,519	730,866	1,461,731
3/1/22				5,986	11,972	23,944					2,017,102
3/1/22								16,641	145.67	146.58	439,988
3/1/22							6,803				990,993
John J. Morris, Jr.
Cash Incentive	485,029	808,382	1,616,763
3/1/22				7,075	14,150	28,300					2,384,062
3/1/22								19,667	145.67	146.58	519,995
3/1/22							10,204				1,486,417
Steven R. Batchelor
Cash Incentive	340,972	568,287	1,136,574
3/1/22				4,626	9,252	18,504					1,558,824
3/1/22								12,859	145.67	146.58	339,992
3/1/22							5,102				743,208
Tara J. Hemmer
Cash Incentive	340,972	568,287	1,136,574
3/1/22				4,626	9,252	18,504					1,558,824
3/1/22								12,859	145.67	146.58	339,992
3/1/22							5,102				743,208

(1)
Actual payouts of cash incentive awards for 2022 performance are shown in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.” The named executives’ possible annual cash incentive payouts are calculated using a percentage of base salary approved by the MD&C Committee. The threshold levels represent the amounts that would have been payable if the minimum performance criteria were met for each performance measure. See “Compensation Discussion and Analysis — Named Executive’s 2022 Compensation Program and Results — Annual Cash Incentive” for additional information about these awards.

(2)
Consists of the number of shares of Common Stock potentially issuable based on the achievement of performance criteria under PSU awards granted under our 2014 Stock Incentive Plan. See “Compensation Discussion and Analysis — Named Executive’s 2022 Compensation Program and Results — Long-Term Equity Incentives — PSUs Granted in 2022” for additional information about these awards. The performance period for these awards ends December 31, 2024. PSUs earn dividend equivalents, which are paid out based on the number of shares earned at the end of the performance period.

(3)
Consists of the number of shares of Common Stock issuable upon the vesting of the ADS Synergy Awards comprised of RSUs granted under our 2014 Stock Incentive Plan. These RSUs vest in full on the third anniversary of the date of grant. See “Compensation Discussion and Analysis — Named Executive’s 2022 Compensation Program and Results — Long-Term Equity Incentives — Restricted Stock Units” for additional information about this award.

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(4)
Consists of the number of shares of Common Stock potentially issuable upon the exercise of options granted under our 2014 Stock Incentive Plan. See “Compensation Discussion and Analysis — Named Executive’s 2022 Compensation Program and Results — Long-Term Equity Incentives — Stock Options” for additional information about these awards. Stock options vest ratably in three annual increments, beginning on the first anniversary of the date of grant. Although we consider stock options to be a form of incentive compensation, only awards with performance criteria are included as “Equity Incentive Plan Awards” in our compensation tables.

(5)
The exercise price represents the average of the high and low market price of our Common Stock on the date of the grant, in accordance with our 2014 Stock Incentive Plan.

(6)
These amounts are grant date fair values of the awards as calculated under ASC Topic 718 and as further described in notes (1) and (2) to the Summary Compensation Table.

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2022
	Option Awards				Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(2)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(6)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
James C. Fish, Jr.
	—	66,188(3)	145.67	3/1/2032	—	—	107,270	33,657,035
	—	65,700(4)	110.81	2/23/2031	—	—	—	—
	—	50,569(5)	126.005	2/19/2030	—	—	—	—
Devina A. Rankin
	—	16,641(3)	145.67	3/1/2032	6,803	1,067,255	26,708	8,379,902
	8,116	16,232(4)	110.81	2/23/2031	—	—	—	—
	12,642	12,642(5)	126.005	2/19/2030	—	—	—	—
John J. Morris, Jr.
	—	19,667(3)	145.67	3/1/2032	10,204	1,600,804	30,290	9,503,790
	—	17,778(4)	110.81	2/23/2031	—	—	—	—
	—	13,907(5)	126.005	2/19/2030	—	—	—	—
Steven R. Batchelor
	—	12,859(3)	145.67	3/1/2032	5,102	800,402	21,182	6,646,064
	6,570	13,140(4)	110.81	2/23/2031	—	—	—	—
	10,430	10,430(5)	126.005	2/19/2030	—	—	—	—
	27,005	—	98.898	2/19/2029	—	—	—	—
	3,684	—	85.34	2/20/2028	—	—	—	—
	5,443	—	73.335	2/28/2027	—	—	—	—
Tara J. Hemmer
	—	12,859(3)	145.67	3/1/2032	5,102	800,402	21,182	6,646,064
	6,570	13,140(4)	110.81	2/23/2031	—	—	—	—
	10,430	10,430(5)	126.005	2/19/2030	—	—	—	—
	27,005	—	98.898	2/19/2029	—	—	—	—
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(1)
Values are based on the closing price of our Common Stock on December 31, 2022 of $156.88.

(2)
Includes vested stock options granted on February 28, 2017; February 20, 2018; February 19, 2019; February 19, 2020 and February 23, 2021 pursuant to our 2014 Stock Incentive Plan.

(3)
Includes stock options granted on March 1, 2022 that vest ratably in three annual increments, beginning on the first anniversary of the date of grant.

(4)
Includes stock options granted on February 23, 2021 that vest ratably in three annual increments, beginning on the first anniversary of the date of grant.

(5)
Includes stock options granted on February 19, 2020 that vested 25% on the first and second anniversary of the date of grant. The remaining 50% will vest on the third anniversary of the date of grant.

(6)
Includes the ADS Synergy Awards comprised of RSUs granted on March 1, 2022 under our 2014 Stock Incentive Plan. The RSUs vest in full on the third anniversary of the date of grant.

(7)
Includes PSUs with three-year performance periods ending December 31, 2023 and December 31, 2024. Payouts on PSUs are made after the Company’s financial results for the performance period are reported and the MD&C Committee determines achievement of performance results and corresponding vesting during the first quarter of the succeeding year. The PSUs for the performance period ended December 31, 2022 are not included in the table as they are considered earned as of December 31, 2022 for proxy statement disclosure purposes; instead, such PSUs are included in the Option Exercises and Stock Vested table below. Pursuant to SEC disclosure instructions, because the Company’s performance on the metrics governing our PSUs with the performance period ended December 31, 2022 exceeded target, the payout value of unearned awards is calculated assuming maximum performance criteria is achieved. The following number of PSUs have a performance period ending December 31, 2023: Mr. Fish — 59,650; Ms. Rankin — 14,736; Mr. Morris — 16,140; Mr. Batchelor — 11,930; and Ms. Hemmer — 11,930. The following number of PSUs have a performance period ending December 31, 2024: Mr. Fish — 47,620; Ms. Rankin — 11,972; Mr. Morris — 14,150; Mr. Batchelor — 9,252; and Ms. Hemmer — 9,252.

OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)(1)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2)
James C. Fish, Jr.	140,703	8,044,345	92,617	14,087,509
Devina A. Rankin	16,367	1,245,561	23,156	3,522,143
John J. Morris, Jr.	49,801	2,970,050	25,471	3,874,266
Steven R. Batchelor	—	—	19,104	2,905,814
Tara J. Hemmer	—	—	19,104	2,905,814

(1)
The following number of net shares were received, after withholdings and/or sale of shares to cover option costs and taxes: Mr. Fish — 29,050; Ms. Rankin — 4,317; and Mr. Morris — 10,722.

(2)
Includes shares of the Company’s Common Stock issued on account of PSUs granted in 2020 with a performance period ended December 31, 2022. The determination of achievement of performance results and corresponding vesting of such PSUs was performed by the MD&C Committee in January 2023. Following such determination, shares of the Company’s Common Stock earned under this award were issued on February 1, 2023, based on the average of the high and low market price of our Common Stock on that date.

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EXECUTIVE COMPENSATION
Nonqualified Deferred Compensation in 2022
Amounts that Can be Deferred.   Under our 409A Deferral Plan, each of our named executive officers may elect to defer receipt of portions of their base salary and annual cash incentives for the applicable fiscal year in excess of the annual compensation threshold (the “Threshold”) established under Section 401(a)(17) of IRC. For 2022, the Threshold was $305,000. Such deferrals will result in a deferral of taxation on the amounts deferred. The 409A Deferral Plan provides that a plan participant may defer, for payment at a future date (a) up to 25% of the participant’s base salary, and up to 100% of the participant’s annual cash incentives, payable after the aggregate of such base salary and annual cash incentives reaches the Threshold; (b) any RSUs that would otherwise be received by the plan participant; and (c) any PSUs that would otherwise be received by the plan participant.
Matching Contributions.   The Company match provided under the 409A Deferral Plan is dollar for dollar on the employee’s deferrals, up to 3% of the employee’s aggregate base salary and cash incentives in excess of the Threshold, and fifty cents on the dollar on the employee’s deferrals, in excess of 3% and up to 6% of the employee’s aggregate base salary and cash incentives in excess of the Threshold. Additional deferral contributions will not be matched but will be tax-deferred. Amounts deferred under this plan are allocated into accounts that mirror selected investment funds in our 401(k) Retirement Savings Plan, including a Company stock fund, although the amounts deferred are not actually invested in stock or funds. There is no Company match on deferred RSUs or PSUs, but the Company makes a cash payment of dividend equivalents on the shares deferred at the same time and at the same rate as dividends on the Company’s Common Stock.
Timing of Distributions.   Participating employees generally can elect to receive distributions commencing six months after the employee leaves the Company in the form of annual installments or a lump sum payment. Special circumstances may allow for a modified or accelerated distribution, such as the employee’s death, an unforeseen emergency, or upon termination of the plan. In the event of death, distribution will be made to the designated beneficiary in a single lump sum in the following calendar year. In the event of an unforeseen emergency, the plan administrator may allow an early payment in the amount necessary to satisfy the emergency. All participants are immediately 100% vested in all of their contributions, Company matching contributions, and gains and/or losses related to their investment choices
Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last Fiscal Year End ($)(4)
James C. Fish, Jr.	179,498	144,718	(1,063,119)	246,594	17,397,426
Devina A. Rankin	83,047	64,830	(100,059)	—	689,737
John J. Morris, Jr.	86,409	67,272	(430,127)	—	2,420,042
Steven R. Batchelor	51,726	23,285	(335,804)	—	2,445,714
Tara J. Hemmer	104,706	55,749	(112,394)	—	661,797

(1)
Contributions are made pursuant to the Company’s 409A Deferral Plan. Executive contributions of base salary and annual cash incentive compensation is included in the Salary column and the Non-Equity Incentive Plan Compensation column, respectively, of the Summary Compensation Table.

(2)
Company contributions to the executives’ 409A Deferral Plan accounts are included in the All Other Compensation column in the Summary Compensation Table.

(3)
Earnings on these accounts are not included in any other amounts in the tables included in this Proxy Statement, as the amounts of the named executives’ earnings on deferred cash compensation represent the general market gains (or losses) on investments, rather than amounts or rates set by the Company for the benefit of the named executives. In the case of Mr. Fish, who has deferred receipt of a total of 94,844 shares of Common Stock in prior years, earnings reported in the column above also include the negative change in the closing price per share of the Company’s Common Stock from December 31, 2021 to December 31, 2022, plus $2.60 of dividend equivalents paid per share of Common Stock in 2022, multiplied by the number of shares deferred. The dividend equivalents on the deferred shares were paid in cash to Mr. Fish during 2022 and are reflected in the Aggregate Withdrawals/ Distributions column above. The value of Mr. Fish’s deferred shares was included in the Option Exercises and Stock Vested table in the years such awards vested.

(4)
Amounts shown in this column include the following amounts that were reported as compensation to the named executive in the Summary Compensation Table for 2020-2022: Mr. Fish — $654,065; Ms. Rankin — $346,415; Mr. Morris — $272,007; Mr. Batchelor — $143,903; and Ms. Hemmer — $350,496.

   2023 Proxy Statement   |   51

EXECUTIVE COMPENSATION
Potential Payments Upon Termination or Change in Control
Change in Control.   The post-employment compensation our named executives receive is based on provisions included in retirement and severance plan documents, employment agreements and equity incentive award documentation. Severance protections aid in retention of senior leadership by providing the individual with comfort that he or she will be treated fairly in the event of an involuntary termination not for cause. The change in control provisions included in the Severance Protection Plan, our stock option award agreements and, if applicable, employment agreements require a double trigger in order to receive any payment in the event of a change in control situation. First, a change in control must occur, and second, the individual must terminate employment for good reason or the Company must terminate employment without cause within six months prior to or two years following the change in control event. PSUs are paid out in cash on a prorated basis based on actual results achieved through the end of the fiscal quarter prior to a change in control. Thereafter, the executive would typically receive a replacement award from the successor entity, provided that the successor entity is publicly traded. If the successor is not publicly traded, the executive will be entitled to a replacement award of cash. RSUs vest upon a change in control unless the successor entity converts the awards to equivalent grants in the successor. In the case of both converted RSU and PSU awards, they will vest in full if the executive is terminated without cause following the change in control. We believe providing change in control protection encourages our named executives to pursue and facilitate transactions that are in the best interests of stockholders while not granting executives an undeserved windfall.
Involuntary Termination or Resignation for Good Reason.   Under the Severance Protection Plan, in the event a participant is terminated without cause or resigns for good reason, subject to execution of a release of claims and continued compliance with all restrictive covenants, he or she will be entitled to receive: (a) cash severance in an aggregate amount equal to two times the sum of the participant’s base salary and target annual bonus (with one half payable in a lump sum at termination, and the remaining half payable in installments over a two-year period); (b) continuation of group health benefits over a two-year period following termination and (c) a pro rata annual cash incentive payment for the year of termination. In the event a named executive is terminated for cause, he or she is entitled to any accrued but unpaid salary only, and all unvested awards and outstanding stock options, whether exercisable or not, are forfeited.
The terms “cause,” “good reason,” and “change in control” are defined in the executives’ employment agreements, the Severance Protection Plan and equity award plans and agreements, as applicable, but such terms have the meanings generally described below. You should refer to the applicable documentation, accessible through the Exhibit List to the Company’s Annual Report on Form 10-K, for the full definitions.
“Cause” generally means the named executive has: deliberately refused to perform his or her duties; breached his or her duty of loyalty to the Company; been convicted of a felony; intentionally and materially harmed the Company; materially violated the Company’s policies and procedures or breached the covenants contained in his or her agreement.
“Good Reason” generally means that, without the named executive’s consent: his or her duties or responsibilities have been substantially changed; he or she has been removed from his or her position; the Company has breached his or her employment agreement; any successor to the Company has not assumed the obligations under his or her employment agreement; or he or she has been reassigned to a location more than 50 miles away.
“Change in Control” generally means that: at least 25% of the Company’s Common Stock has been acquired by one person or persons acting as a group; certain significant turnover in our Board of Directors has occurred; there has been a merger of the Company in which at least 50% of the combined post-merger voting power of the surviving entity does not consist of the Company’s pre-merger voting power, or a merger to effect a recapitalization that resulted in a person or persons acting as a group acquired 25% or more of the Company’s voting securities; or the Company is liquidating or selling all or substantially all of its assets.
Benefits to a participant under the Severance Protection Plan are subject to reduction to the extent required by the Company’s Severance Limitation Policy or if the excise tax described in Sections 280G or 4999 of the IRC is applicable and such reduction would place the participant in a better net after tax position.
Voluntary Termination; Retirement.   Our equity award agreements generally provide that an executive forfeits unvested awards if he or she voluntarily terminates employment. RSUs and PSUs generally vest on a pro rata basis upon involuntary termination other than for cause. RSUs, PSUs and stock options generally continue to vest following a qualifying retirement as if the employee had remained employed until the end of the performance period. If the recipient
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EXECUTIVE COMPENSATION
is terminated by the Company without cause or voluntarily resigns, the recipient is entitled to exercise all stock options outstanding and exercisable within a specified time frame after such termination.
Retirement of Mr. Batchelor. Mr. Batchelor retired from the Company as of December 31, 2022. No payments were made to Mr. Batchelor as a result of his retirement from the Company. The outstanding PSUs, RSUs and stock options held by Mr. Batchelor will be treated under the retirement provisions of the applicable awards agreements as described immediately above.
Explanation of Tabular Disclosure.   The following table presents potential payouts to our currently-serving named executives at year-end upon termination of employment in the circumstances indicated pursuant to the terms of applicable plans and agreements. The payouts set forth below assume the triggering event indicated occurred on December 31, 2022, when the closing price of our Common Stock was $156.88 per share. These payouts are calculated for SEC disclosure purposes and are not necessarily indicative of the actual amounts the named executive would receive. Please note the following when reviewing the payouts set forth below:
•
The compensation component set forth below for accelerated vesting of stock options is comprised of the unvested stock options granted in 2020, 2021 and 2022, based on the difference between the closing price of our Common Stock on December 31, 2022 and the exercise price of those options.

•
For purposes of calculating the payout of performance share unit awards outstanding as of December 31, 2022, we have assumed that target performance was achieved; actual performance share unit payouts will be based on actual performance of the Company during the performance period.

•
For purposes of calculating the payout upon the “double trigger” of change in control and subsequent involuntary termination not for cause, the value of the performance share unit replacement award is equal to the number of PSUs that would be forfeited based on the prorated acceleration of the PSUs, multiplied by the closing price of our Common Stock on December 31, 2022.

•
The payout for continuation of benefits is an estimate of the cost the Company would incur to continue those benefits.

•
The Company’s practice is to provide all benefits-eligible employees with life insurance that pays one times annual base salary upon death, subject to an age-based reduction provision beginning at age 65. The insurance benefit is a payment by an insurance company, not the Company, and is payable under the terms of the insurance policy.

•
Refer to the Nonqualified Deferred Compensation in 2022 table above for aggregate balances payable to the named executives under our 409A Deferral Plan pursuant to the named executive’s distribution elections.

   2023 Proxy Statement   |   53

EXECUTIVE COMPENSATION
Potential Consideration Upon Termination of Employment
	Mr. Fish	Ms. Rankin	Mr. Morris	Ms. Hemmer
Payout or Value of Compensation Components, in dollars
In Event of Death or Disability
• Accelerated vesting of stock options	5,330,084	1,324,676	1,468,878	1,071,535
• Payment of PSUs (contingent on actual performance at end of performance period)	16,828,518	4,189,951	4,751,895	3,323,032
• Accelerated vesting of RSUs	—	1,067,255	1,600,804	800,402
• Life insurance benefit paid by insurance company (in the case of death)	1,200,000	705,000	732,000	589,000
Total	23,358,602	7,286,882	8,553,577	5,783,969
In Event of Termination Without Cause by the Company or For Good Reason by the Employee
• Two times base salary plus target annual cash bonus (one-half payable in lump sum; one-half payable in bi-weekly installments over a two-year period)	6,750,000	2,952,400	3,165,960	2,443,400
• Continued coverage under health and welfare benefit plans for two years	29,880	29,880	29,880	29,880
• Prorated payment of PSUs (contingent on actual performance at end of performance period)	8,728,803	2,167,245	2,427,979	1,731,537
• Prorated vesting of RSUs	—	298,831	448,225	224,112
Total	15,508,683	5,448,356	6,072,044	4,428,929
In Event of Termination Without Cause by the Company or For Good Reason by the Employee Six Months Following a Change in Control (Double Trigger)
• Two times base salary plus target annual cash bonus (one-half payable in lump sum; one-half payable in bi-weekly installments over a two-year period)	6,750,000	2,952,400	3,165,960	2,443,400
• Continued coverage under health and welfare benefit plans for two years	29,880	29,880	29,880	29,880
• Accelerated vesting of stock options	5,330,084	1,324,676	1,468,878	1,071,535
• Prorated accelerated payment of PSUs	8,728,803	2,167,245	2,427,979	1,731,537
• Accelerated payment of PSUs replacement grant	8,099,714	2,022,706	2,323,916	1,591,495
• Accelerated vesting of RSUs	—	1,067,255	1,600,804	800,402
• Prorated annual cash bonus(1)	4,050,000	1,476,200	1,658,360	643,000
Total	32,988,481	11,040,362	12,675,777	8,311,249

(1)
Pursuant to the Severance Protection Plan, Ms. Hemmer receives a prorated target annual cash bonus under this scenario. Mr. Fish, Ms. Rankin, and Mr. Morris receive a prorated maximum annual cash bonus under this scenario pursuant to their 2017 Employment Agreements. The 2017 Employment Agreements provided for this enhanced treatment partially on account of similar terms in pre-existing employment agreements that executives were agreeing to terminate in order to support the Company’s transition toward a more standardized and flexible approach to severance protections.

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EXECUTIVE COMPENSATION
Chief Executive Officer Pay Ratio
In 2022, we reconducted our analysis to identify the Company’s median employee, based on total annual compensation for all employees other than our Chief Executive Officer, in accordance with SEC Regulation S-K, Item 402(u) (the “Median Employee”). There have been no changes to the Company's employee population, compensation arrangements, or the circumstances of the Median Employee that the Company believes would significantly impact this pay ratio disclosure and require identification of a new Median Employee. To select the Median Employee, we determined the actual taxable compensation paid to each listed employee in 2021, converted to U.S. dollars at appropriate exchange rates for non-U.S. employees, and annualized for salaried employees hired during the year. We did not apply any cost-of-living adjustments nor did we use any form of statistical sampling. The Median Employee, a Senior Technician in the U.S., was identified from a list of Company employees as of December 31, 2021. Out of a total worldwide employee population of 48,687 on that date, the list included 47,617 employees and excluded the Chief Executive Officer and our 1,069 employees based in India. Approximately 95.7% of these total employees work in the U.S. and approximately 4.3% work in Canada. Over 99% of these individuals are full-time employees. Any temporary or seasonal employees are included; any subcontracted workers are not employees and are excluded. For 2022, total annual compensation for the Median Employee was $90,521. The annual compensation of our Chief Executive Officer was $14,820,684, for a ratio of 1:164. These values were calculated in accordance with SEC Regulation S-K, Item 402(c)(2)(x) requirements for reporting total compensation in the Summary Compensation Table.
Equity Compensation Plan Table
The following table provides information as of December 31, 2022 about the number of shares to be issued upon vesting or exercise of equity awards and shares remaining available for issuance under our equity compensation plans.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted-Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders(1)	4,330,673(2)	$101.22(3)	18,393,883(4)

(1)
Includes our 2009 Stock Incentive Plan, 2014 Stock Incentive Plan and Employee Stock Purchase Plan (“ESPP”). No additional awards may be granted under our 2009 Stock Incentive Plan.

(2)
Includes: options outstanding for 2,923,295 shares of Common Stock; 178,948 shares of Common Stock to be issued in connection with deferred compensation obligations; 364,772 shares underlying unvested RSUs and 863,658 shares of Common Stock that would be issued on account of outstanding PSUs if the target performance level is achieved. Assuming, instead, that the maximum performance level was achieved on such PSUs, the amount of Common Stock that would be issued on account of outstanding awards would increase by 863,658 shares.

The total number of shares subject to outstanding awards in the table above includes 279,444 shares on account of PSUs, at target, with the performance period ended December 31, 2022. The determination of achievement of performance results on such PSUs was performed by the MD&C Committee in January 2023, and the Company achieved (a) maximum performance criteria on the TSR PSUs, yielding a 200% payout and (b) above target performance criteria on the Cash Flow PSUs, yielding a 150.21% payout. A total of 322,484 shares of Common Stock were issued on account of such PSUs in February 2023, net of units deferred, of which 184,423 shares of Common Stock were included in the first column of the table above.
Excludes purchase rights that accrue under the ESPP. Purchase rights under the ESPP are considered equity compensation for accounting purposes; however, the number of shares to be purchased is indeterminable until the time shares are actually issued, as automatic employee contributions may be terminated before the end of an offering period and, due to the look-back pricing feature, the purchase price and corresponding number of shares to be purchased is unknown.
(3)
Excludes PSUs and RSUs because those awards do not have exercise prices associated with them. Also excludes purchase rights under the ESPP for the reasons described in note (2) above.

(4)
The shares remaining available include 2,268,734 shares under our ESPP and 16,125,149 shares under our 2014 Stock Incentive Plan, assuming payout of PSUs at maximum. Assuming payout of PSUs at target, the number of shares remaining available for issuance under our 2014 Stock Incentive Plan would be 16,988,787.

   2023 Proxy Statement   |   55

EXECUTIVE COMPENSATION
PAY VERSUS PERFORMANCE
We are required to calculate and present the following compensation information in the tabular format prescribed by the SEC. The Compensation Discussion and Analysis and other executive compensation tables above should be read in conjunction with this section to gain a complete understanding of our executive compensation philosophy, programs and decisions.
The tables and discussion below refer to an SEC-prescribed calculation of compensation actually paid, referred to as “CAP”. However, CAP does not correlate to the total amount of compensation that the executive realized during the year. CAP is a detailed calculation that includes adjustments to Total Compensation as reported in the Summary Compensation Table (the “SCT”) to reflect the increase (or decrease) in value of equity compensation over the course of the year, including equity compensation granted in prior years and equity compensation remaining unvested as of year-end. The equity compensation values used to determine CAP are calculated in accordance with ASC Topic 718, based on various methodologies and assumptions. The amount of compensation that the executive will actually realize when such equity awards vest or options are exercised maybe materially different from the amounts used in the CAP calculation.
The table below includes our Operating EBITDA annual cash incentive performance measure as the Company Selected Measure (“CSM”) that management believes is the most important annual financial performance measure used to link executive pay and Company performance in 2022. This measure is also discussed in our Compensation Discussion and Analysis and is generally defined as the Company’s income from operations, excluding depreciation, depletion and amortization, “Restructuring” and “(Gain) Loss from Divestitures, Asset Impairments and Unusual Items, Net” reported in our Annual Report on Form 10-K, with adjustments discussed in footnote (4) below. Operating EBITDA presented in this proxy statement is a non-GAAP measure and is defined differently than Operating EBITDA reported in the Company’s quarterly earnings press release.
Pay Versus Performance Table
Year	SCT Total to CEO ($)	CEO CAP(1) ($)	Average SCT Total for Non-CEO NEOs(2) ($)	Average Non-CEO NEOs CAP(1)(2) ($)	Value of Initial Fixed $100 Investment Based on:(3)		Net Income ($ in billions)	CSM: Operating EBITDA(4) ($ in billions)
					WM TSR ($)	Peer Group TSR ($)
2022	14,820,684	13,037,001	5,202,091	4,823,249	145	141	2.238	5.475
2021	13,057,363	44,273,994	3,637,383	10,803,402	152	149	1.816	4.961
2020	12,373,925	15,824,928	3,372,614	4,308,433	105	107	1.496	4.371

(1)
To calculate CAP, we made specified adjustments to Total Compensation as reported in the SCT, as set forth below:

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EXECUTIVE COMPENSATION
Adjustments to CEO’s SCT Total Compensation to Calculate CAP:
	2022	2021	2020
SCT Total Compensation	14,820,684	13,057,363	12,373,925
Deduction from SCT Total Compensation, in dollars
• Grant date fair values of equity awards reported in the ”Stock Awards” and “Options Awards” columns in the SCT	9,773,267	9,012,200	9,710,595
Additions to SCT Total Compensation, in dollars:
• Fair value of stock awards granted during the year, as of 12/31(a)	9,374,354	17,991,335	7,197,808
• Fair value of option awards granted during the year, as of 12/31(b)	2,335,994	5,585,540	1,458,410
• Change in fair value of prior years’ stock awards unvested at 12/31(a)	(122,282)	7,850,495	3,505,814
• Change in fair value of prior years’ option awards unvested at 12/31(b)	(760,003)	4,652,852	456,153
• Change in fair value of prior years’ stock awards vesting during the year(a)	(960,794)	3,833,674	(313,787)
• Change in fair value of prior years’ option awards vesting during the year(b)	(2,533,413)	(392,910)	230,831
• Dividend equivalents paid upon stock awards vesting during the year	655,728	707,845	626,369
Total Additions to SCT Total Compensation, in dollars	7,989,584	40,228,831	13,161,598
CAP	13,037,001	44,273,994	15,824,928
Adjustments to Non-CEO NEOs Average SCT Total Compensation to Calculate Average CAP:
	2022	2021	2020
SCT Total Compensation	5,202,091	3,637,383	3,372,614
Deduction from SCT Total Compensation, in dollars
• Grant date fair values of equity awards reported in the ”Stock Awards” and “Options Awards” columns in the SCT	3,280,651	2,082,902	2,276,065
Additions to SCT Total Compensation, in dollars:
• Fair value of stock awards granted during the year, as of 12/31(a)	3,264,715	4,098,078	1,687,114
• Fair value of option awards granted during the year, as of 12/31(b)	547,280	1,215,672	341,815
• Change in fair value of prior years’ stock awards unvested at 12/31(a)	(28,052)	1,754,235	939,483
• Change in fair value of prior years’ option awards unvested at 12/31(b)	(176,271)	1,115,185	110,131
• Change in fair value of prior years’ stock awards vesting during the year(a)	(225,203)	978,948	(65,123)
• Change in fair value of prior years’ option awards vesting during the year(b)	(634,358)	(93,948)	73,919
• Dividend equivalents paid upon stock awards vesting during the year	153,698	180,751	124,545
Total Additions to SCT Total Compensation, in dollars	2,901,809	9,248,921	3,211,884
CAP	4,823,249	10,803,402	4,308,433

(a)
Stock awards for all NEOs include annual grants of TSR PSUs and Cash Flow PSUs. The fair value of an unvested TSR PSU is calculated using a multifactor Monte Carlo model, and because total shareholder return is a market condition, projected achievement is embedded in the fair value. The fair value of an unvested Cash Flow PSU is equal to the average of the high and low market price of our Common Stock on the given date; we then multiply the fair value of a Cash Flow PSU by our projection, for accounting purposes, of the probable outcome of the Cash Flow Generation performance measure applicable to such PSUs, based on results to-date and forecast. The following grid summarizes the projected probable outcomes utilized to calculate the value of unvested Cash Flow PSUs at year-end for years prior to the end of the performance period for purposes of CAP:

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EXECUTIVE COMPENSATION
Projected Payout of Unvested Cash Flow PSUs at Year-End	2022	2021	2020	2019
Cash Flow PSUs with 3-year Performance Period Ended 12/31/2020				200%
Cash Flow PSUs with 3-year Performance Period Ended 12/31/2021			200%	100%
Cash Flow PSUs with 3-year Performance Period Ended 12/31/2022		180%	100%
Cash Flow PSUs with 3-year Performance Period Ended 12/31/2023	200%	200%
Cash Flow PSUs with 3-year Performance Period Ended 12/31/2024	100%
Stock awards also includes RSUs for Ms. Hemmer that vested in 2020; RSUs for Mr. Batchelor that vested in 2020 and 2021; RSUs that were granted to Mr. Boettcher in 2021; and RSUs that were granted to Ms. Rankin, Mr. Morris, Ms. Hemmer and Mr. Batchelor in 2022. The fair value of an RSU is equal to the average of the high and low market price of our Common Stock on the given date.
(b)
Option awards include fair values, calculated using a Black-Scholes option pricing model, for stock options granted annually to our NEOs.

(2)
The Non-CEO NEOs for purposes of the 2022 and 2020 disclosures include Ms. Rankin, Mr. Morris, Mr. Batchelor and Ms. Hemmer. The Non-CEO NEOs for purposes of the 2021 disclosures include Ms. Rankin, Mr. Morris, Mr. Boettcher and Ms. Hemmer.

(3)
Total shareholder return (“TSR”) is based on a hypothetical $100 investment on December 31, 2019. The TSR amounts shown for 2020 represent the value of that $100 investment on December 31, 2020, and TSR is then calculated, on a cumulative basis, as of December 31, 2021 and December 31, 2022. The Peer Group TSR refers to the Dow Jones Waste & Disposal Services Index.

(4)
When establishing the 2022 compensation performance levels, the MD&C Committee defined Operating EBITDA to exclude the impacts of the Company’s recycling brokerage business, which increased net Operating EBITDA results by $7 million. The MD&C Committee did not make any adjustments to the defined calculation of Operating EBITDA for 2021 and 2022. The MD&C Committee approved adjustments to the calculation of Operating EBITDA for 2020 on a basis consistent with the reporting of our 2020 financial results, excluding (a) $155 million of costs related to the acquisition and integration of ADS; (b) $46 million in costs in connection with COVID-19 and (c) $27 million in costs related to strategic initiatives launched in 2020 after the performance measures had been established.

Tabular Disclosure of Most Important Measures to Determine 2022 CAP
The five items listed below represent the most important measures used to determine CAP for 2022 for all of our NEOs, as each measure and its impact on executive compensation is further described in our Compensation Discussion and Analysis.
Most Important Performance Measures
TSR Relative to the S&P 500
Cash Flow Generation
Operating EBITDA
Income from Operations Margin
Internal Revenue Growth
Narrative Disclosure to Pay Versus Performance Table
The following charts reflect the relationship of CAP over the three-year period ended December 31, 2022 to trends in the Company’s TSR, net income and operating EBITDA over the same period. In addition, the first chart below reflects that the Company’s TSR is highly-aligned with the Peer Group TSR.
We believe variations in CAP due to use of ASC Topic 718 fair values for three years of outstanding equity grants at specified points in time have resulted in CAP for the three-year period presented not having a direct correlation to Company performance trends. However, we generally believe our CAP, and our CAP relative to our TSR, net income and operating EBITDA, is reflective of our use of equity incentives that are tied to stock price, strong operational performance and financial results, consistent above-target performance on financial compensation metrics and our TSR relative to
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EXECUTIVE COMPENSATION
the S&P 500 having exceeded the 50th percentile since 2020. Due to the size of our President and CEO’s annual equity incentive award and the fact that nearly three-quarters of our President and CEO’s compensation is tied to such equity incentive awards, above target performance has a more pronounced impact on his CAP, relative to our non-CEO NEOs. Operating EBITDA is identified as our CSM because it is assigned the heaviest weighting, at 50%, in our annual cash incentive awards, making it the most important annual financial performance measure used to link executive pay and Company performance in 2022.
   2023 Proxy Statement   |   59

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(ITEM 2 ON THE PROXY CARD)
Our Board of Directors, upon the recommendation of the Audit Committee, has ratified the selection of Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal year 2023, subject to ratification by our stockholders. Representatives of Ernst & Young LLP will attend the Annual Meeting. They will be able to make a statement if they want, and will be available to answer appropriate questions from stockholders.
Although ratification of the selection of Ernst & Young LLP is not required by our By-laws or otherwise, we are submitting the selection to stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good governance. If our stockholders do not ratify our selection, it will be considered a direction to our Board and Audit Committee to consider selecting another firm. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change is in the best interests of the Company and our stockholders.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEE INFORMATION
Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years, in each of the following categories, were as follows:
	2022	2021
	(In millions)
Audit Fees	$6.5	$5.9
Audit-Related Fees	0.2	0.3
Tax Fees	—	—
All Other Fees	—	—
Total	$6.7	$6.2
Audit fees include fees for the annual audit, reviews of the Company’s Quarterly Reports on Form 10-Q, work performed to support the Company’s debt issuances, accounting consultations, and separate subsidiary audits required by statute or regulation. Audit-related fees include assessment services related to the data collection for externally reported ESG information and services related to the implementation of the Company’s new enterprise resource planning and human capital management system.
The Audit Committee has adopted procedures for the approval of Ernst & Young LLP’s services and related fees. At the beginning of each year, all audit and audit-related services, tax fees and other fees for the upcoming audit are provided to the Audit Committee for approval. The services are grouped into significant categories and provided to the Audit Committee in the format shown above. All projects that have the potential to exceed $100,000 are separately identified and reported to the Committee for approval. The Audit Committee Chairman has the authority to approve additional services, not previously approved, between Committee meetings. Any additional services approved by the Audit Committee Chairman between Committee meetings are reported to the full Audit Committee at the next regularly scheduled meeting. The Audit Committee is updated on the status of all services and related fees at every regular meeting. In 2022 and 2021, the Audit Committee or Audit Committee Chairman pre-approved all audit and audit-related services performed by Ernst & Young LLP. As set forth in the Audit Committee Report, the Audit Committee has considered whether the provision of these audit-related services is compatible with maintaining auditor independence and has determined that it is.
VOTE REQUIRED FOR APPROVAL
Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present at the meeting, in person or represented by proxy, and entitled to vote.
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ADVISORY VOTE ON EXECUTIVE COMPENSATION
(ITEM 3 ON THE PROXY CARD)
Pursuant to Section 14A of the Exchange Act, stockholders are entitled to an advisory (non-binding) vote on compensation programs for our named executive officers (sometimes referred to as “say on pay”). The Board of Directors has determined that it will include this “say on pay” vote in the Company’s proxy materials annually, pending consideration of future advisory stockholder votes on the frequency of this advisory vote on executive compensation.
We encourage stockholders to review the Compensation Discussion and Analysis included in this Proxy Statement. The Company has designed its executive compensation program to be supportive of, and align with, the strategy of the Company and the creation of stockholder value, while discouraging excessive risk-taking. The following key structural elements and policies, discussed in more detail in the Compensation Discussion and Analysis, further the objective of our executive compensation program and evidence our dedication to competitive and reasonable compensation practices that are in the best interests of stockholders:
•
a significant majority of our named executive’s target compensation is linked to Company performance and long-term equity awards, which aligns executives’ interests with those of stockholders;

•
our total direct compensation opportunities for named executive officers are targeted to fall in a range around the competitive median;

•
performance-based awards include threshold, target and maximum payouts correlating to a range of performance outcomes and are based on a variety of indicators of performance, which limits risk-taking behavior;

•
performance stock units with a three-year performance period, as well as stock options that vest over a three-year period, link executives’ interests with long-term performance and reduce incentives to maximize performance in any one year;

•
all of our executive officers are subject to stock ownership guidelines, which we believe demonstrates a commitment to, and confidence in, the Company’s long-term prospects;

•
the Company has clawback provisions in its equity award agreements and executive officer employment agreements, and has adopted a clawback policy applicable to annual incentive compensation, designed to recoup compensation when cause and/or misconduct are found; and

•
the Company has adopted policies that limit executive officer severance benefits and prohibit it from entering into agreements with executive officers that provide for certain death benefits or tax gross-up payments.

The Board strongly endorses the Company’s executive compensation program and recommends that the stockholders vote in favor of the following resolution:
RESOLVED, that the compensation of the Company’s named executive officers as described in this Proxy Statement under “Executive Compensation,” including the Compensation Discussion and Analysis and the tabular and narrative disclosure contained in this Proxy Statement, is hereby APPROVED.
VOTE REQUIRED FOR APPROVAL
Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present at the meeting, in person or represented by proxy, and entitled to vote. Because the vote is advisory, it will not be binding, and neither the Board nor the MD&C Committee will be required to take any action as a result of the outcome of the vote on this proposal. The MD&C Committee will carefully consider the outcome of the vote in connection with future executive compensation arrangements.
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ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
(ITEM 4 ON THE PROXY CARD)
Stockholders are asked to cast an advisory (non-binding) vote on whether future “say on pay” advisory votes should occur every year, every two years or every three years.
The Board has determined that an advisory vote on executive compensation that occurs annually is the most appropriate interval. Conducting an advisory vote on executive compensation every year will enhance stockholder communication and provide the Company with regular feedback on its executive compensation practices and philosophy. Accordingly, our Board recommends you vote for a one-year interval for the advisory vote on executive compensation.
VOTE REQUIRED FOR APPROVAL
The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every year, every two years or every three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the Board’s recommendation. The option receiving a majority of the votes cast — every year, every two years or every three years — will be the frequency that stockholders approve. If none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes cast will be the frequency that stockholders approve. Because the vote is advisory, it will not be binding upon the Board or the MD&C Committee. However, the MD&C Committee will carefully consider the outcome of the vote when deciding how often to conduct future stockholder advisory votes on executive compensation.
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APPROVAL OF 2023 STOCK INCENTIVE PLAN
(ITEM 5 ON THE PROXY CARD)
Stockholders are asked to consider and vote upon a proposal to approve the Company’s 2023 Stock Incentive Plan, which we refer to as the 2023 Plan. Upon the recommendation of the MD&C Committee, the Board of Directors approved the 2023 Plan, subject to receipt of stockholder approval at our 2023 Annual Meeting. The Board believes that approval of the 2023 Plan is in the best interests of the Company and its stockholders.
The principal features of the 2023 Plan are summarized below. The following summary of the 2023 Plan does not purport to be a complete description of all of the provisions of the 2023 Plan. It is qualified in its entirety by reference to the complete text of the 2023 Plan, which is attached to this Proxy Statement as Appendix A.
THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE 2023 STOCK INCENTIVE PLAN.
As discussed in our Compensation Discussion and Analysis included in this Proxy Statement, performance-based pay elements, including equity-based awards, are key components of our overall compensation program. As of December 31, 2022, approximately 16.1 million shares remained available for issuance with respect to future grants of awards under our 2014 Stock Incentive Plan (the “2014 Plan”), but our ability to use those shares for new equity-based awards is considerably limited, as the terms of the 2014 Plan prohibit the granting of awards after May 13, 2024. The 2023 Plan is designed to allow the Company to continue to attract and retain highly-qualified persons to serve as officers, non-employee directors and key employees of the Company and/or its affiliates and to align their interests more closely with the interests of the Company’s stockholders, as well as provide incentives and reward opportunities designed to enhance the profitable growth of the Company.
Certain Features of the 2023 Plan
The following features of the 2023 Plan are designed to reinforce the alignment between equity compensation arrangements and stockholders’ interests:
No Discounting of Stock Options.   The 2023 Plan prohibits the granting of stock options and stock appreciation rights with an exercise price less than the fair market value of our Common Stock on the date of grant.
No Repricing or Replacement of Underwater Stock Options.   The 2023 Plan prohibits, without stockholder approval, actions to amend any outstanding option award to lower the exercise price, cancel and replace any outstanding option award with an option award having a lower exercise price or repurchase any option at any time when the fair market value of the Common Stock is less than the option exercise price.
Limitation on Terms of Stock Options.   The maximum term of each stock option is ten years.
Minimum Vesting Period. The 2023 Plan provides for a minimum vesting period of at least one year for all awards granted under the 2023 Plan, subject to an exception for up to 5% of the total shares authorized for issuance under the 2023 Plan for which our Board of Directors may retain discretion and certain other limited exceptions as set forth in the 2023 Plan.
No Dividends on Unearned Awards.   The 2023 Plan prohibits payment of dividends or dividend equivalents on outstanding awards until the vesting or performance conditions have been satisfied, although dividends and dividend equivalents may accrue subject to satisfaction of such conditions.
No Liberal Definition of “Change in Control.”   No corporate change or change in control would be triggered solely by stockholder approval of a business combination transaction (see our “Corporate Change” description below).
Clawback.   All awards granted under the 2023 Plan will be subject to any written clawback policies that the Company has adopted or may adopt in the future, whether required pursuant to or related to any applicable law, government regulation or stock exchange listing.
Effect of Proposal on Existing Incentive Compensation Plans
The Company has outstanding equity-based compensation awards under its 2009 Stock Incentive Plan and 2014 Plan. Only our 2014 Plan is currently available for making additional equity-based grants. As of December 31, 2022, 16,125,149
   2023 Proxy Statement   |   63

shares remained available for issuance pursuant to future grants of awards under our 2014 Plan, assuming that outstanding PSUs payout up to the maximum performance level. This number was subsequently decreased by approximately 963,644 net shares as a result of subsequent adjustments, including (a) a reduction for equity-based awards granted between January 1, 2023 and March 14, 2023, also assuming payout up to the maximum performance level for the newly-granted PSUs, and (b) a credit for the difference between the previously-reserved maximum 200% payout on the PSUs with a performance period ended December 31, 2022 and the actual 175.11% payout in February 2023. The remaining 15,161,485 shares as of March 14, 2023, which will be further reduced by one share for every share subject to an equity-based award granted under our 2014 Plan after March 14, 2023 and prior to the date that the 2023 Plan is approved by our stockholders, are referred to as the “Rollover Shares”. If our stockholders do not approve the 2023 Plan, then the 2014 Plan will remain in effect in accordance with its terms, although the terms of the 2014 Plan prohibit the granting of new awards after May 13, 2024. Therefore, unless the 2023 Plan is approved by our stockholders, we will be considerably limited in our ability to continue providing equity-based incentive compensation and retention awards. In this event, the MD&C Committee would be required to significantly revise its compensation philosophy and devise other programs to attract, retain and compensate officers, key employees and non-employee directors. If the 2023 Plan is approved by our stockholders, we intend to use the Rollover Shares for the available 2023 Plan share pool and no new awards will be granted under the 2014 Plan. We are not requesting that our stockholders approve shares in addition to the Rollover Shares for issuance pursuant to the 2023 Plan.
Determination of Maximum Aggregate Authorized Shares
In determining the maximum aggregate number of authorized shares under the 2023 Plan for which stockholder approval is being sought, the MD&C Committee considered a number of factors, including:
Number of Eligible Employees.   Based on current equity award granting practices, grants would be limited to approximately 1,350 employees (including nine executive officers) and nine non-employee directors under the 2023 Plan.
Historical Amounts of Equity Awards.   Our three-year annual number of shares granted, calculated on our understanding of the methodology utilized by the Proxy Advisory Services division of Institutional Shareholder Services, Inc. (“ISS”), was approximately 985,000 shares in 2022, 1,154,000 shares in 2021, and 1,168,000 shares in 2020. However, these amounts are not necessarily indicative of the shares that might be awarded in future years under the 2023 Plan.
Historical Equity Award Burn Rate.   Our three-year average annual equity grant rate, or “burn rate,” for the 2020-2022 period, calculated on our understanding of the methodology utilized by ISS, was 0.15%, which was lower than ISS’s maximum burn rate guidance of 0.77% for our industry classification.
Current and Projected Overhang Percentage.   As of December 31, 2022, we had 20,455,822 shares of Common Stock subject to outstanding equity awards or available for future equity awards under our equity compensation plans, which represented approximately 5.02% of nondiluted common shares outstanding, calculated on our understanding of the methodology utilized by ISS. As of March 14, 2023, we had 1,295,115 full value awards issued and outstanding and 3,214,042 stock options outstanding under our equity compensation plans. As of that date, the weighted average exercise price of the outstanding stock options was $111.59 and the weighted average remaining term for the outstanding stock options was 6.90 years. The 19,670,642 shares of Common Stock subject to outstanding equity awards or available for future equity awards as of March 14, 2023 represented approximately 4.84% of nondiluted common shares outstanding. As of March 14, 2023, a total of 406,767,204 shares of Common Stock were outstanding. As of March 14, 2023, 15,161,485 shares remained available for issuance pursuant to future grants under our 2014 Plan.
Anticipated Duration.   If we continue making equity awards consistent with our practices over the past three years as set forth above, we estimate that the Rollover Shares will be sufficient for 2023 Plan awards for at least three years. However, the three-year estimate provided in the preceding sentence is provided for illustrative purposes only and the MD&C Committee retains the discretion to change its grant practices, subject to the limits set forth in the 2023 Plan.
Summary of Principal Features of the 2023 Plan
Eligibility.   Awards may be granted under the 2023 Plan only to persons who, at the time of grant, are employees or service providers of the Company or its affiliates and non-employee directors. Incentive stock options may be granted only to employees of the Company or its affiliates.
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Administration.   The 2023 Plan may be administered by the MD&C Committee or by such other committee comprised of two or more non-employee directors appointed by the Board to administer the 2023 Plan (the MD&C Committee, or such other duly appointed committee, referred to for purposes of this proposal as the “MD&C Committee”). Subject to the terms of the 2023 Plan, the MD&C Committee shall have total and exclusive responsibility to control, operate, manage and administer the 2023 Plan in accordance with its terms, including, without limitation, selecting the individuals to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards. The 2023 Plan generally gives the MD&C Committee broad authority, subject to the terms of the 2023 Plan, to enable it to discharge its responsibilities with respect to the 2023 Plan and, subject to certain limitations, delegate such authority to certain of our officers.
Number of Authorized Shares.   The aggregate maximum number of shares of Common Stock that may be issued under the 2023 Plan, and the aggregate maximum number of shares of Common Stock that may be issued under the 2023 Plan through Incentive Stock Options, shall be equal to the number of Rollover Shares. In the discretion of the MD&C Committee, the shares of Common Stock issuable under the 2023 Plan will consist of authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares. As of March 14, 2023, a total of 406,767,204 shares of Common Stock were outstanding.
Shares shall be deemed to have been issued under the 2023 Plan only to the extent actually issued and delivered pursuant to an award. To the extent that an award lapses or the rights of its holder terminate, any shares of Common Stock subject to such award shall again be available for the grant of an award under the 2023 Plan. Shares issued under the 2023 Plan (or under the 2014 Plan) that are forfeited back to the 2023 Plan, shares subject to any award (or any award under the 2014 Plan) that expires, is cancelled or settled for cash, in each case, to the extent of such forfeiture, expiration, cancellation or cash settlement, such shares shall be added to the shares available for awards under the 2023 Plan on a one-for-one basis. Shares (a) surrendered in payment of the exercise price or purchase price of an award, (b) shares withheld for payment of applicable employment taxes and/or withholding obligations associated with an award, (c) shares subject to a stock appreciation right that are not issued in connection with its stock settlement on exercise thereof, and (d) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options, in all such cases, shall not be added back to the 2023 Plan and shall not again be available for the grant of an award under the 2023 Plan. In addition, the number of shares authorized under the 2023 Plan is subject to adjustment in the case of corporate events such as recapitalizations, stock splits and stock dividends, as described below. Shortly following approval of the 2023 Plan, the Company will file a post-effective amendment to the Form S-8 Registration Statement for the 2014 Plan, indicating that such registration statement will also cover the issuance of the Rollover Shares under the 2023 Plan.
Limits on Awards to Non-Employee Directors.   The aggregate grant date fair value (computed in accordance with generally accepted accounting principles in the United States) of all awards granted to any non-employee director during any single calendar year, plus the total cash compensation paid to such non-employee director for services rendered for such calendar year shall not exceed $1,000,000; provided however, that this limitation shall not apply to any amounts, including any severance, consulting fees or similar fees, paid to a non-employee director for prior or current service as an employee or consultant of the Company.
Adjustments for Capital Structure Changes.   If the Company recapitalizes, reclassifies its capital stock, otherwise changes its capital structure, effects a subdivision or consolidation of shares of Common Stock or pays a stock dividend on Common Stock without receipt of consideration by the Company, the number and class of shares of Common Stock or other property covered by an award and the purchase price per share of Common Stock or other consideration subject to such award shall be equitably adjusted as set forth in the 2023 Plan. In addition, the MD&C Committee may, at its discretion, make adjustments to awards upon certain other non-ordinary distributions or changes in capitalization.
Minimum Vesting Period.   All equity-based awards granted under the 2023 Plan shall vest no earlier than the first anniversary of the date the award is granted (excluding, for this purpose, any (a) substitute awards and (b) shares delivered in lieu of fully vested cash awards). Notwithstanding the foregoing, such minimum vesting periods shall not apply to awards involving an aggregate number of shares of Common Stock not in excess of 5% of the total shares authorized for issuance under the 2023 Plan.
No Repricing or Repurchase of Underwater Options.   The MD&C Committee may not, without approval of the stockholders of the Company, amend any outstanding option agreement to lower the exercise or grant price of a stock option, cancel and replace any outstanding option agreement with an option agreement having a lower exercise or grant price, exchange
   2023 Proxy Statement   |   65

any outstanding option agreement for cash or for another award, or repurchase any option at a time when the fair market value of the Common Stock is less than the exercise or grant price, except in each case, in the event of a reorganization or recapitalization event, as set forth in the 2023 Plan.
Clawback.   All awards granted under the 2023 Plan will be subject to any written clawback policies that the Company has adopted or may adopt in the future, whether required pursuant to or related to any applicable law, government regulation or stock exchange listing.
Transferability.   Awards are generally not transferable other than (a) by will or the laws of descent and distribution, (b) pursuant to a qualified domestic relations order as defined by the IRC or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (c) with the consent of the MD&C Committee. Awards may not be transferred to a third party financial institution for value.
Performance-based vesting.   All awards granted under the 2023 Plan may be designed to vest upon the satisfaction of performance conditions as well as service-based vesting conditions. The MD&C Committee shall have sole discretion over determining the appropriate vesting conditions for any award granted pursuant to the 2023 Plan.
Types of Awards
The 2023 Plan permits the granting of any or all of the following types of awards:
Stock Options.   Stock options entitle the holder to purchase a specified number of shares of Common Stock at a specified price (the exercise price), subject to the terms and conditions of the stock option grant. The MD&C Committee may grant either incentive stock options, which must comply with Section 422 of the IRC, or nonqualified stock options. The MD&C Committee sets exercise prices and terms, except that stock options must be granted with an exercise price not less than 100% of the fair market value of the Common Stock on the date of grant. In addition, if the recipient of an incentive stock option is a 10% or greater stockholder, the exercise price for the incentive stock option may not be less than 110% of the fair market value on the date of grant. Fair market value generally means, as of a given date, the average of the highest and lowest sales price per share of such Common Stock on the New York Stock Exchange. At the time of grant, the MD&C Committee determines the terms and conditions of stock options, including the quantity, exercise price, vesting and forfeiture conditions, term (which cannot exceed ten years) and other conditions on exercise.
Stock Appreciation Rights.   The MD&C Committee may grant stock appreciation rights, or SARs, as a right in tandem with the number of shares underlying stock options granted under the 2023 Plan or as a freestanding award. Upon exercise, SARs entitle the holder to receive payment per share in stock or cash, or in a combination of stock and cash, as determined by the MD&C Committee, equal to the excess of the share’s fair market value on the date of exercise over the grant price of the SAR. The grant price of a tandem SAR is equal to the exercise price of the related stock option and the grant price for a freestanding SAR is determined by the MD&C Committee in accordance with the procedures described above for stock options. Exercise of an SAR issued in tandem with a stock option will reduce the number of shares underlying the related stock option to the extent of the SAR exercised. At the time of grant, the MD&C Committee determines the terms and conditions of SARs, including the quantity, grant price, vesting and forfeiture conditions, term and other conditions on exercise.
Restricted Stock.   A restricted stock award is a grant of shares of Common Stock subject to a risk of forfeiture, restrictions on transferability, or any other restrictions imposed by the MD&C Committee in its discretion. Aside from the risk of forfeiture and non-transferability, an award of restricted stock will entitle the participant to the rights of a stockholder, including the right to vote the shares and to receive accruals for dividends (although no dividends will actually become payable unless the underlying restricted stock award becomes vested).
Restricted Stock Units.   Restricted stock units are rights to receive Common Stock, cash, or a combination of both at the end of a specified period. Settlement of restricted stock units will occur upon vesting or upon expiration of any applicable deferral period specified for such awards by the MD&C Committee.
Phantom Stock.   Phantom stock awards are rights to receive the fair market value of a share of Common Stock, or rights to receive an amount equal to any appreciation or increase in the fair market value of Common Stock over a specified period of time, which vest over a period of time as established by the Committee. Phantom stock awards may be designed as SARs, as described above.
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Bonus Stock Awards.   Bonus stock awards may be granted to any eligible person as a bonus, as additional compensation, or in lieu of cash compensation any such eligible person is otherwise entitled to receive, in such amounts and subject to such other terms as the MD&C Committee in its discretion determines to be appropriate.
Cash Awards.   Cash awards may be granted to any eligible person on a free-standing basis or as an element of, a supplement to, or in lieu of any other Award under the 2023 Plan. The MD&C Committee shall determine the amount and terms of the award as it deems appropriate.
Other Stock-Based Awards.   Other stock-based awards may be granted to any eligible person. Subject to applicable legal limitations and the terms of the 2023 Plan, other stock-based awards shall be related to Common Stock (in terms of being valued, denominated, paid or otherwise defined by reference to Common Stock). Such other stock-based awards may include, but are not limited to, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, awards with value and payment contingent upon performance of the company or any other factors designated by the MD&C Committee.
Effect of a Corporate Change
In the event of a Corporate Change (as defined below), the MD&C Committee shall, in connection with such Corporate Change, take one of the following actions with respect to outstanding awards under the 2023 plan (which may vary among participants and awards), which such actions may be taken without the consent of any participant or holder of an award: (a) accelerate the time at which stock options or SARs then outstanding may be exercised so that such awards may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the MD&C Committee, after which specified date all such unexercised awards and all rights of participants thereunder shall terminate; (b) require the mandatory surrender to the Company by all or selected participants of some or all of the outstanding stock options or SARs held by such participants (irrespective of whether such awards are then exercisable under the provisions of the 2023 Plan) as of a date, before or after such Corporate Change, specified by the MD&C Committee, in which event the MD&C Committee shall thereupon cancel such awards and the Company shall pay (or cause to be paid) to each participant an amount of cash per share equal to the excess, if any, of Change of Control Value (as defined in the 2023 Plan) of the shares subject to such awards over the exercise price(s) under such awards for such shares; or (c) make such adjustments in the number and type of shares (or other securities or property) subject to outstanding awards as the MD&C Committee deems appropriate to reflect such Corporate Change and prevent the dilution or enlargement of rights, including, without limitation, adjusting such an award to provide that the number and class of shares of Common Stock covered by such award shall be adjusted so that such award shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash) as determined by the MD&C Committee in its sole discretion.
The 2023 Plan deems a “Corporate Change” to have occurred if (a) the Company shall not be the surviving entity in any consummated merger, consolidation or other business combination or reorganization (or survives only as a subsidiary of an entity), (b) the Company sells, leases, or exchanges all or substantially all of its assets to any other person or entity, (c) the Company is dissolved and liquidated, (d) any person or entity, including a “group” (as contemplated by section 13(d)(3) of the Exchange Act) acquires or gains ownership or control (including, without limitation, the power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (e) as a result of or in connection with a contested election of directors of the Company, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board of Directors.
Term, Termination and Amendment of the 2023 Plan
Our Board of Directors in its discretion may terminate the 2023 Plan at any time with respect to any shares of Common Stock for which awards have not been granted. The Board of Directors shall have the right to alter or amend the 2023 Plan or any part thereof from time to time; provided that, unless otherwise provided for in the 2023 Plan, no change in the 2023 Plan may be made that would materially impair the rights of a participant with respect to an outstanding award without the consent of the participant, and the Board of Directors may not, without approval of the stockholders of the Company, (a) amend the 2023 Plan to increase the aggregate maximum number of shares that may be issued under the 2023 Plan, increase the aggregate maximum number of shares that may be issued under the 2023 Plan through Incentive Stock Options, or change the class of individuals eligible to receive awards under the 2023 Plan or (b) amend or delete the restriction on repricing of options.
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New Plan Benefits and Previous Awards
A new plan benefits table for the 2023 Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the 2023 Plan if the 2023 Plan was then in effect, as described in the SEC’s proxy rules, are not provided because all awards made under the 2023 Plan will be made at the MD&C Committee’s discretion, subject to the terms of the 2023 Plan. Therefore, the benefits and amounts that will be received or allocated under the 2023 Plan are not determinable at this time, and a New Plan Benefits Table has not been provided.
In 2022, we granted awards under the 2014 Plan to our named executive officers, non-employee directors and to other eligible employees. The 2022 grants to the named executive officers are reflected in the Grants of Plan-Based Awards table above. The equity grant program for our non-employee directors is described under the Non-Employee Director Compensation section in this Proxy Statement.
Federal Income Tax Information
The following is a brief summary of the U.S. federal income tax consequences of the 2023 Plan generally applicable to the Company and to participants in the 2023 Plan who are subject to U.S. federal taxes. The summary is based on the IRC, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this Proxy Statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws. The specific tax consequences to a participant will depend upon a participant’s individual circumstances.
Nonqualified Stock Options.   A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our Common Stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The participant’s tax basis for the Common Stock acquired under a nonqualified stock option will be equal to the exercise price paid for such Common Stock, plus any amounts included in the participant’s income as compensation.
Incentive Stock Options.   A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment with us or a 50%-or-more owned subsidiary or within three months after such employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes. However, the amount by which the fair market value of Common Stock on the exercise date of an incentive stock option exceeds the exercise price generally will constitute an item that increases the participant’s “alternative minimum taxable income.” The federal alternative minimum tax may produce significant tax repercussions depending upon the participant’s particular tax status. In addition, to the extent that the fair market value (determined as of the date of grant) of the Common Stock with respect to which the participant’s incentive stock options are exercisable for the first time during any year exceeds $100,000, the incentive stock options for the Common Stock over $100,000 will be treated as nonqualified stock options, and not incentive stock options for federal tax purposes. The tax consequences of an untimely exercise of an incentive stock option will be determined in accordance with rules applicable to nonqualified stock options, discussed below.
If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the stock option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be. The participant’s basis in the Common
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Stock will be increased by an amount equal to the amount treated as ordinary income due to such disqualifying disposition. In this case, we may claim an income tax deduction at the time of the disqualifying disposition for the amount taxable to the participant as ordinary income.
With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of Common Stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.
Stock Appreciation Rights.   A participant generally will not recognize taxable income upon the grant or vesting of an SAR with a grant price at least equal to the fair market value of our Common Stock on the date of grant and no additional deferral feature. Upon the exercise of an SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.
Restricted Stock Awards, Restricted Stock Unit Awards and Phantom Stock Awards.   A participant generally will not have taxable income upon the grant of restricted stock, restricted stock units or phantom stock awards. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock awards only, a participant may instead elect under Section 83(b) of the IRC within 30 days of the date of transfer of the restricted shares to be taxed at ordinary income tax rates on the full fair market value of the restricted shares over the purchase price, if any, of such shares. If the election is made, the basis of the shares so acquired will be equal to the fair market value at the time of grant plus the purchase price (if any) paid by the participant. No tax will be payable upon the subsequent lapse or release of the restrictions, and any gain or loss upon disposition will be a capital gain or loss.
Unrestricted Stock Awards (Bonus stock).   Upon receipt of an unrestricted stock award, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid by the participant with respect to the shares.
Other Stock or Cash-Based Awards.   The U.S. federal income tax consequences of other stock or cash-based awards will depend upon the specific terms of each award.
Tax Consequences to the Company.   In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the IRC and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the IRC.
Code Section 409A.   Certain awards under the 2023 Plan may be considered “nonqualified deferred compensation” subject to Code Section 409A, which imposes additional requirements on the payment of deferred compensation. Generally, options and SARs with an exercise price at least equal to the fair market value of the underlying Common Stock on the date of grant and restricted stock will not be considered deferred compensation if such awards do not include any other feature providing for the deferral of compensation. Failure to follow the provisions of Code Section 409A can result in taxation to the grantee of a 20% additional tax and interest on the taxable amount and, depending on the state, additional state taxes. We intend that awards granted under the 2023 Plan comply with, or otherwise be exempt from, Code Section 409A, but make no representation or warranty to that effect.
Employment Tax.   In general, the amount that a participant recognizes as ordinary income under an award also is treated as “wages” for purposes of the Federal Insurance Contributions Act (“FICA”). The participant and the company must pay equal amounts of federal employment tax under FICA with respect to the participant’s wages. Such amounts are subject to tax withholding by us.
Tax Withholding.   We are authorized to deduct or withhold from any award granted or payment due under the 2023 Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of Common Stock or otherwise settle an award under the 2023 Plan until all tax withholding obligations are satisfied.
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VOTE REQUIRED FOR APPROVAL
Approval of the 2023 Plan requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present at the meeting, in person or represented by proxy, and entitled to vote.
OTHER MATTERS
The Company does not intend to bring any other matters before the Annual Meeting, nor does the Company have any present knowledge that any other matters will be presented by others for action at the meeting. If any other matters are properly presented, your proxy card authorizes the people named as proxy holders to vote using their judgment.
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APPENDIX A
WASTE MANAGEMENT, INC.
2023 STOCK INCENTIVE PLAN
I. PURPOSE OF THE PLAN
The purpose of the WASTE MANAGEMENT, INC. 2023 STOCK INCENTIVE PLAN (the “Plan”) is to provide a means through which WASTE MANAGEMENT, INC., a Delaware corporation (the “Company”), and its Affiliates may attract and retain able persons to serve as Directors or Consultants or to enter the employ of the Company and its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership or other awards, thereby strengthening their concern for the welfare of the Company and its Affiliates and their desire to remain employed by, or continue providing services to, the Company and its Affiliates. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates. Accordingly, the Plan provides for granting Incentive Stock Options, Options that do not constitute Incentive Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards, Phantom Stock Awards, Bonus Stock Awards, Cash Awards, Other Stock-Based Awards or any combination of the foregoing, as is best suited to the circumstances of the particular Eligible Person as provided herein.
II. DEFINITIONS
The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:
(a)   “Affiliate” means any corporation, partnership, limited liability company or partnership, association, trust, or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.
(b)   “Award” means, individually or collectively, any Option, Restricted Stock Award, Restricted Stock Unit Award, Phantom Stock Award, Bonus Stock Award, Cash Award or Other Stock-Based Award.
(c)   “Award Agreement” means, a written agreement between the Company and a Participant with respect to an Award, which may also be in electronic form.
(d)   “Board” means the Board of Directors of the Company.
(e)   “Bonus Stock Award” means an Award granted under Paragraph XI of the Plan.
(f)   “Bonus Stock Award Agreement” means a written agreement between the Company and a Participant with respect to a Bonus Stock Award.
(g)   “Cash Award” means an Award denominated in cash granted under Paragraph XII.
(h)   “Change of Control Value” shall have the meaning assigned to such term in Paragraph XIV(c) of the Plan.
(i)   “Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.
(j)   “Committee” means the Management Development and Compensation Committee of the Board or such other committee that is selected by the Board, in conformance with Paragraph IV(a).
(k)   “Common Stock” means the common stock, par value $0.01 per share, of the Company, or any security into which such common stock may be changed by reason of any transaction or event of the type described in Paragraph XIV.
(l)   “Company” means Waste Management, Inc., a Delaware corporation.
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(m)   “Consultant” means any person who is not an Employee or a Director and who is providing advisory or consulting services to the Company or any Affiliate.
(n)   “Corporate Change” shall have the meaning assigned to such term in Paragraph XIV(c) of the Plan.
(o)   “Director” means an individual who is a member of the Board, or, where the context of the Plan so permits, a member of the board of directors (or any analogous governing body) of an Affiliate of the Company.
(p)   “Dividend Equivalents” means an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable by the Company on one share of Common Stock to stockholders of record, which, in the discretion of the Committee, may be awarded in connection with any Award (except for an Option or Stock Appreciation Right) under the Plan on a like number of shares of Common Stock under such Award.
(q)   “Effective Date” shall have the meaning assigned to such term in Paragraph III.
(r)   “Eligible Person” means any individual who, as of the date of grant of an Award, is an officer or Employee of the Company or of any Affiliate, and any other person who provides services to the Company or any Affiliate, including Directors of the Company; provided, however, that, any such individual must be an “employee” of the Company or any of its parents or subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 if such individual is granted an Award that may be settled in Common Stock. An Employee on leave of absence may be an Eligible Person.
(s)   “Employee” means any person (including a Director) in an employment relationship with the Company or any Affiliate.
(t)   “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(u)   “Fair Market Value” means, as to a share of Common Stock, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the average of the highest and lowest sales price per share of such Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if shares of Common Stock are not so listed but are quoted by The Nasdaq Stock Market, Inc., the average of the highest and lowest sales price per share of Common Stock reported on the consolidated transaction reporting system for The Nasdaq Stock Market, Inc., or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing as quoted by The Nasdaq Stock Market, Inc. on that date, (iii) if shares of Common Stock are not so listed or quoted, the average of the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations are available, as reported by The Nasdaq Stock Market, Inc., or, if not reported by The Nasdaq Stock Market, Inc., by the National Quotation Bureau Incorporated or (iv) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose or any other valuation deemed to be consistent with the requirements of the Nonqualified Deferred Compensation Rules.
(v)   “Forfeiture Restrictions” shall have the meaning assigned to such term in Paragraph VIII(a) of the Plan.
(w)   “Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Code.
(x)   “Nonqualified Deferred Compensation Rules” means the limitations and requirements of Section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.
(y)   “Option” means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options that do not constitute Incentive Stock Options to purchase Common Stock.
(z)   “Option Agreement” means a written agreement between the Company and a Participant with respect to an Option.
(aa)   “Other Stock-Based Award” means an Award granted to an Eligible Person under Paragraph XIII.
(bb)   “Participant” means an Eligible Person who has been granted an Award.
(cc)   “Phantom Stock Award” means an Award granted under Paragraph X of the Plan.
(dd)   “Phantom Stock Award Agreement” means a written agreement between the Company and a Participant with respect to a Phantom Stock Award.
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(ee)   “Plan” means the Waste Management, Inc. 2023 Stock Incentive Plan, as amended from time to time.
(ff)   “Prior Plan” means the Waste Management, Inc. 2014 Stock Incentive Plan.
(gg)   “Qualified Member” means a member of the Board who is (i) a “non-employee director” within the meaning of Rule 16b-3(b)(3), and (ii) “independent” under the listing standards or rules of the securities exchange upon which the Common Stock is traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules.
(hh)   “Restricted Stock Agreement” means a written agreement between the Company and a Participant with respect to a Restricted Stock Award.
(ii)   “Restricted Stock Award” means an Award granted under Paragraph VIII of the Plan.
(jj)   “Restricted Stock Unit Award” means an Award granted under Paragraph IX of the Plan.
(kk)   “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a Participant with respect to a Restricted Stock Unit Award.
(ll)   “RSUs” shall have the meaning assigned to such term in Paragraph IX(a) of the Plan.
(mm)   “Rule 16b-3” means Securities Exchange Commission Rule 16b-3 promulgated under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation, or statute fulfilling the same or a similar function.
(nn)   “Section 409A Payment Date” shall have the meaning assigned to such term in Paragraph XVI(g) of the Plan.
(oo)   “Securities Act” means the Securities Act of 1933, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.
(pp)   “Stock Appreciation Right” means a right to acquire, upon exercise of the right, Common Stock and/or, in the sole discretion of the Committee, cash having an aggregate value equal to the then excess of the Fair Market Value of the shares with respect to which the right is exercised over the exercise price therefor. The Committee shall retain final authority to determine whether a Participant shall be permitted, and to approve an election by a Participant, to receive cash in full or partial settlement of a Stock Appreciation Right.
(qq)   “Substitute Awards” shall mean Awards granted or shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines.
III. EFFECTIVE DATE AND DURATION OF THE PLAN
The Plan shall become effective following (a) its adoption by the Board and (b) its approval by the stockholders of the Company within 12 months of such adoption in a manner that satisfies the requirements of Section 422 of the Code and the regulations thereunder (the “Effective Date”). Notwithstanding any provision in the Plan to the contrary, no Option shall be exercisable, no Restricted Stock Award, Bonus Stock Award, Cash Award, or Other Stock-Based Award shall be granted, and no Restricted Stock Unit Award or Phantom Stock Award shall vest or become satisfiable prior to the Effective Date. No further Awards may be granted under the Plan after 10 years from the Effective Date. The Plan shall remain in effect until all Options granted under the Plan have been exercised or expired, all Restricted Stock Awards granted under the Plan have vested or been forfeited, and all Restricted Stock Unit Awards, Phantom Stock Awards, Bonus Stock Awards, Cash Awards, and Other Stock-Based Awards have been settled, forfeited, or expired.
IV. ADMINISTRATION
(a)   Composition of Committee.   The Plan shall be administered by a committee of, and appointed by, the Board that shall be comprised solely of two or more Qualified Members.
(b)   Powers.   Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine which Eligible Persons shall receive an Award, the time or times when such Award shall be made, the type of Award that shall be made, the number of shares of Common Stock to be subject to each Option, Restricted Stock Award, or Bonus Stock Award, and the number of shares of Common Stock to be subject to or the value of each Restricted Stock Unit Award, Phantom Stock Award, or Other Stock-Based Award. In making such determinations the Committee shall take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contribution to the Company’s success, and such other factors as the Committee in its sole discretion shall deem relevant.
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(c)   Additional Powers.   The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective agreements executed hereunder, to prescribe, amend, suspend or waive rules and regulations relating to the Plan, to determine the terms, restrictions, and provisions of the agreement relating to each Award, including such terms, restrictions, and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may, in its discretion, amend the terms of any Award Agreement provided the amendment (i) is not adverse to the Participant, or (ii) is consented to by the Participant. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent the Committee shall deem expedient to carry the Plan or any such agreement into effect. All determinations and decisions made by the Committee on the matters referred to in this Paragraph IV and in construing the provisions of the Plan shall be conclusive.
(d)   Delegation of Authority by the Committee.   Notwithstanding the preceding provisions of this Paragraph IV or any other provision of the Plan to the contrary, subject to the constraints of applicable law, the Committee may from time to time, in its sole discretion, delegate to the Chief Executive Officer of the Company (the “CEO”) the administration (or interpretation of any provision) of the Plan, and the right to grant Awards under the Plan, insofar as such administration (and interpretation) and power to grant Awards relates to any person who is not then subject to Section 16 of the Exchange Act (including any successor section to the same or similar effect). Any such delegation may be effective only so long as the CEO is a member of the Board, and the Committee may revoke such delegation at any time. The Committee may put any conditions and restrictions on the powers that may be exercised by the CEO upon such delegation as the Committee determines in its sole discretion. In the event of any conflict in a determination or interpretation under the Plan as between the Committee and the CEO, the determination or interpretation, as applicable, of the Committee shall be conclusive.
(e)   Authority as to Non-Employee Directors.   The Committee’s actions respecting grants of Awards to non-employee Directors shall be in accordance with Board approval.
(f)   Liability.   The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee of the Company or any Affiliate, the Company’s legal counsel, independent auditors, Consultants or any other agents assisting in the administration of the Plan. No member of the Committee or its delegatee shall be liable for actions or inactions under the Plan except for willful misconduct or as expressly provided by law.
(g)   Participants in Non-U.S. Jurisdictions.   Notwithstanding any provision of the Plan to the contrary, to comply with applicable laws in countries other than the United States in which the Company or any Affiliate operates or has employees, directors, or other service providers from time to time, or to ensure that the Company complies with any applicable requirements of foreign securities exchanges, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of the Affiliates shall be covered by the Plan; (ii) determine which Employees, Directors, or other service providers outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to any Employees, Directors, or other service providers outside the United States to comply with applicable foreign laws or listing requirements of any foreign exchange; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as appendices), provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Paragraph V; and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.
V. SHARES SUBJECT TO THE PLAN; AWARD LIMITS; GRANT OF AWARDS
(a)   Shares Subject to the Plan and Award Limits.   Subject to adjustment in the same manner as provided in Paragraph XIV with respect to shares of Common Stock subject to Options then outstanding, and subject to adjustment as provided in this Paragraph, the aggregate maximum number of shares of Common Stock that may be issued under the Plan, and the aggregate maximum number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options, shall not exceed 15,161,485 shares, which will be further reduced by one share for every share
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subject to an equity-based award granted under our Prior Plan after March 14, 2023 and prior to the effective date of the Plan. No new awards will be granted under the Prior Plan. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Plan. In addition, shares issued under the Plan (or under the Prior Plan) that are forfeited back to the Plan, shares subject to any Award (or any award under the Prior Plan) that expires, is cancelled or settled for cash, in each such case, to the extent of such forfeiture, expiration, cancellation or cash settlement, such shares shall be added to the shares available for Awards under the Plan on a one-for-one basis. Shares (i) surrendered in payment of the exercise price or purchase price of an Award, (ii) shares withheld for payment of applicable employment taxes and/or withholding obligations associated with an Award, (iii) shares subject to a Stock Appreciation Right that are not issued in connection with its stock settlement on exercise thereof, and (iv) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options, in all such cases, shall not be added back to the Plan and shall not again be available for the grant of an Award under the Plan. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with generally accepted accounting principles in the United States) of all Awards granted to any non-employee Director during any single calendar year, plus the total cash compensation paid to such non-employee Director for services rendered for such calendar year, shall not exceed $1,000,000; provided, however, that this limitation shall not apply to any amounts, including any severance, consulting fees or similar fees, paid to a non-employee Director for prior or current service as an employee or consultant of the Company; and provided, further, that any deferred compensation shall be counted for purposes of this limitation in the year it is first earned regardless of when paid or settled.
(b)   Grant of Awards.   The Committee may from time to time grant Awards to one or more Eligible Persons.
(c)   General Terms of Awards.   Awards granted under the Plan may, in the absolute discretion of the Committee, be granted either alone, in addition to, or in tandem with any other Award. In the event dividends or Dividend Equivalents are awarded in connection with any Award, such dividends or Dividend Equivalents shall be accrued in a bookkeeping account on behalf of the Participant during all applicable vesting periods and will be settled only in conjunction with the settlement of the underlying Award (or vested portion thereof). In addition, the Committee may, in its absolute discretion impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Paragraph IV), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including subjecting such awards to service- or performance-based vesting conditions. Without limiting the scope of the preceding sentence, with respect to any performance-based conditions, (i) the Committee may use one or more business criteria or other measures of performance as it may deem appropriate in establishing any performance goals applicable to an Award, (ii) any such performance goals may relate to the performance of the Participant, the Company (on a consolidated basis), or to specified subsidiaries, business or geographical units or operating areas of the Company, (iii) the performance period or periods over which performance goals will be measured shall be established by the Committee, and (iv) any such performance goals and performance periods may differ among Awards granted to any one Participant or to different Participants. To the extent provided in an Award Agreement, the Committee may exercise its absolute discretion to reduce or increase the amounts payable under any Award.
(d)   Stock Offered.   Subject to the limitations set forth in Paragraph V(a), the stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such shares that remain unissued and that are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. The shares of the Company’s stock to be issued pursuant to any Award may be represented by physical stock certificates or may be uncertificated. Notwithstanding references in the Plan to certificates, the Company may deliver uncertificated shares of Common Stock in connection with any Award.
(e)   Acquired Companies.   If a company is acquired by or combined with the Company and has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available under such pre-existing plan (as adjusted, to the extent appropriate) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for issuance under the Plan. Awards using such available shares shall be made prior to the date that awards could have been made under the pre-existing plan and shall be made to individuals who were not Eligible Persons prior to such acquisition or combination. Moreover, shares of
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Common Stock respecting Awards granted upon the assumption of, or in substitution or exchange for, awards outstanding under such pre-existing plan shall not reduce the shares of Common Stock authorized for issuance under the Plan.
(f)   Minimum Vesting Periods.   Subject to Paragraph XIV, any equity-based Award (or portion thereof) granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted (excluding, for this purpose, any (i) Substitute Awards and (ii) shares delivered in lieu of fully vested cash Awards); provided, however, that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to 5% of the shares of Stock available pursuant to Paragraph V(a) (subject to adjustment pursuant to Paragraph XIV) may be granted to any one or more Eligible Persons without respect to and/or administered without regard for this minimum vesting provision. No Award Agreement shall be permitted to reduce or eliminate the requirements of this subparagraph (f). Nothing in this subparagraph (f) shall preclude the Committee from permitting accelerated vesting of any Award (including in cases of retirement, death, disability or a Corporate Change) in the terms of an Award or otherwise, for any reason in accordance with this Plan.
VI. ELIGIBILITY
Awards may be granted only to persons who, at the time of grant, are Eligible Persons. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Phantom Stock Award, a Bonus Stock Award, a Cash Award, an Other Stock-Based Award or any combination thereof.
VII. STOCK OPTIONS
(a)   Option Period.   The term of each Option, and each Stock Appreciation Right, shall be as specified by the Committee at the date of grant, but in no event shall an Option, or a Stock Appreciation Right, be exercisable after the expiration of 10 years from the date of grant.
(b)   Limitations on Exercise of Option.   An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.
(c)   Special Limitations on Incentive Stock Options.   An Incentive Stock Option may be granted only to an individual who is employed by the Company or any “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) of the Company at the time the Option is granted. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations, within the meaning of Section 424 of the Code, exceeds $100,000 or such other amount as may be prescribed under Section 422 of the Code or applicable regulations or rulings from time to time, such Incentive Stock Options shall be treated as Options that do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury regulations, and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Option is granted, the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. Except as otherwise provided in Sections 421 or 422 of the Code, an Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative.
(d)   Option Agreement.   Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Option as an Incentive Stock Option under Section 422 of the Code. Each Option Agreement shall specify the effect of termination of (i) employment, (ii) the consulting or advisory relationship or (iii) membership on the Board or the board of directors (or analogous governing body) of an Affiliate of the Company, as applicable, on the exercisability of the Option. An Option Agreement may provide for the payment of the option price, in
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whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Moreover, an Option Agreement may provide for a “cashless exercise” of the Option by establishing procedures satisfactory to the Committee with respect thereto. Further, an Option Agreement may provide, on such terms and conditions as the Committee in its sole discretion may prescribe, for the grant of a Stock Appreciation Right in connection with the grant of an Option and, in such case, the exercise of the Stock Appreciation Right shall result in the surrender of the right to purchase a number of shares under the Option equal to the number of shares with respect to which the Stock Appreciation Right is exercised (and vice versa). In the case of any Stock Appreciation Right that is granted in connection with an Incentive Stock Option, such right shall be exercisable only when the Fair Market Value of the Common Stock exceeds the exercise price specified therefor in the Option or the portion thereof to be surrendered. The terms and conditions of the respective Option Agreements need not be identical. The Committee may, in its sole discretion, amend an outstanding Option Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan (including, without limitation, an amendment that accelerates the time at which the Option, or a portion thereof, may be exercisable), provided that, except as otherwise provided in the Plan or the applicable Option Agreement, any such amendment shall not materially reduce the rights of a Participant without the consent of such Participant.
(e)   Option Price and Payment.   The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but, subject to the special limitations on Incentive Stock Options set forth in Paragraph VII(c) and to adjustment as provided in Paragraph XIV, such purchase price shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option.
(f)   Restrictions on Repricing of Options.   Except as provided in Paragraph XIV, the Committee may not, without approval of the stockholders of the Company, (i) amend any outstanding Option Agreement to lower the option price, (ii) cancel and replace any outstanding Option Agreement with Option Agreements having a lower option price or (iii) repurchase any Option (or any exchange of such Option for cash or another Award) at a time when the Fair Market Value of the Common Stock is less than the exercise price of the Option.
(g)   Stockholder Rights and Privileges.   The Participant shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock as have been purchased under the Option and for which shares of stock have been issued to the Participant.
(h)   Options and Rights in Substitution for Options Granted by Other Employers.   Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for options and such rights held by individuals providing services to corporations or other entities who become Eligible Persons as a result of a merger or consolidation or other business transaction with the Company or any Affiliate.
VIII. RESTRICTED STOCK AWARDS
(a)   Forfeiture Restrictions to be Established by the Committee.   Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on transferability by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance measures, as described in Paragraph V(c), (ii) the Participant’s continued employment with the Company or one of its Affiliates or continued service as a Consultant or Director for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion, or (iv) a combination of any of the foregoing. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee.
(b)   Other Terms and Conditions.   The Participant shall have the right to receive dividends with respect to Common Stock subject to a Restricted Stock Award, to vote Common Stock subject thereto, and to enjoy all other stockholder rights, except that (i) the Participant shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of the stock until the Forfeiture Restrictions have expired, (iii) the
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Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of or encumber the stock until the Forfeiture Restrictions have expired, (iv) dividends will not be paid on outstanding Restricted Stock Awards until the Forfeiture Restrictions have expired, although dividends may accrue subject to satisfaction of the Forfeiture Restrictions, and (v) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall result in a forfeiture of the Restricted Stock Award as determined by the Committee. At the time a Restricted Stock Award is granted, the Committee may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a Consultant or Director (by retirement, disability, death, or otherwise) of a Participant prior to expiration of the Forfeitures Restrictions. Such additional terms, conditions, or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award.
(c)   Payment for Restricted Stock.   The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Participant shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.
(d)   Committee’s Discretion to Accelerate Vesting of Restricted Stock Awards.   The Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Common Stock awarded to a Participant pursuant to a Restricted Stock Award and, upon such vesting, all Forfeiture Restrictions applicable to such Restricted Stock Award shall terminate as of such date. Any action by the Committee pursuant to this Subparagraph (d) may vary among individual Participants and may vary among the Restricted Stock Awards held by any individual Participant.
(e)   Restricted Stock Agreements.   At the time any Award is made under this Paragraph VIII, the Company and the Participant shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical. Subject to the restriction set forth in the first sentence of Subparagraph (d) above, the Committee may, in its sole discretion, amend an outstanding Restricted Stock Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan, provided that, except as otherwise provided in the Plan or the applicable Restricted Stock Agreement, any such amendment shall not materially reduce the rights of a Participant without the consent of such Participant.
IX. RESTRICTED STOCK UNIT AWARDS
(a)   Restricted Stock Unit Awards.   The Committee is authorized to grant restricted stock units (“RSUs”) to Eligible Persons.
(b)   Restrictions.   RSUs shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose.
(c)   Performance Conditions.   In accordance with Paragraph VI, the Committee, in its absolute discretion, may subject any Restricted Stock Unit Award, at the date of grant or thereafter, to performance-based vesting conditions. Without limiting the scope of the preceding sentence, with respect to any performance-based conditions, (i) the Committee may use one or more business criteria or other measures of performance as it may deem appropriate in establishing any performance goals applicable to a Restricted Stock Unit Award, (ii) any such performance goals may relate to the performance of the Participant, the Company (on a consolidated basis), or to specified subsidiaries, business or geographical units or operating areas of the Company, (iii) the performance period or periods over which performance goals will be measured shall be established by the Committee, and (iv) any such performance goals and performance periods may differ among Restricted Stock Unit Awards granted to any one Participant or to different Participants.
(d)   Settlement.   Settlement of vested RSUs shall occur upon vesting or upon expiration of the deferral period specified for such RSUs by the Committee (or, if permitted by the Committee, as elected by the Participant). RSUs shall be settled by delivery of (A) a number of shares of Stock equal to the number of RSUs for which settlement is due, or (B) cash in an amount equal to the Fair Market Value of the specified number of shares of Stock equal to the number of RSUs for which settlement is due, or a combination thereof, as determined by the Committee at the date of grant or thereafter.
(e)   Deferrals.   With the consent of the Committee, amounts payable in respect of Restricted Stock Unit Awards (and accompanying Dividend Equivalent rights) may be subject to elective deferral by the Participant pursuant to the terms and conditions determined by the Committee and in accordance with the provisions of the Waste Management, Inc. 409A Deferral Savings Plan.
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(f)   Termination of Award.   A Restricted Stock Unit Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable vesting period, except as may be otherwise determined by the Committee.
(g)   Restricted Stock Unit Award Agreements.   At the time any Award is made under this Paragraph IX, the Company and the Participant shall enter into a Restricted Stock Unit Award Agreement setting forth each of the matters contemplated hereby and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Unit Award Agreements need not be identical.
X. PHANTOM STOCK AWARDS
(a)   Phantom Stock Awards.   Phantom Stock Awards are rights to receive the Fair Market Value of a share of Common Stock, or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time, which vest over a period of time as established by the Committee. The Committee may, in its discretion, require payment or other conditions of the Participant respecting any Phantom Stock Award. Specifically. A Phantom Stock Award may include, without limitation, a Stock Appreciation Right that is granted independently of an Option; provided, however, that the exercise price per share of Common Stock subject to the Stock Appreciation Right shall be (i) determined by the Committee but, subject to adjustment as provided in Paragraph XIV, such exercise price shall not be less than the Fair Market Value of a share of Common Stock on the date such Stock Appreciation Right is granted, and (ii) subject to the restrictions on repricings described in Paragraph VII(f) in the same manner as applies to Options.
(b)   Award Period.   The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period over which the Award shall vest with respect to the Participant.
(c)   Awards Criteria.   In determining the value of Phantom Stock Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate.
(d)   Payment.   Following the end of the vesting period for a Phantom Stock Award (or at such other time as the applicable Phantom Stock Award Agreement may provide), the holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in cash shall be based on the Fair Market Value of the Common Stock on the payment date or such other date as may be specified by the Committee in the Phantom Stock Award Agreement. A Participant shall not be entitled to the privileges and rights of a stockholder with respect to a Phantom Stock Award.
(e)   Termination of Award.   A Phantom Stock Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable vesting period, except as may be otherwise determined by the Committee.
(f)   Phantom Stock Award Agreements.   At the time any Award is made under this Paragraph X, the Company and the Participant shall enter into a Phantom Stock Award Agreement setting forth each of the matters contemplated hereby and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Phantom Stock Award Agreements need not be identical.
XI. BONUS STOCK AWARDS
Each Bonus Stock Award granted to a Participant shall constitute a transfer of unrestricted shares of Common Stock on such terms and conditions as the Committee shall determine. Bonus Stock Awards shall be made in shares of Common Stock and need not be subject to performance criteria or objectives or to forfeiture. The purchase price, if any, for shares of Common Stock issued in connection with a Bonus Stock Award shall be determined by the Committee in its sole discretion. The Company and the Participant shall enter into a Bonus Stock Award Agreement setting forth the terms of any such Award.
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XII. CASH AWARDS
The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of, a supplement to, or in lieu of any other Award under the Plan to Eligible Persons in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate, including for purposes of any annual or short-term incentive or other bonus program.
XIII. OTHER STOCK-BASED AWARDS
The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Common Stock or the value of securities of, or the performance of, specified Affiliates. The Committee shall determine the terms and conditions of such Other Stock-Based Awards. Common Stock delivered pursuant to an Other Stock-Based Award in the nature of a purchase right granted under this Paragraph XIII shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Common Stock, other Awards, or other property, as the Committee shall determine.
XIV. RECAPITALIZATION OR REORGANIZATION
(a)   No Effect on Right or Power.   The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s or any Affiliate’s capital structure or its business, any merger, consolidation or other business combination of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate, any sale, lease, exchange, or other disposition of all or any part of its assets or business, or any other corporate act or proceeding.
(b)   Subdivision or Consolidation of Shares; Stock Dividends.   The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share, if any, shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share, if any, shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.
(c)   Recapitalizations and Corporate Changes.   If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”), the number and class of shares of Common Stock or other property covered by an Award theretofore granted and the purchase price of Common Stock or other consideration subject to such Award shall be adjusted so that such Award shall thereafter cover the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award. If (i) the Company shall not be the surviving entity in any consummated merger, consolidation or other business combination or reorganization (or survives only as a subsidiary of an entity), (ii) the Company sells, leases, or exchanges all or substantially all of its assets to any other person or entity, (iii) the Company is dissolved and liquidated, (iv) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, the power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors of the Company, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a “Corporate Change”), then no later than (x) 10 days after such merger, consolidation, business combination, reorganization, sale, lease, or exchange of assets or dissolution and liquidation or such election of directors or (y) 30 days after a Corporate Change of the type described in clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Participant, shall effect one or more of
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the following alternatives in an equitable and appropriate manner to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, which alternatives may vary among individual Participants and which may vary among Awards held by any individual Participant, and which shall be contingent upon the occurrence of such Corporate Change: (A) accelerate the time at which Options or Stock Appreciation Rights then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all such unexercised Awards and all rights of Participants thereunder shall terminate, (B) require the mandatory surrender to the Company by all or selected Participants of some or all of the outstanding Options or Stock Appreciation Rights and/or other Awards held by such Participants (irrespective of whether such Awards are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and the Company shall pay (or cause to be paid) to each Participant an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph (d) below (the “Change of Control Value”) of the shares subject to such Awards over the exercise price(s) under such Awards for such shares, or in the case of Awards that are not appreciation awards, an amount equal to the Change of Control Value per share subject to such Awards (with any Awards subject to performance-based vesting to be calculated in accordance with the applicable Award Agreements or as otherwise determined by the Committee), or (C) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Corporate Change and to prevent the dilution or enlargement of rights (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to such Awards then outstanding), including, without limitation, adjusting such an Award to provide that the number and class of shares of Common Stock covered by such Award shall be adjusted so that such Award shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash) as determined by the Committee in its sole discretion.
(d)   Change of Control Value.   For the purposes of clause (B) in Subparagraph (c) above, the “Change of Control Value” shall equal the amount determined in the following clause (i), (ii) or (iii), whichever is applicable: (i) the per share price offered to stockholders of the Company in any such merger, consolidation, or other business combination, reorganization, sale of assets or dissolution and liquidation transaction, (ii) the per share price offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options or Stock Appreciation Rights being surrendered are exercisable (or as applicable to Awards other than Options or Stock Appreciation Rights), as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any transaction described in this Subparagraph (d) or Subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash. Notwithstanding the foregoing, the Committee shall have the right to provide that in the event of a Corporate Change of the Company, Options and Stock Appreciation Rights outstanding as of the date of the Corporate Change shall be cancelled and terminated without payment if the Fair Market Value of one share of Common Stock as of the date of the Corporate Change is less than the per share Option exercise price or Stock Appreciation Right grant price.
(e)   Other Changes in the Common Stock.   In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges, or other relevant changes in capitalization or distributions (other than ordinary dividends) to the holders of Common Stock occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph XIV, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its sole discretion as to the number and price of shares of Common Stock or other consideration subject to such Award, accelerated vesting, conversion into other securities or interests or cash settlement in exchange for cancellation in an equitable and appropriate manner so as to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under such Award. Notwithstanding the foregoing, with respect to a change that constitutes an “equity restructuring” that would be subject to a compensation expense pursuant to Accounting Standards Codification Topic 718, Compensation — Stock Compensation, or any successor accounting standard, the provisions in Subparagraph (c) above shall control to the extent they are in conflict with the discretionary provisions of this Subparagraph (e). In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, or upon the occurrence of any other event described in this Paragraph XIV, the aggregate maximum number of shares available under the Plan, and the aggregate maximum number of shares that may be issued under the Plan through Incentive Stock Options shall be appropriately adjusted to the extent, if any, determined by the Committee, whose determination shall be conclusive.
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(f)   Stockholder Action.   Any adjustment provided for in the above Subparagraphs shall be subject to any stockholder action required by applicable law or regulation or the Company’s certificate of incorporation or bylaws.
(g)   No Adjustments Unless Otherwise Provided.   Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.
XV. AMENDMENT AND TERMINATION OF THE PLAN
The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made that would materially impair the rights of a Participant with respect to an Award theretofore granted without the consent of the Participant, unless otherwise provided for in the Plan, and provided, further, that the Board may not, without approval of the stockholders of the Company, (a) amend the Plan to increase the aggregate maximum number of shares that may be issued under the Plan, increase the aggregate maximum number of shares that may be issued under the Plan through Incentive Stock Options, or change the class of individuals eligible to receive Awards under the Plan, or (b) amend or delete Paragraph VII(f).
XVI. MISCELLANEOUS
(a)   No Right To An Award.   Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted an Award, or any other rights hereunder except as may be evidenced by an Award agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.
(b)   No Employment/Membership Rights Conferred.   Nothing contained in the Plan shall (i) confer upon any Employee or Consultant any right with respect to continuation of employment or of a consulting or advisory relationship with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment or consulting or advisory relationship at any time. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board or the board of directors (or analogous governing body) of any Affiliate of the Company.
(c)   Other Laws; Withholding.   The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act, as amended, and such other state and federal laws, rules, and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules, and regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid unless otherwise determined by the Committee. The Company and any Affiliate are authorized to withhold from any Award granted, or any payment relating to an Award, including from a distribution of Common Stock, taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, the Affiliates and Participants to satisfy the payment of withholding taxes and other tax obligations relating to any Award in such amounts as may be determined by the Committee. The Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, Common Stock (including through delivery of previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate. Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with shares of Common Stock through net settlement or previously owned shares shall be approved by either a committee made up of solely two or more Qualified Members or the full Board. If such tax withholding amounts are satisfied through net settlement or previously owned shares, the maximum number of shares of Common Stock that may be so withheld or surrendered shall be the number of shares of Common Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to
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the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to such Award, as determined by the Committee.
(d)   No Restriction on Corporate Action.   Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company, any Affiliate, or the Board or the Committee as a result of any such action.
(e)   Restrictions on Transfer.   An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Paragraph VII(c)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) with the consent of the Committee. In all cases, an Award shall not be transferable to a third party financial institution for value.
(f)   Clawback.   Notwithstanding any other provisions in this Plan to the contrary, any Awards granted hereunder and any other agreement or arrangement with the Company which is subject to recovery under any law, government regulation or applicable stock exchange listing are subject to any written clawback policies that the Company may adopt either prior to or following the Effective Date of this Plan, whether required pursuant to or related to any applicable law, government regulation or stock exchange listing. Any such clawback policy may subject a Participant’s Awards and amounts received with respect to Awards to reduction, cancelation, forfeiture or recoupment if certain specified events occur, including an accounting restatement, or other events or wrongful conduct specified in any such clawback policy. The Committee will make any determination for reduction, cancelation, forfeiture or recoupment in its sole discretion and in accordance with any applicable law or regulation.
(g)   Section 409A of the Code.   It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the Nonqualified Deferred Compensation Rules, and Awards will be operated and construed accordingly, and the Committee, in its discretion, may amend any such Award, without a Participant’s consent, as necessary to avoid the imposition of additional taxes and interest under the Nonqualified Deferred Compensation Rules. Neither this Paragraph XVI(g) or any other provision of the Plan is or contains a representation to any person regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Stock underlying such Award) granted hereunder, and should not be interpreted as such. In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant or any other person on account of non-compliance with the Nonqualified Deferred Compensation Rules. Notwithstanding any provision in the Plan or an Award Agreement to the contrary, in the event that a “specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes entitled to a payment under an Award that would be subject to additional taxes and interest under the Nonqualified Deferred Compensation Rules if the Participant’s receipt of such payment or benefits is not delayed until the earlier of (i) the date of the Participant’s death, or (ii) the date that is six months after the Participant’s “separation from service,” as defined under the Nonqualified Deferred Compensation Rules (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date. Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date. For purposes of an Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules, to the extent the impact of a Corporate Change on such Award would subject a Participant to additional taxes under the Nonqualified Deferred Compensation Rules, a Corporate Change described in Paragraph XIV(c) with respect to such Award will mean both a Corporate Change and a “change in the ownership of a corporation,” “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets” within the meaning of the Nonqualified Deferred Compensation Rules as applied to the Company. The applicable provisions of the Nonqualified Deferred Compensation Rules are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.
(h)   Effect on Prior Plan.   From and after the Effective Date, no further awards or grants will be made under the Prior Plan. The Prior Plan will, however, continue in existence and operation following the Effective Date with respect to awards or grants outstanding under the Prior Plan. From and after the Effective Date, shares available for issuance under the Prior Plan will be subject to the provisions of Paragraph V(a) of the Plan. The Prior Plan is hereby amended as necessary to effect the provisions of Paragraph V(a) of the Plan.
   2023 Proxy Statement   |   A-13

(i)   Severability and Reformation.   If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Participants who are subject to Section 16 of the Exchange Act) or Section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or Section 422 of the Code, in each case, only to the extent Rule 16b-3 and such sections of the Code are applicable. With respect to Incentive Stock Options, if the Plan does not contain any provision required to be included herein under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Options cannot so qualify, that Option (to that extent) shall be deemed to not be an Incentive Stock Option for all purposes of the Plan.
(j)   Unfunded Status of Awards; No Trust or Fund Created.   The Plan is intended to constitute an “unfunded” plan for certain incentive awards. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or such Affiliate.
(k)   Nonexclusivity of the Plan.   Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.
(l)   Interpretation.   Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Words in the masculine gender shall include the feminine gender, and, where appropriate, the plural shall include the singular and the singular shall include the plural. In the event of any conflict between the terms and conditions of an Award Agreement and the Plan, the provisions of the Plan shall control. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan.
(m)   Facility of Payment.   Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.
(n)   Conditions to Delivery of Stock.   Nothing herein or in any Award Agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. In addition, each Participant who receives an Award under the Plan shall not sell or otherwise dispose of Common Stock that is acquired upon grant, exercise or vesting of an Award in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations or other requirements of the SEC or any stock exchange upon which the Common Stock is then listed. At the time of any exercise
A-14   |      2023 Proxy Statement

of an Option or Stock Appreciation Right, or at the time of any grant of any other Award, the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or settlement of any other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Common Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. Common Stock or other securities shall not be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including any exercise price, grant price, or tax withholding) is received by the Company.
(o)   Status under ERISA.   The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.
(p)   Governing Law.   The Plan shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to conflicts of laws principles thereof, except to the extent Texas law is preempted by federal law. The obligation of the Company to sell and deliver Common Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Common Stock. With respect to any claim or dispute related to or arising under the Plan, the Company and each Participant who accepts an Award hereby consent to the exclusive jurisdiction, forum and venue of the state and federal courts located in Harris County, Texas.
   2023 Proxy Statement   |   A-15

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V04680-P88386

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

WASTE MANAGEMENT, INC.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Bruce E. Chinn	☐	☐	☐
1b. James C. Fish, Jr.	☐	☐	☐
1c. Andrés R. Gluski	☐	☐	☐
1d. Victoria M. Holt	☐	☐	☐
1e. Kathleen M. Mazzarella	☐	☐	☐
1f. Sean E. Menke	☐	☐	☐
1g. William B. Plummer	☐	☐	☐
1h. John C. Pope	☐	☐	☐
1i. Maryrose T. Sylvester	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2023.	☐	☐	☐
3. Approval, on an advisory basis, of our executive compensation.	☐	☐	☐

The Board of Directors recommends you vote for 1 Year:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
4. To recommend the frequency of future advisory votes on our executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 5.	**For**	**Against**	**Abstain**
5. Approval of our 2023 Stock Incentive Plan.	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV04680-P88386For Against AbstainFor Against AbstainFor Against Abstain! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !WASTE MANAGEMENT, INC.WASTE MANAGEMENT, INC.800 CAPITOL STREETSUITE 3000HOUSTON, TX 770021e. Kathleen M. Mazzarella1c. Andrés R. Gluski1d. Victoria M. Holt1b. James C. Fish, Jr.1a. Bruce E. Chinn1f. Sean E. Menke1g. William B. Plummer1i. Maryrose T. Sylvester1h. John C. Pope1. Election of Directors2. Ratification of the appointment of Ernst & Young LLP as theindependent registered public accounting firm for 2023.3. Approval, on an advisory basis, of our executivecompensation.5. Approval of our 2023 Stock Incentive Plan.4. To recommend the frequency of future advisoryvotes on our executive compensation.The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no directionis made, this proxy will be voted FOR each of the nominees in item 1, FOR proposals 2, 3 and 5, and FOR conducting future advisory votes on our executivecompensation annually. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.NOTE: In their discretion, upon such other matters that mayproperly come before the meeting or any adjournment oradjournments thereof.The Board of Directors recommends you vote FOR eachof the nominees in item 1.The Board of Directors recommends you vote FORproposals 2 and 3.The Board of Directors recommends you votefor 1 Year:The Board of Directors recommends you vote FORproposal 5.! ! ! !1 Year 2 Years 3 Years AbstainNominees:VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of informationup until 11:59 p.m. Eastern Time on May 8, 2023. Have your proxy card in hand whenyou access the website and follow the instructions to obtain your records and to create anelectronic voting instruction form.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 p.m. Eastern Time on May 8, 2023. Have your proxy card in hand when you call andthen follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.SCAN TOVIEW MATERIALS & VOTE wV04681-P88386

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Combined Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2022 are available on the Internet at investors.wm.comWASTE MANAGEMENT, INC.Annual Meeting of StockholdersTHIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORSThe undersigned stockholder(s) of Waste Management, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Proxy Statement dated March 28, 2023, and hereby appoint(s) James C. Fish, Jr. and Charles C. Boettcher, Sr., and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Waste Management, Inc., to be held May 9, 2023, at 11:00 A.M., Central Time and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock whichthe undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side.Attention participants in 401(k) plans: If you have an interest in the Common Stock of Waste Management, Inc. through participation in the Waste Management Retirement Savings Plan, you may confidentially instruct the Trustee(s) of the plan on how to vote the shares representing your proportionate interest in such plan's assets. The Trustee(s) shall vote shares in accordance with any instructions received. Any shares for which the Trustee(s) has/have not received timely voting instructions shall be voted by the Trustee(s), pursuant to the direction of the State Street Bank and Trust Company, as Investment Manager for the Common Stock held through the plan. The voting deadline for 401(k) plan participants is 11:59 P.M. Eastern Timeon May 7, 2023.